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EXHIBIT 10.77

EXECUTION COPY

CREDIT AGREEMENT

dated as of

December 19, 2003

between

NEXTEL PARTNERS OPERATING CORP.

The SUBSIDIARY GUARANTORS Party Hereto

The LENDERS Party Hereto

J.P. MORGAN SECURITIES INC.,
as Sole Advisor, Joint Lead Arranger and Bookrunner

MORGAN STANLEY SENIOR FUNDING, INC.,
as Joint Lead Arranger and Syndication Agent

UBS SECURITIES LLC,
WACHOVIA SECURITIES and
GENERAL ELECTRIC CAPITAL CORPORATION,
as Co-Documentation Agents

and

JPMORGAN CHASE BANK,
as Administrative Agent

$475,000,000

Opinion of Special New York Counsel to JPMCB

i

ii

SCHEDULE I	—	Commitments
SCHEDULE II	—	Material Agreements and Liens
SCHEDULE III	—	FCC Compliance
SCHEDULE IV	—	Litigation
SCHEDULE V	—	Environmental Matters
SCHEDULE VI	—	Subsidiaries and Investments
SCHEDULE VII	—	Licenses/Network Area
SCHEDULE VIII	—	Real Property
SCHEDULE IX	—	Employee Benefit Plans
EXHIBIT A	—	Form of Assignment and Acceptance
EXHIBIT B	—	Form of Security Agreement
EXHIBIT C	—	Form of Parent Guaranty and Pledge Agreement
EXHIBIT D	—	Form of NWIP Undertaking
EXHIBIT E	—	Form of Perfection Certificate
EXHIBIT F	—	Form of Guarantee Assumption Agreement
EXHIBIT G	—	Form of Consent to Assignment
EXHIBIT H	—	Form of Realco Agreement
EXHIBIT I	—	Form of Opinion of Counsel to the Obligors
EXHIBIT J	—	Form of Opinion of FCC Counsel
EXHIBIT K	—	Form of Opinion of Special Counsel to JPMCB
EXHIBIT L	—	Form of Compliance Certificate
EXHIBIT M	—	Form of Waiver
EXHIBIT N	—	Form of Management Agreement

iii

        CREDIT AGREEMENT dated as of December 19, 2003, between NEXTEL PARTNERS OPERATING CORP., the SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto, and JPMORGAN CHASE BANK, as Administrative Agent.

        The Borrower (as hereinafter defined) has requested that the Lenders (as so defined) make loans and extend credit to it, in an aggregate principal or face amount not exceeding $475,000,000, to finance the operations of the Borrower and its subsidiaries, to refinance certain existing indebtedness of the Borrower and its subsidiaries and to enable certain acquisitions and capital expenditures by the Borrower and its subsidiaries, and for other general corporate purposes. The Parent (as so defined) and each of the Subsidiary Guarantors (as so defined), have agreed, jointly and severally, to guarantee the Borrower's obligations under the loans. The Lenders are prepared to extend such credit upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

        SECTION 1.01.    Defined Terms.    As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Additional Parent Debt" means unsecured Debt of the Parent (other than any Debt in respect of the Senior Notes) issued on or after the Effective Date, in accordance with the terms and conditions set forth in Section 6.05 of the Parent Guaranty and Pledge Agreement.

          "Adjusted Applicable Margin" means the Applicable Margin with respect to an Incremental Term Loan plus to the extent such Incremental Term Loan is issued at less than par, an amount (expressed as a percentage) equal to the quotient of ((x) 100% minus (y) the issue price (expressed as a percentage) of such Incremental Term Loan) divided by the lesser of three and the number of years until such Incremental Term Loan matures.

          "Adjusted Leverage Ratio" means, at any Test Date, the ratio of (a) Total Debt outstanding on such Test Date to (b) Annualized EBITDA for the period ending on the last day of the Fiscal Quarter ending on or most recently ended prior to such Test Date, provided that in determining Total Debt as at such date, there shall be excluded any Convertible Senior Notes if the average of the last sale price of the Parent Common Stock on the NASDAQ National Market for the 10 consecutive trading day period immediately prior to the Test Date is greater than 130% of the conversion price applicable to the Convertible Senior Notes.

          "Adjusted LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

          "Administrative Agent" means JPMCB, in its capacity as the administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be

  "controlled by" any other Person if such other Person possesses, directly or indirectly, power (i) to vote 10% or more of the Capital Stock (on a fully diluted basis) of such Person having ordinary voting power for the election of directors or managing general partners, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Agreement in Support of Charter Obligations" means the Agreement in Support of Charter Obligations, dated as of January 29, 1999, between NWIP and the Parent.

          "Agreement Specifying Obligations of, and Limiting Liability and Recourse to, Nextel" means the Agreement Specifying Obligations of, and Limiting Liability and Recourse to, Nextel, dated as of January 29, 1999, among Nextel, the Parent and the Borrower.

          "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate for such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

          "Analog Management Agreement" means the Analog Management Agreement, dated as of January 29, 1999, by and between the Borrower and NWIP.

          "Annualized EBITDA" means, for the period ending on the last day of any Fiscal Quarter, the product of (a) Consolidated EBITDA for the two consecutive Fiscal Quarters ending on such last day, multiplied by (b) two.

          "Applicable Margin" means, for any day, with respect to any ABR Loan or Eurodollar Loan of any Class in the case of any Revolving Loan and any Tranche B Term Loan during any Interest Accrual Period (as defined below), the respective rates indicated below for such Revolving Loan or Tranche B Term Loan, of such Type opposite the applicable Leverage Ratio indicated below for such Interest Accrual Period:

	Revolving Loans		Tranche B Term Loans
Leverage Ratio	Eurodollar Loans	ABR Loans	Eurodollar Loans	ABR Loans
Greater than 8.00 to 1	3.000%	2.000%	3.00%	2.00%
Less than or equal to 8.00 to 1 and greater than 7.00 to 1	2.750%	1.750%	3.00%	2.00%
Less than or equal to 7.00 to 1 and greater than 6.00 to 1	2.500%	1.500%	3.00%	2.00%
Less than or equal to 6.00 to 1 and greater than 5.00 to 1	2.000%	1.000%	3.00%	2.00%
Equal to 5.00 to 1	1.500%	0.500%	3.00%	2.00%
Less than 5.00 to 1	1.500%	0.500%	2.75%	1.75%

          The Applicable Margin, with respect to any Type of Incremental Term Loans of any Series, shall be agreed upon at the time Incremental Term Loan Commitments of such Series are established pursuant to Section 2.01(c).

          For purposes of this definition, an "Interest Accrual Period" means the period commencing during any fiscal quarter on the date (the "Change Date") that the Administrative Agent receives the certificate referred to in the next following paragraph to but not including the Change Date in the immediately following fiscal quarter. The Leverage Ratio for any Interest Accrual Period after the initial Interest Accrual Period shall be determined on the basis of a certificate of the chief financial officer of the Borrower, or any other senior financial officer setting forth a calculation of the Leverage Ratio as at the last day of the fiscal quarter ending immediately prior to the first day of such Interest Accrual Period, each of which certificates shall be delivered together with the financial statements for the fiscal quarter on which such calculation is based.

          Anything in this Agreement to the contrary notwithstanding, the Applicable Margin shall be, (i) in the case of Revolving Loans, 2.00% with respect to ABR Loans and 3.00% with respect to Eurodollar Loans until the Interest Accrual Period commencing on the date of the receipt by the Administrative Agent of the certificate referred to in the immediately preceding paragraph setting forth the calculation of the Leverage Ratio as at the fiscal quarter ending December 31, 2003, (ii) in the case of Tranche B Term Loans, 2.00% with respect to ABR Loans and 3.00% with respect to Eurodollar Loans until the Interest Accrual Period commencing on the date of receipt by the Administrative Agent of the Certificate referred to in the immediately preceding paragraph setting forth the calculation of the Leverage Ratio as at the fiscal quarter ended December 31, 2004 and (iii) in the case of Revolving Loans and Tranche B Term Loans, the highest rates set forth in the schedule above during any period when an Event of Default shall have occurred and be continuing, or if the Borrower shall default in the delivery of any financial statements pursuant to Section 6.01.

          Anything in this Agreement to the contrary notwithstanding, in the event that the Adjusted Applicable Margin for any series of Incremental Term Loans shall be greater than 0.25% above the Applicable Margin for Tranche B Term Loans, the Applicable Margin for Tranche B Term Loans will be adjusted so that it is at least equal to 0.25% below the Adjusted Applicable Margin on the Incremental Term Loans.

          "Applicable Percentage" means (a) with respect to any Revolving Credit Lender for purposes of Section 2.04 or in respect of any indemnity claim under Section 10.03(c) arising out of an action or omission of the Issuing Lender under this Agreement, the percentage of the total Revolving Credit Commitments represented by such Revolving Credit Lender's Revolving Credit Commitment, and (b) with respect to any Lender in respect of any indemnity claim under Section 10.03(c) arising out of an action or omission of the Administrative Agent under this Agreement, the percentage of the total Commitments or Loans of both Classes hereunder represented by the aggregate amount of such Lender's Commitments or Loans of both Classes hereunder. If the Revolving Credit Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

          "Approved Affiliate Agreements" means, collectively, the Transaction Documents and agreements in respect of transactions with Affiliates which have been approved by a majority of disinterested directors of the board of directors of the Borrower pursuant to clause (c) of the proviso to Section 7.10.

          "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A hereto or any other form approved by the Administrative Agent.

          "Authorized Officer" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders.

          "Basic Documents" means, collectively, the Loan Documents and the Nextel Operating Agreements.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower" means Nextel Partners Operating Corp., a Delaware corporation.

          "Borrowing" means (a) all ABR Loans of the same Class made, converted or continued on the same date or (b) all Eurodollar Loans of the same Class that have the same Interest Period.

          "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

          "Business Day" means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurodollar Borrowing, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Expenditures" means, for any period, the sum, without duplication, of (i) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures (excluding expenditures made in connection with the replacement or restoration of assets to the extent such replacement or restoration is financed with insurance proceeds paid on account of the loss of or damage to the assets so replaced or restored or awards of compensation arising from the taking by condemnation or eminent domain of the assets so replaced), and (ii) the aggregate amount of the principal component of all Capitalized Lease Liabilities for any capitalized leases entered into during such period by the Borrower and its Subsidiaries.

          "Capital Stock" means, with respect to any Person, (i) any and all shares, interests, participations, rights or other equivalents of or interests in (however designated) corporate or capital stock, including, without limitation, shares of preferred or preference stock of such Person, (ii) all partnership interests (whether general or limited) in such Person, (iii) all membership interests or limited liability company interests in such Person, and (iv) all other equity or ownership interests in such Person of any other type.

          "Capitalized Lease Liabilities" means, without duplication, all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Cash Equivalent Investment" means, at any time:

            (a)   any evidence of Indebtedness, maturing not more than one year after such time, issued directly by the United States of America or any agency thereof or guaranteed by the United States of America or any agency thereof;

            (b)   commercial paper, maturing not more than nine months from the date of issue, which is issued by (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-l by S&P or P-l by Moody's, or (ii) any Lender (or its holding company);

            (c)   any time deposit, certificate of deposit or bankers acceptance, maturing not more than one year after such time, maintained with or issued by either (i) a commercial banking institution (including U.S. branches of foreign banking institutions) that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or (ii) any Lender;

            (d)   short-term tax-exempt securities rated not lower than MIG-1/1+ by either Moody's or S&P with provisions for liquidity or maturity accommodations of 183 days or less;

            (e)   repurchase agreements (i) which, are entered into with any entity referred to in clause (b) or (c) above or any other financial institution whose unsecured long-term debt (or the unsecured long-term debt of whose holding company) is rated at least A- or better by S&P or Baa1 or better by Moody's and maturing not more than one year after such time, (ii) which, in the event treated as a secured loan, would be secured by a fully perfected security interest in securities of the type referred to in clause (a) above and (iii) involving securities which have a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into; or

            (f)    any money market or similar fund the assets of which are comprised at least 90% of any of the items specified in clauses (a) through (d) above and as to which withdrawals are permitted at least every 90 days.

          "Casualty Event" means the damage, destruction, or condemnation, as the case may be, of any property of the Borrower or any Subsidiaries.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

          "Change in Control" means (i) the failure of the Parent at any time to own, free and clear of all Liens and encumbrances (other than Liens permitted to exist under clauses (a), (e) and (h) of Section 7.03), all right, title and interest in 100% of the Capital Stock of the Borrower; (ii) the failure of Nextel at any time to own, free and clear of all Liens and encumbrances (other than Liens arising under the Shareholders' Agreement) all right, title and interest in at least 51% (on a fully diluted basis) of the Capital Stock of the Parent owned by Nextel on the Effective Date; or (iii) the acquisition of ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than Nextel and its Subsidiaries, of a number of shares of capital stock of the Parent sufficient to have and exercise voting power for the election of a majority of the board of directors of the Parent.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's or the Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Revolving Loans, Tranche B Term Loans or Incremental Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Tranche B Term Loan Commitment or Incremental Term Loan Commitment.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral Account" has the meaning assigned to such term in Section 4.01 of the Security Agreement.

          "Commitment" means a Revolving Credit Commitment, Tranche B Term Loan Commitment or Incremental Term Loan Commitment, or any combination thereof (as the context requires).

          "Communications Act" means the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations and published policies of the FCC thereunder, all as amended and as the same may be in effect from time to time.

          "Compliance Certificate" means the Compliance Certificate subsubstantially in the form of Exhibit L hereto.

          "Consent to Assignment" means a Consent to Assignment executed and delivered between one or more of the parties to the Nextel Operating Agreements and the Administrative Agent, substantially in the form of Exhibit G hereto.

          "Consolidated Cash Interest Expense" means, for any period on a consolidated basis for the Parent and its Subsidiaries, (a) Consolidated Interest Expense for such period minus (b) the aggregate amount of pay-in-kind or accreted Consolidated Interest Expense for such period not involving any payment in cash.

          "Consolidated EBITDA" means, for any applicable period, the sum (without duplication) for the Parent and its Subsidiaries on a consolidated basis of

            (a)   Consolidated Net Income, plus

            (b)   the amount deducted in determining Consolidated Net Income representing non-cash charges, including depreciation and amortization and any non-cash expenses incurred by the Parent representing a valuation charge for annual awards of management stock options or as a result of the vesting of restricted stock, plus

            (c)   the amount deducted in determining Consolidated Net Income representing income or franchise taxes (whether paid or deferred), plus

            (d)   the amount deducted in determining Consolidated Net Income representing Consolidated Interest Expense, plus

            (e)   to the extent received by the Parent or any of its Subsidiaries, cash dividends from Investments in Permitted Joint Ventures not constituting Subsidiaries of the Parent or the Borrower, minus

            (f)    Restricted Payments of the type referred to in clause (b) of Section 7.06 made during such period.

          "Consolidated Interest Expense" means, for any applicable period, the aggregate consolidated interest expense (whether cash or non-cash) of the Parent and its Subsidiaries for such applicable period, as determined in accordance with GAAP, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense and the aggregate amount of pay-in-kind or accreted Consolidated Interest Expense for such period not involving a payment in cash.

          "Consolidated Net Income" means, for any period, the net income of the Parent and its Subsidiaries for such period on a consolidated basis (including cash income received by the Parent and its Subsidiaries from Investments in Permitted Joint Ventures), excluding extraordinary or non-recurring gains, credits, losses and expenses.

          "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of capital stock of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

          "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA, or for purposes of Section 412, Section 414(m) or Section 414(o) of the Code.

          "Convertible Senior Notes" mean the 1 1/2% Convertible Senior Notes due 2008 of the Parent.

          "Current Assets" means, on any date, without duplication, all assets which, in accordance with GAAP, would be included as current assets on a consolidated balance sheet of the Borrower and its Subsidiaries at such date as current assets (excluding, however, amounts due and to become due from Affiliates of the Borrower which have arisen from transactions which are neither arm's-length and in the ordinary course of its business nor pursuant to an Approved Affiliate Agreement).

          "Current Liabilities" means, on any date, without duplication, all amounts which, in accordance with GAAP, would be included as current liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, excluding current maturities of Indebtedness.

          "Debt" means, without duplication, the outstanding principal amount of all Indebtedness of the Parent and its Subsidiaries that is of the type referred to in clause (a), (b), (c) or (e) of the definition of "Indebtedness" and any Contingent Liability in respect of any of the foregoing.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Dollars" or "$" refers to lawful money of the United States of America.

          "Effective Date" means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.02).

          "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article VIII.

          "Excess Cash Flow" means, for any applicable period, the excess (if any), of

            (a)   Consolidated EBITDA for such applicable period; minus

            (b)   the sum, without duplication (for such applicable period) of (i) Consolidated Cash Interest Expense (net of interest income) for such applicable period; plus (ii) scheduled payments and optional and mandatory prepayments, to the extent actually made, of the principal amount of the Tranche B Term Loans, any Incremental Term Loans or any other funded Debt (including the principal component of any Capitalized Lease Liabilities) and mandatory prepayments of the principal amount of the Revolving Loans pursuant Section 2.09(b) in connection with a reduction of the Revolving Loan Commitment Amount, in each case for such applicable period; plus (iii) all federal, state, local and foreign income and franchise taxes actually paid in cash by the Parent and its Subsidiaries and Restricted Payments made by the Borrower pursuant to clause (b) of Section 7.06 for such applicable period; plus (iv) Capital Expenditures actually made or committed to be made during such applicable period (excluding Capital Expenditures constituting Capitalized Lease Liabilities permitted pursuant to clause (f) of Section 7.02 and by way of the incurrence of Indebtedness permitted pursuant to clause (b) of Section 7.02 to a vendor of any assets to finance the acquisition of such assets); plus (v) the amount of the net increase (or minus, in the case of a net decrease) of Current Assets, other than cash and Cash Equivalent Investments, over Current Liabilities of the Parent and its Subsidiaries for such applicable period; plus (vi) Investments permitted and actually made pursuant to clauses (d), (f), and (h) of Section 7.05 during such applicable period.

          "Excluded Disposition" means any sale, transfer or other disposition (i) of inventory in the ordinary course of business, (ii) that is a Permitted Infrastructure Sale/Leaseback, (iii) that is a Permitted Tower Sale, (iv) that is a License Exchange and (v) of any asset, if the fair market value of the consideration received in connection therewith is less than $5,000,000.

          "Excluded Equity Proceeds" means any proceeds received by the Parent or the Borrower from the sale or issuance by such Person of its Capital Stock or any warrants or options in respect of any such Capital Stock or the exercise of any such warrants or options, which proceeds are received pursuant to any such sale, issuance or exercise constituting or resulting from (i) capital contributions to, or Capital Stock issuances by, the Parent or the Borrower (exclusive of any such contribution or issuance resulting from a public offering or a widely distributed private offering exempted from the registration requirements of Section 5 of the Securities Act of 1933, as amended), (ii) the sale of any Capital Stock of the Parent or the Borrower to any officer, director or employee of such Person or any of its Subsidiaries pursuant to any option, warrant, stock purchase plan, subscription agreement, incentive plan or similar arrangement with any officer, employee or director of such Person or any of its Subsidiaries or (iii) any loan made by the Parent, the Borrower or any of their respective Subsidiaries pursuant to clause (f) of Section 7.05.

          "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United

  States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 2.15(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

          "Existing Credit Agreement" means the Amended and Restated Credit Agreement, dated as of September 9, 1999 among the Borrower, the lenders party thereto, DLJ Capital Funding, Inc., as syndication agent, The Bank of New York, as documentation agent, Bank of Montreal, as the administrative agent, and Donaldson, Lufkin & Jenrette Securities Corporation, as lead arranger and sole book running manager.

          "Existing Rate Agreements" means the Swap Transaction entered into on April 4, 2000 and the Swap Transaction entered into on March 12, 1999 between the Borrower and the Existing Rate Protection Provider.

          "Existing Rate Protection Provider" means the Bank of Montreal.

          "FCC" means the Federal Communication Commission, or any other similar or successor agency of the federal government administering the Communications Act.

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fiscal Quarter" means any quarter of any Fiscal Year.

          "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31 of any calendar year.

          "Fixed Charge Coverage Ratio" means, at the end of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of

            (a)   Annualized EBITDA for the period ending on the last day of such Fiscal Quarter to

            (b)   the sum (without duplication) of (i) Consolidated Cash Interest Expenses (net of interest income) for all such Fiscal Quarters; plus (ii) all scheduled payments of principal of the Tranche B Term Loans, any Incremental Term Loans and other funded Debt during all such Fiscal Quarters (exclusive, however, of (A) any payment in respect of principal of the Revolving Loans, other than any such payment to the extent resulting from a permanent decrease of the Revolving Credit Commitments and (B) scheduled payments of principal with respect to the 11% Senior Notes due 2010 and the 12.5% Senior Notes due 2009; provided, that with respect to this clause (B) only, at the end of the Fiscal Quarter being tested, (x) the Leverage Ratio is less than 2.25 to 1.0, (y) the aggregate amount of (1) cash and Cash Equivalent Investments held by the Borrower, plus (2) the available and undrawn portion of the Revolving Credit Commitments, is at least equal to $150,000,000 and (z) such scheduled principal payments with respect to the 11% Senior Notes due 2010 and/or the 12.5% Senior Notes due 2009, as the case may be have been paid in full); plus (iii) all federal, state, local and foreign income and franchise taxes actually paid in cash by the Parent and its Subsidiaries during such period, net (without duplication) of all cash tax refunds received during such period; provided, that, after giving effect to any such deductions for tax refunds, the amount calculated pursuant to this clause (iii) for any applicable period shall not be less than zero.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "GAAP" has the meaning assigned to such term in Section 1.03.

          "Governmental Authority" means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee Assumption Agreement" means a Guarantee Assumption Agreement substantially in the form of Exhibit F by an entity that, pursuant to Section 6.07(a) is required to become a "Subsidiary Guarantor" hereunder in favor of the Administrative Agent.

          "Guarantors" means the Parent, Nextel WIP License MR and the Subsidiary Guarantors.

          "Hazardous Material" means: (a) any "hazardous substance", as defined by CERCLA; (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; (c) any petroleum product; or (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

          "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other similar agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

          "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification (i) which is of a "going concern" or similar nature, (ii) which relates to the limited scope of examination of matters relevant to such financial statement, or (iii) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 7.04.

          "Incremental Term Loan", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.01(c).

          "Incremental Term Loan Commitment" means, with respect to each Incremental Term Loan Lender, and for any Series thereof, the commitment of such Incremental Term Loan Lender to make Incremental Term Loans of such Series, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or 2.08(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Incremental Term Loan Lender pursuant to Section 9.04. The aggregate amount of the Incremental Term Loan Commitments of all Series shall not exceed $200,000,000 or such higher amount to which the Required Lenders shall have consented.

          "Incremental Term Loan Lender" means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan of any Series.

          "Indebtedness" of any Person means, without duplication,

            (a)   all obligations of such Person for borrowed money or for the deferred purchase price of property or services (exclusive of deferred purchase price arrangements in the nature of open or other accounts payable owed to suppliers on normal terms in connection with the purchase of goods and services in the ordinary course of business) and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (b)   all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

            (c)   all Capitalized Lease Liabilities;

            (d)   net liabilities of such Person under all Hedging Obligations;

            (e)   whether or not so included as liabilities in accordance with GAAP, all Indebtedness of the types referred to in clauses (a) through (d) above (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse; provided, however, that, to the extent such Indebtedness is limited in recourse to the assets securing such Indebtedness, the amount of such Indebtedness shall be limited to the fair market value of such assets; and

            (f)    all Contingent Liabilities of such Person in respect of any of the foregoing.

  For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (to the extent such Person is liable for such Indebtedness).

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Infrastructure Equipment Purchase Agreement" means the Infrastructure Equipment Purchase Agreement, dated as of January 29, 1999, between Motorola and the Borrower.

          "Interest Coverage Ratio" means, as at any date, the ratio of (i) Annualized EBITDA on the last day of the Fiscal Quarter ending on or most recently ended prior to such date to (ii) Consolidated Cash Interest Expense for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters.

          "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

          "Interest Payment Date" means (a) with respect to any ABR Loan, each Quarterly Date and (b) with respect to any Eurodollar Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period.

          "Interest Period" means, for any Eurodollar Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as specified in the applicable Borrowing Request or Interest Election Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

          "Interim Management Agreement" means any Interim Management Agreement to be executed between the Parent and NWIP pursuant to Section 4.16A of the Joint Venture Agreement upon the occurrence of any "Change in Control" under and as defined therein.

          "Investment" means, relative to any Person, (i) any loan or advance made by such Person to any other Person (excluding commission, travel, relocation and similar advances to officers, directors and employees made in the ordinary course of business), or (ii) any investment, contribution or similar transfer made by such Person for purposes of acquiring or maintaining any ownership or similar interest in another Person or a business of another Person (whether through the ownership or acquisition of Capital Stock, revenues or profits or otherwise, including by way of merger, consolidation or otherwise). The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange.

          "Issuing Lender" means JPMorgan Chase Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(j).

          "Itemized Executive" means any of the following individuals: (i) John Chapple, (ii) John Thompson, (iii) David Aas, (iv) Perry Satterlee, and (v) Mark Fanning.

          "Joint Lead Arrangers" means J.P. Morgan Securities Inc. and Morgan Stanley Senior Funding, Inc.

          "Joint Venture Agreement" means the Joint Venture Agreement, dated as of January 29, 1999, by and among the Parent, the Borrower and NWIP.

          "JPMCB" means JPMorgan Chase Bank.

          "LC Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lenders" means the Persons listed on Schedule I, the Incremental Term Loan Lenders (if any) and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

          "Leverage Ratio" means, at any date, the ratio of (a) Total Debt outstanding on such date to (b) Annualized EBITDA for the period ending on the last day of the Fiscal Quarter ending on or most recently ended prior to such date.

          "LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "License" means any mobile telephone, cellular telephone, two-way dispatch, paging and alphanumeric short-messaging license, authorization, certificate of compliance, franchise, approval or permit issued by the FCC in connection with the construction or operation of the Network in the markets listed on Schedule VII.

          "License Exchange" means (a) any exchange of Licenses between the Borrower and Nextel or any Affiliate of Nextel made in accordance with Article 4 of the Joint Venture Agreement, (b) any exchange of Licenses and related operating assets used exclusively in connection with the Licenses in the territories covered by such Licenses between the Parent or any of its Subsidiaries and Nextel or any Affiliate of Nextel which the board of directors of the Parent or such Subsidiary determines in good faith, on the date of such exchange, are, in the aggregate, of at least equivalent value, (c) any transaction pursuant to which the Parent or any of its Subsidiaries transfers certain of its Licenses and related operating assets used exclusively in connection with the Licenses in the territories covered by such Licenses to Nextel or any Affiliate of Nextel in exchange for Licenses and related operating assets used exclusively in connection with the Licenses in the territories covered by such Licenses from a third party, the purchase price for which was funded by Nextel or any Affiliate of Nextel or (d) any transaction that would meet the description set forth in clause (a), (b) or (c) but for the fact that, to equalize the value of the assets being exchanged or transferred one party pays the other party cash (or, in the case of the Parent only, the Parent may issue its Capital Stock); provided, that in no event shall the aggregate amount of cash paid pursuant to this clause (d) subsequent to the Effective Date, exceed $50,000,000.

          "License Subsidiary" means Nextel WIP License Corp., Nextel WIP Expansion Corp., Nextel WIP Expansion Two Corp., Nextel WIP License MR, Inc., and/or any other wholly-owned Subsidiary of the Borrower designated as a License Subsidiary by notice to the Administrative Agent; provided that (i) such Subsidiary has no obligations or liabilities other than hereunder and under the Security Agreement and under the Communications Act, and taxes incurred in the ordinary course in order for it to continue to maintain its existence and (ii) all the outstanding capital stock of such Subsidiary is pledged to the Administrative Agent for the benefit of the Lenders in accordance with the terms of the Security Agreement.

          "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or any filing or recording of any instrument or document in respect of the foregoing, to secure payment of a debt or performance of any obligation or any other priority or preferential treatment of any kind or nature whatsoever that has the practical effect of creating a security interest in property.

          "Loan Documents" means this Agreement, the Letters of Credit, each Rate Protection Agreement, each Security Document, the Realco Agreement, the Management Agreement, the NWIP Undertaking and each other agreement, document or instrument delivered in connection with this Agreement or any other Loan Document, whether or not specifically mentioned herein or therein.

          "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

          "Management Agreement" means the Management Agreement substantially in the form of Exhibit N hereto.

          "Material Adverse Effect" means (a) a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of the legal ability or the legal right or power of the Borrower or any other Obligor to perform its respective material obligations under the Loan Documents to which it is or will be a party, or (c) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to the Issuing Lender, the Administrative Agent or the Lenders under, this Agreement or any other Loan Document.

          "Material Obligor" means an Obligor that is either the Borrower, the Parent or a Material Subsidiary.

          "Material Subsidiary" means any direct or indirect Subsidiary of the Parent which, at the date of determination, together with its Subsidiaries, (i) contributed more than 5% of the consolidated revenues of the Parent and its Subsidiaries for the most recent Fiscal Year of the Parent or (ii) owned more than 5% of the consolidated assets of the Parent and its Subsidiaries as of the end of such Fiscal Year, all as set forth on the most recently available consolidated financial statements of the Parent for such Fiscal Year; provided, that any Subsidiary of the Parent which holds a License, including any License Subsidiary, shall at all times constitute a Material Subsidiary.

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgages" means, collectively, one or more instruments of Mortgage, Deeds of Trust, Assignment of Rents, Security Agreement and Fixture Filing executed by an Obligor in favor of the Administrative Agent and the Lenders (or in favor of a trustee for the benefit of the Administrative Agent and the Lenders) and covering the properties and leasehold interests that are to be subject to the Lien of a Mortgage pursuant to Section 6.08(b).

          "Motorola" means Motorola, Inc., a Delaware corporation.

          "Net Casualty Proceeds" means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Borrower or any of its Subsidiaries in connection therewith, but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first-priority Lien permitted by Section 7.03 on the property which is the subject of such Casualty Event and net of reasonable and customary fees and expenses (including reasonable attorneys fees and expenses) actually incurred in connection therewith and net of taxes and other governmental costs and expenses actually paid or estimated by the Borrower (in good faith) to be payable in cash in connection therewith.

          "Net Debt Proceeds" means, with respect to any incurrence, sale or issuance by the Borrower or any of its Subsidiaries of any Debt (other than Debt permitted under Section 7.02), the excess of:

            (a)   the gross cash proceeds received by the Borrower or any of its Subsidiaries from such incurrence, sale or issuance, over

            (b)   all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such incurrence, sale, exercise or issuance.

          "Net Disposition Proceeds" means, with respect to any sale, transfer or other disposition of any assets of the Borrower or any of its Subsidiaries (other than Excluded Dispositions), including any sale, transfer or other disposition of any Capital Stock of any such Subsidiary, the excess of

            (a)   the gross cash proceeds received by the Borrower or any of its Subsidiaries from any such sale, transfer or other disposition and any cash payments received in respect of promissory notes or other non-cash consideration delivered to the Borrower or such Subsidiary in respect thereof, over

            (b)   the sum (without duplication) of (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale, transfer or other disposition, (ii) all taxes and other governmental costs and expenses actually paid or estimated by the Borrower (in good faith) to be payable in cash in connection with such sale, transfer or other disposition, (iii) all payments made by the Borrower or any of its Subsidiaries to retire Indebtedness (other than the Loans) of the Borrower or any of its Subsidiaries that is secured by a first-priority Lien permitted by Section 7.03 on the property which is the subject of such sale, transfer or other disposition, (iv) in the case of any sale, transfer or other disposition of any Capital Stock of any Subsidiary of the Borrower, all amounts payable to minority equity holders of such Subsidiary, if any, and (v) appropriate amounts provided or to be provided by the Borrower or any of its Subsidiaries as a reserve, in accordance with GAAP, with respect to any liabilities associated with such sale, transfer or other disposition;

  provided, however, that if, (x) after the payment of all taxes with respect to such sale, transfer or other disposition, the amount of estimated taxes, if any, pursuant to clause (b)(ii) above exceeded the tax amount actually paid in cash in respect of such sale, transfer or other disposition or (y) after providing reserves against liabilities associated with such sale, transfer or other disposition, the amount of estimated reserves, if any, provided pursuant to clause (b)(v) above exceeded the amount of reserves actually drawn in cash in respect of such sale, transfer or other disposition, the aggregate amount of all such excess shall be immediately payable, pursuant to Section 2.09(b)(ii), as Net Disposition Proceeds.

          "Net Equity Proceeds" means with respect to the sale or issuance by the Borrower or Parent to any Person of any of its Capital Stock or any warrants or options with respect to its Capital Stock or the exercise of any such warrants or options after the Effective Date (exclusive of any proceeds constituting Excluded Equity Proceeds), the excess of:

            (a)   the gross cash proceeds received by the Parent and the Borrower and its Subsidiaries from such sale, exercise or issuance, over

            (b)   all reasonable and customary underwriting commissions and legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale, exercise or issuance.

          "Network" means the digital wireless communications network from time to time operated by the Borrower.

          "Nextel" means Nextel Communications, Inc., a Delaware corporation.

          "Nextel Operating Agreements" means, collectively, the Joint Venture Agreement, the Interim Management Agreement, the Analog Management Agreement, the Trademark License Agreement, the Switch Sharing Agreement, the Roaming Agreement, the Infrastructure Equipment Purchase Agreement, the Agreement in Support of Charter Obligations, the Agreement Specifying Obligations of, and Limiting Liability and Recourse to, Nextel and all other contracts, documents and agreements contemplated thereunder.

          "Nextel WIP Expansion Corp." means Nextel WIP Expansion Corp., a Delaware corporation and an indirect wholly-owned Subsidiary of the Borrower.

          "Nextel WIP Expansion Two Corp." means Nextel WIP Expansion Two Corp., a Delaware corporation, a direct wholly-owned Subsidiary of the Borrower.

          "Nextel WIP License Corp." means Nextel WIP License Corp., a Delaware corporation, a direct wholly-owned Subsidiary of the Borrower.

          "Nextel WIP License MR" means Nextel WIP License MR, Inc., a Texas corporation, a direct wholly-owned subsidiary of Parent.

          "Non-U.S. Subsidiary" means a Subsidiary of the Borrower that is not a U.S. Subsidiary.

          "NWIP" means Nextel WIP Corp., a Delaware corporation and an indirect, wholly-owned Subsidiary of Nextel.

          "NWIP Undertaking" means an Undertaking Agreement substantially in the form of Exhibit D hereto between NWIP and the Administrative Agent.

          "Obligor" means the Parent, the Borrower, any License Subsidiary, Realco or any other Person (other than the Administrative Agent or any Lender) obligated under any Loan Document.

          "Organic Document" means, relative to any Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements to which such Obligor is a party applicable to any of its authorized shares of Capital Stock.

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

          "Parent" means Nextel Partners, Inc., a Delaware corporation.

          "Parent Common Stock" means the Class A common stock, par value $.001, of Parent.

          "Parent Guaranty and Pledge Agreement" means a Guaranty and Pledge Agreement substantially in the form of Exhibit C hereto between the Parent, Nextel WIP License MR and the Administrative Agent.

          "Participant" has the meaning assigned to such term in Section 10.04(e).

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title I of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, has or within the prior six years has had any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

          "Perfection Certificate" means the Perfection Certificate substantially in the form of Exhibit E hereto.

          "Permitted Joint Venture" means any joint venture entered into by the Parent or any of its Subsidiaries with a third party for the purpose of engaging in a telecommunications-related business; provided, that the aggregate fair market value of all assets contributed by the Parent or any of its Subsidiaries to any joint venture shall not exceed $40,000,000 (as determined in good faith by the board of directors of the Parent).

          "Permitted Infrastructure Sale/Leaseback" means any sale, transfer, lease, contribution or conveyance of telecommunication infrastructure equipment; provided, that substantially simultaneously with such sale, transfer, lease, contribution or conveyance, the Borrower or a wholly-owned Subsidiary of the Borrower leases such equipment back from the transferee and such lease constitutes a Capitalized Lease Liability in an amount permitted pursuant to Section 7.02(f).

          "Permitted Parent Debt" means all Debt in respect of the Senior Notes, all Additional Parent Debt and all permitted exchanges, refinancings, restructurings, amendments, supplements or other modifications thereto.

          "Permitted Short Term Investment" means, at any time:

            (a)   obligations of the Department of the Treasury of the United States and any United States agency;

            (b)   money market instruments of domestic and foreign issuers, including commercial paper, bankers' acceptances, certificates of deposit, time deposits and variable rate issues;

            (c)   variable rate demand notes;

            (d)   auction rate preferred notes;

            (e)   corporate notes and bonds;

            (f)    asset-backed securities and collateralized mortgage obligations;

            (g)   repurchase agreements;

            (h)   master notes; and

            (i)    money market funds comprised of items specified in clauses (a) through (h) above;

  provided, however, that the following maturity and credit standards must be satisfied with respect to each of the foregoing instruments:

              (i)  the maximum maturity, average life, or date any such instrument is mandatorily redeemable by its issuer at the holder's option is 13 months from the date of acquisition of such instrument;

             (ii)  for variable rate issues, the date of the next coupon reset will be used for calculating the maturity profile but in no case will the final maturity be longer than one year from the date of acquisition of such instrument;

            (iii)  any instrument with a final maturity date within one year from the issue date or any money market fund will have a short-term rating of at least A-1 by S&P or P-1 by Moody's, or, if there is no short-term rating, the fund must have a long-term rating of A-3 or better by Moody's or A- or better from S&P;

            (iv)  any instrument with a final maturity date in excess of one year from the issue date will have a rating of A-3 or better by Moody's or A- or better from S&P; and

             (v)  no investment (other than obligations of the Department of the Treasury of the United States or any United States agency), when added to all other investments in the same issuer, exceeds in value 5% of the total value of Borrower's aggregate Permitted Short Term Investments at any one time outstanding.

          "Permitted Tower Sale" means any sale, transfer, lease, contribution or conveyance of a tower (including the related real property, but excluding any equipment other than antennae installed thereof), so long as such sale, transfer, lease, contribution or conveyance is for fair market value and the consideration consists solely of cash.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any Pension Plan or Welfare Plan.

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Principal Payment Dates" means the Quarterly Dates falling on or nearest to February 28, May 31, August 31 and November 30 of each year, commencing with November 30, 2006, through and including the Term Loan Maturity Date.

          "Quarterly Dates" means the last Business Day of February, May, August and November in each year, the first of which shall be the first such day after the date hereof.

          "Rate Protection Agreement" means, collectively, any interest rate swap, cap, collar or similar agreement entered into by the Parent, the Borrower or any Subsidiary of the Borrower pursuant to the terms of the Loan Documents or the Existing Credit Agreement under which the counterparty to such agreement is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender (or the Existing Rate Protection Provider with respect to the Existing Rate Agreements), to the extent the same has been designated as a "Rate Protection Agreement" for purposes of this Agreement in a written notice delivered from the Borrower to the Administrative Agent (which notice shall include a certification to the effect that such Rate Protection Agreement is permitted hereunder); provided, however, that no notice shall be required to be delivered with respect to the Existing Rate Agreements.

          "Realco" means Nextel WIP Lease Corp., a Delaware corporation and a wholly-owned Subsidiary of the Borrower, that (i) has no obligations or liabilities other than as permitted by the Realco Agreement and (ii) has pledged all of its outstanding capital stock to the Administrative Agent for the benefit of the Lenders in accordance with the terms of the Security Agreement.

          "Realco Agreement" means the agreement executed and delivered by Authorized Officers of each of the Borrower and Realco on the Effective Date, substantially in the form of Exhibit H.

          "Register" has the meaning set forth in Section 10.04.

          "Reinvestment" means, with respect to any Net Casualty Proceeds or Net Disposition Proceeds, the making of Capital Expenditures or the acquisition of Capital Stock of an entity that is or becomes a Subsidiary Guarantor or the acquisition of other long term assets that are used or useful in the same or similar lines of business or businesses reasonably related to the business of the Borrower and its Subsidiaries on the Effective Date.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, at any time, subject to the last paragraph of Section 10.02(b), Lenders having Revolving Credit Exposures, outstanding Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures, outstanding Term Loans and unused Commitments at such time. The "Required Lenders" of a particular Class of Loans means Lenders having Revolving Credit Exposures, outstanding Term Loans and unused Commitments of such Class representing more than 50% of the total Revolving Credit Exposures, outstanding Term Loans and unused Commitments of such Class at such time.

          "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

          "Restated Certificate of Incorporation" means the restated Certificate of Incorporation of the Parent, as filed with the Secretary of State of Delaware on January 28, 1999.

          "Restricted Stock Purchase Agreement" means the Restricted Stock Purchase Agreement, dated as of November 20, 1998, as amended by Amendment No. 1 thereto, dated January 29, 1999, between the Parent and the purchasers named therein, as amended, supplemented, amended and restated and otherwise modified from time to time in accordance with Section 7.09.

          "Revolving Credit", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.01(a).

          "Revolving Credit Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Commitment Termination Date and the date of termination of the Revolving Credit Commitments.

          "Revolving Credit Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or 2.09(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Revolving Credit Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Credit Commitments is $100,000,000.

          "Revolving Credit Commitment Termination Date" means the Quarterly Date falling on or nearest to November 30, 2009.

          "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

          "Revolving Credit Lender" means a Lender with a Revolving Credit Commitment or, if the Revolving Credit Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

          "Revolving Loan" means a Loan made pursuant to Section 2.01(a) that utilize the Revolving Credit Commitment.

          "Roaming Agreement" means the Roaming Agreement, dated as of January 29, 1999, by and between the Borrower and NWIP.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

          "Security Agreement" means a Security Agreement, substantially in the form of Exhibit B hereto, between the Borrower, the Subsidiary Guarantors and the Administrative Agent.

          "Security Documents" means, collectively, the Parent Guaranty and Pledge Agreement, the Security Agreement, each Mortgage, each Waiver, each Consent to Assignment and each other security agreement or other instrument or document executed and delivered pursuant to Sections 6.07 or 6.08 to secure any obligations of any of the Obligors hereunder or under any other Loan Documents.

          "Senior Debt" means all Indebtedness of the Parent and its Subsidiaries on a consolidated basis, other than any Indebtedness constituting Permitted Parent Debt.

          "Senior Leverage Ratio" means, at any date, the ratio of (a) Senior Debt outstanding on such date to (b) Annualized EBITDA for the period ending on the last day of the Fiscal Quarter ending on or most recently ended prior to such date.

          "Senior Notes" means the Convertible Senior Notes, and the 14% Senior Discount Notes due 2009, 11% Senior Notes due 2010, 12.5% Senior Notes due 2009 and 8 1/8% Senior Notes due 2011, in each case issued by the Parent.

          "Senior Notes Indenture" means each of the Indentures entered into by and between the Parent and The Bank of New York, as trustee thereunder, as in effect on the date hereof and as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

          "Series" has the meaning assigned to such term in Section 2.01(c).

          "Shareholders' Agreement" means the Shareholders' Agreement, dated as of January 29, 1999, among the Parent, NWIP, DLJ Merchant Banking Partners II, L.P., Eagle River Investments, LLC, Motorola, and certain other investors listed on the signature pages thereof.

          "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and such person is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

          "Statutory Reserve Rate" means, for the Interest Period for any Eurodollar Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subsidiary" means, with respect to any Person, any corporation, partnership or other business entity of which more than 50% of the outstanding Capital Stock (or other ownership interest) having ordinary voting power to elect a majority of the board of directors, managers or other voting members of the governing body of such entity (irrespective of whether at the time Capital Stock (or other ownership interests) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

          "Subsidiary Guarantor" means each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and each Subsidiary of the Borrower that becomes a "Subsidiary Guarantor" after the date hereof pursuant to Section 6.07(a).

          "Switch Sharing Agreement" means the Switch Sharing Agreement, dated as of January 29, 1999, by and between the Borrower and NWIP.

          "Syndication Agent" means Morgan Stanley Senior Funding, Inc. in its capacity as Syndication Agent.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Term Loan" means a Loan made pursuant to Section 2.01(b) or 2.01(c).

          "Term Loan Commitment" means, collectively, the Tranche B Term Loan Commitments and the Incremental Term Loan Commitments.

          "Term Loan Lender" means a Lender with a Term Loan Commitment or an outstanding Term Loan.

          "Term Loan Maturity Date" means: (a) with respect to the Tranche B Term Loans, the Quarterly Date falling on or nearest to November 30, 2010 and (b) with respect to the Incremental Term Loans of any Series, the maturity date for such Series specified at the time the same is established pursuant to Section 2.01(c).

          "Test Date" means any date on which a determination is made as to whether any Commitments shall be accelerated pursuant to Section 2.08(a)(ii).

          "Total Debt" means, at any time, all Debt of the Parent and its Subsidiaries as determined on a consolidated basis.

          "Trademark License Agreement" means the Trademark License Agreement, dated as of January 29, 1999, between the Borrower and NWIP.

          "Tranche B Term Loan" means a Loan made pursuant to Section 2.01(b).

          "Tranche B Term Loan Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make one or more Tranche B Term Loans hereunder on the Effective Date, expressed as an amount representing the maximum aggregate principal amount of the Tranche B Term Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or 2.09(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Tranche B Term Loan Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Term Loan Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche B Term Loan Commitments is $375,000,000.

          "Tranche B Term Loan Lender" means a Lender with an outstanding Tranche B Term Loan Commitment or an outstanding Tranche B Term Loan.

          "Transaction Documents" means each of the Nextel Operating Agreements, the Restricted Stock Purchase Agreement, the Shareholders' Agreement, the Restated Certificate of Incorporation and all other material agreements, documents, instruments, certificates, filings, consents, approvals, board of directors resolutions and opinions furnished to or in connection with the foregoing, each as amended, supplemented, amended and restated or otherwise modified from time to time as permitted in accordance with the terms hereof or any other Loan Document.

          "Transactions" means the execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is intended to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "U.S. Subsidiary" means any Subsidiary of the Borrower that is incorporated or organized in or under the laws of the United States or any state thereof.

          "Waiver" means any agreement in favor of the Administrative Agent for the benefit of the Lenders and the Issuing Lender substantially in the form of Exhibit M.

          "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA and to which the Borrower has any liability.

          "wholly-owned Subsidiary" means with respect to any Person, any Subsidiary of such Person all of the Capital Stock (including all rights and options to purchase such Capital Stock) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more wholly-owned Subsidiaries of such Person.

        SECTION 1.02.    Terms Generally.    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

        SECTION 1.03.    Accounting and Financial Determinations.    Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including Section 7.04) shall be made in accordance with generally accepted account principles "GAAP") as in effect as of December 31, 2002, but all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP as in effect from time to time. To enable the ready and consistent determination of compliance with the covenants set forth in Article VII, the Borrower will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.

        SECTION 1.04.    Classes and Types of Loans.    For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan", "Term Loan" or "Incremental Term Loan") or by Type (e.g., an "ABR Loan", or a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan" or an "ABR Revolving Loan"); each Series of Incremental Term Loans shall be deemed a separate Class of Loans hereunder. In similar fashion, (i) Borrowings may be classified and referred to by Class, by Type and by Class and Type, and (ii) Commitments may be classified and referred to by Class; each Series of Incremental Term Loan Borrowings and Incremental Term Loan Commitments shall be deemed a separate Borrowing and Commitment hereunder.

ARTICLE II

THE CREDITS

        SECTION 2.01.    The Commitments.

        (a)    Revolving Loans.    Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees to make Revolving Loans to the Borrower from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment or (ii) the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. The Borrower may not reborrow Commitment amounts that have been reduced pursuant to Section 2.09(b).

        (b)    Tranche B Term Loans.    Subject to the terms and conditions set forth herein, each Tranche B Term Loan Lender agrees to make one or more Tranche B Term Loans to the Borrower on the Effective Date in a principal amount not exceeding its Tranche B Term Loan Commitment. Amounts prepaid or repaid in respect of Tranche B Term Loans may not be reborrowed.

        (c)    Incremental Term Loans.    In addition to Borrowings of Revolving Loans and Tranche B Term Loans pursuant to paragraphs (a) and (b) above, at any time and from time to time prior to the Term Loan Maturity Date, the Borrower may request that one or more Persons (which may include the Lenders) offer to enter into commitments to make term loans (each such loan being herein called an "Incremental Term Loan") under this paragraph (c); provided, that no Default or Event of Default would exist after giving pro forma effect to the intended use of proceeds of such Incremental Term Loan and, provided, further, it being understood that if such offer is to be made by any Person that is not already a Lender hereunder, the Administrative Agent shall have consented (such consent not to be unreasonably withheld) to such Person being a Lender hereunder to the extent such consent would be required pursuant to Section 10.04(b) in the event of an assignment to such Person. In the event that one or more of such Persons offer, in their sole discretion, to enter into such commitments, and such Persons and the Borrower agree as to the amount of such commitments that shall be allocated to the respective Persons making such offers and the fees (if any) to be payable by the Borrower in connection therewith and the interest rate, amortization and maturity date to be applicable thereto, the Borrower, such Persons and the Administrative Agent shall execute and deliver an appropriate agreement with respect thereto, and such Persons shall become obligated to make Incremental Term Loans under this Agreement in an amount equal to the amount of their respective Incremental Term Loan Commitments as specified in such agreement. The Incremental Term Loans to be made pursuant to any such agreement between the Borrower and one or more Lenders in response to any such request by the Borrower shall be deemed to be a separate "Series" of Incremental Term Loans for all purposes of this Agreement.

        Anything herein to the contrary notwithstanding, (i) the minimum aggregate principal amount of Incremental Term Loan Commitments entered into pursuant to any such request (and, accordingly, the minimum aggregate principal amount of any Series of Incremental Term Loans) shall be $50,000,000, (ii) the aggregate principal amount of all Incremental Term Loan Commitments and Incremental Term Loans shall not exceed $200,000,000, (iii) the final maturity for the Incremental Term Loans of any Series shall not be earlier than the Term Loan Maturity Date for Tranche B Term Loans, (iv) the weighted average life to maturity (determined in a manner satisfactory to the Administrative Agent) of the Incremental Term Loans of any Series at the time of the making thereof shall not be shorter than the then-remaining weighted average life to maturity (so determined) of the Tranche B Term Loans and (v) except for the amortization and interest rate to be applicable thereto, and any fees to be paid in connection therewith, the Incremental Term Loans of any Series shall have the same terms as the Tranche B Term Loans.

        SECTION 2.02.    Loans and Borrowings.

        (a)    Obligations of Lenders.    Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class (and, in the case of Incremental Term Loans, of a particular series). The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

        (b)    Type of Loans.    Subject to Section 2.12, each Borrowing shall be constituted entirely of ABR Loans or of Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

        (c)    Minimum Amounts; Limitation on Number of Borrowings.    Each Eurodollar Borrowing shall be in an aggregate amount of $5,000,000 or a larger multiple of $500,000. Each ABR Borrowing shall be in an aggregate amount equal to $1,000,000 or a larger multiple of $500,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of the applicable Class or (in the case of a Revolving Credit ABR Borrowing) that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(f). Borrowings of more than one Class and Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.

        (d)    Limitations on Interest Periods.    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to convert to or continue as a Eurodollar Borrowing): (i) any Revolving Credit Borrowing if the Interest Period requested therefor would end after the Revolving Credit Commitment Termination Date; (ii) any Term Borrowing if the Interest

Period requested therefor would end after the Term Loan Maturity Date; (iii) any Tranche B Term Loan Borrowing if the Interest Period requested therefor would commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans permitted to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date or (iv) any Incremental Term Loan Borrowing of any Series if the Interest Period requested therefor would commence before and end after any date for the payment of principal thereof unless, after giving effect thereto, the aggregate principal amount of the Incremental Term Loans of such Series having Interest Periods that end after such date shall be equal to or less than the aggregate principal amount of the Incremental Term Loans of such Series permitted to be outstanding after giving effect to the payments of principal required to be made on such date.

        SECTION 2.03.    Requests for Borrowings.

        (a)    Notice by the Borrower.    To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurodollar Borrowing, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of a Revolving Credit ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(f) may be given not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.

        (b)    Content of Borrowing Requests.    Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

            (i)  whether the requested Borrowing is to be a Revolving Credit Borrowing, Tranche B Term Loan Borrowing or Incremental Term Loan Borrowing (including, if applicable, the respective Series of Incremental Term Loans to which such Borrowing relates);

           (ii)  the aggregate amount of the requested Borrowing;

          (iii)  the date of such Borrowing, which shall be a Business Day;

          (iv)  whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

           (v)  in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d); and

          (vi)  the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

        (c)    Notice by the Administrative Agent to the Lenders.    Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

        (d)    Failure to Elect.    If no election as to the Type of a Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the requested Borrowing shall be made instead as an ABR Borrowing.

        SECTION 2.04.    Letters of Credit.

        (a)    General.    Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request the Issuing Lender to issue, at any time and from time to time during the Revolving Credit Availability Period, Letters of Credit for its own account in such form as is acceptable to the Issuing Lender in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments.

        (b)    Notice of Issuance, Amendment, Renewal or Extension.    To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Lender, the Borrower also shall submit a letter of credit application on the Issuing Lender's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

        (c)    Limitations on Amounts.    A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Lender (determined for these purposes without giving effect to the participations therein of the Revolving Credit Lenders pursuant to paragraph (e) of this Section) shall not exceed $20,000,000 and (ii) the total Revolving Credit Exposures shall not exceed the total Revolving Credit Commitments.

        (d)    Expiration Date.    Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date) and (ii) the date that is five Business Days prior to the Revolving Credit Commitment Termination Date.

        (e)    Participations.    By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Lender, and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

        In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the Issuing Lender, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Lender promptly upon the request of the Issuing Lender at any time from the time of such LC Disbursement until such LC

Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

        (f)    Reimbursement.    If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 11:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Revolving Credit ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit ABR Borrowing.

        If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof.

        (g)    Obligations Absolute.    The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

        Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing

Lender's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

            (i)  the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

           (ii)  the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

          (iii)  this sentence shall establish the standard of care to be exercised by the Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

        (h)    Disbursement Procedures.    The Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Lenders with respect to any such LC Disbursement.

        (i)    Interim Interest.    If the Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for account of the Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse the Issuing Lender shall be for account of such Lender to the extent of such payment.

        (j)    Replacement of the Issuing Lender.    The Issuing Lender may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for account of the replaced Issuing Lender pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

        (k)    Cash Collateralization.    If either (i) an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Borrower shall be required to provide cover for LC Exposure pursuant to Section 2.09(b), the Borrower shall immediately deposit into the Collateral Account an amount in cash equal to, in the case of an Event of Default, the LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cover pursuant to Section 2.09(b), the amount required under Section 2.09(b); provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Article VIII. Such deposit shall be held by the Administrative Agent in the Collateral Account as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the "Secured Obligations" under and as defined in the Security Agreement, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in the Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.

        SECTION 2.05.    Funding of Borrowings.

        (a)    Funding by Lenders.    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that Revolving Credit ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f) shall be remitted by the Administrative Agent to the Issuing Lender.

        (b)    Presumption by the Administrative Agent.    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

        SECTION 2.06.    Interest Elections.

        (a)    Elections by the Borrower.    The Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing.

        (b)    Notice of Elections.    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

        (c)    Content of Interest Election Requests.    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

            (i)  the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

           (ii)  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii)  whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv)  if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d).

        (d)    Notice by the Administrative Agent to the Lenders.    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

        (e)    Failure to Elect; Events of Default.    If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period therefor.

        SECTION 2.07.    Termination and Reduction of the Commitments.

        (a)    Scheduled Termination.    Unless previously terminated, (i) the Tranche B Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date, (ii) the Revolving Credit Commitments shall terminate on the Revolving Credit Commitment Termination Date and (iii) the Incremental Term Loan Commitments of each Series shall terminate on the close of business on the date specified therefor pursuant to Section 2.01(c) at the time such Series is established.

        (b)    Voluntary Termination or Reduction.    The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class (including the Commitments of any Series of Incremental Term Loans); provided that (i) each reduction of the Commitments of any Class pursuant to this Section shall be in an amount that is $5,000,000 or a larger multiple of $500,000 or, if the aggregate amount of the remaining Commitments of any Class is less than $5,000,000, in the aggregate amount of the remaining Commitments of such Class and (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.09, the total Revolving Credit Exposures would exceed the total Revolving Credit Commitments.

        (c)    Notice of Voluntary Termination or Reduction.    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Credit Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

        (d)    Effect of Termination or Reduction.    Any termination or reduction of the Commitments of either Class shall be permanent. Each reduction of the Commitments of either Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

        SECTION 2.08.    Repayment of Loans; Evidence of Debt.

        (a)    Repayment.    The Borrower hereby unconditionally promises to pay the Loans as follows:

            (i)  to the Administrative Agent for account of the Revolving Credit Lenders the outstanding principal amount of the Revolving Loans on the Revolving Credit Commitment Termination Date, and

           (ii)  to the Administrative Agent for account of the Tranche B Term Loan Lenders the outstanding principal amount of the Tranche B Term Loans on each Principal Payment Date set forth below in the aggregate principal amount set forth opposite such Principal Payment Date (subject to adjustment pursuant to paragraph (b) of this Section):

(A) Principal Payment Date	(B) Amount ($)
November 30, 2006	937,500
February 28, 2007	937,500
May 31, 2007	937,500
August 31, 2007	937,500
November 30, 2007	937,500
February 28, 2008	937,500
May 31, 2008	937,500
August 31, 2008	937,500
November 30, 2008	937,500
February 28, 2009	937,500
May 31, 2009	937,500
August 31, 2009	937,500
November 30, 2009	937,500
February 28, 2010	90,703,125
May 31, 2010	90,703,125
August 31, 2010	90,703,125
November 30, 2010	90,703,125

          If the initial aggregate amount of the Tranche B Term Loan Commitments exceeds the aggregate principal amount of Tranche B Term Loans that are made on the Effective Date, then the scheduled repayments to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess. To the extent not previously paid, all Tranche B Term Loans shall be due and payable on the Term Loan Maturity Date for such Loans.

          Notwithstanding the foregoing, if on any date (the "Test Date"), the maturity date for any then-outstanding Permitted Parent Debt shall fall within three months of the Test Date then the Tranche B Term Loans and Revolving Loans shall be paid in full on the Test Date and the Revolving Credit Commitments shall terminate on such Test Date, provided that the foregoing shall not apply if (A) on the Test Date (x) the Adjusted Leverage Ratio is less than 2.25 to 1 and (y) after giving pro forma effect to the repayment of such next maturing Permitted Parent Debt, the sum of (1) cash and Cash Equivalent Investments held by the Borrower plus (2) the available and undrawn portion of Revolving Credit Commitments, is at least equal to $150,000,000 or (B) on any Test Date (x) the next maturing Permitted Parent Debt is the Convertible Senior Notes and the average of the last sale price of the Parent Common Stock on the NASDAQ National Market for the 10 consecutive trading day period immediately prior to the Test Date is greater than 130% of the conversion price applicable to the Convertible Senior Notes, (y) no other then outstanding Permitted Parent Debt shall have a maturity within three months of the Test Date and (z) no other Default or Event of Default has occurred and is continuing;

          (iii)  to the Administrative Agent for the account of the Incremental Term Loan Lenders of any Series the outstanding principal amount of the Incremental Term Loans of such Series in such installments on such dates and in such amounts as shall be agreed upon between the Borrower and such Incremental Term Loan Lenders at the time the Incremental Term Loan Commitments of such Series are established pursuant to Section 2.01(c).

        (b)    Manner of Payment.    Prior to any repayment or prepayment of any Borrowings of either Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 12:00 p.m., New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment of Borrowings of either Class shall be applied to repay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

        (c)    Maintenance of Records by Lenders.    Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

        (d)    Maintenance of Records by the Administrative Agent.    The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof (and, in the case of Incremental Term Loans, the respective Series thereof) and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender's share thereof.

        (e)    Effect of Entries.    The entries made in the records maintained pursuant to paragraph (d) or (e) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

        (f)    Promissory Notes.    Any Lender may request that Loans of either Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

        SECTION 2.09.    Prepayment of Loans.

        (a)    Optional Prepayments.    The Borrower shall have the right at any time and from time to time to prepay any Borrowing in minimum amounts of $5,000,000 (or any greater increment of $500,000 or, if the aggregate amount of the remaining Borrowings is less than $5,000,000, in the aggregate amount of such remaining Borrowings), subject to the requirements of this Section. Any prepayment of the Term Loans shall be applied to the respective Term Loans of each Class ratably in accordance with the respective outstanding principal amounts thereof and to the installments thereof ratably in accordance with the respective principal amounts thereof.

        (b)    Mandatory Prepayments.    The Borrower will prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)), and/or the Commitments shall be subject to automatic reduction, as follows:

          (i)    Casualty Events.    Not later than 60 days following the receipt by the Borrower or any of its Subsidiaries of any Net Casualty Proceeds in excess of $1,000,000 (individually or in the aggregate over the course of a Fiscal Year), the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)), and/or the Commitments shall be subject to automatic reduction, in an amount equal to 100% of such Net Casualty Proceeds; provided that no such prepayment, cover or reduction on account of Net Casualty Proceeds shall be required under this clause if the Borrower informs the Administrative Agent no later than 60 days following the occurrence of the Casualty Event resulting in such Net Casualty Proceeds of its or its Subsidiary's good faith intention to apply such Net Casualty Proceeds to the rebuilding or replacement of the damaged, destroyed or condemned assets or property, or to make a Reinvestment, and in fact uses such Net Casualty Proceeds to rebuild or replace such damaged, destroyed or condemned assets or property, or to make Reinvestments, within 360 days following the receipt of such Net Casualty Proceeds, it being understood that the amount of such Net Casualty Proceeds that is not so used within such 360-day period shall be applied at the end of such 360-day period to the prepayment, cover and reduction of Commitments as described above in this clause, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (vi) of this paragraph.

          Nothing in this paragraph shall be deemed to limit any obligation of the Borrower or any of its Subsidiaries pursuant to any of the Security Documents to remit to a collateral or similar account maintained by the Administrative Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

          (ii)    Sale of Assets.    Not later than 30 days following the receipt of any Net Disposition Proceeds by the Borrower or any of its Subsidiaries, the Borrower shall deliver to the Administrative Agent a calculation of the amount of such Net Disposition Proceeds, and, to the extent the amount of such Net Disposition Proceeds with respect to any single transaction or series of related transactions exceeds $5,000,000, the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)), and/or the Commitments shall be subject to automatic reduction, in an amount equal to 100% of such Net Disposition Proceeds; provided that no such prepayment, cover or reduction on account of such Net Disposition Proceeds shall be required under this clause if the Borrower informs the Administrative Agent no later than 30 days following the receipt of any such Net Disposition Proceeds of its or its Subsidiary's good faith intention to apply such Net Disposition Proceeds to make a Reinvestment within 360 days following the receipt of such Net Disposition Proceeds, it being understood that the amount of such Net Disposition Proceeds that is not so used within such 360-day period shall be applied at the end of such 360-day period to the prepayment, cover and reduction of Commitments as described above in this clause, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (vi) of this paragraph.

          (iii)    Equity Issuance.    Concurrently with the receipt of any Net Equity Proceeds by the Borrower or any of its Subsidiaries resulting from a sale or issuance of Capital Stock by the Parent or the Borrower at any time after the second anniversary of the Effective Date, the Borrower shall deliver to the Administrative Agent a calculation of the amount of such Net Equity Proceeds, and no later than five Business Days following the delivery of such calculation, shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)), and/or the Commitments shall be subject to automatic reduction, in an amount equal to 100% of such Net Equity Proceeds, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (vi) of this paragraph, provided that up to $100,000,000 of the Net Equity Proceeds received by the Borrower and resulting from a sale or issuance of Capital Stock by the Parent or the Borrower after the second anniversary of the Effective Date may be used to prepay, call or otherwise redeem outstanding Senior Notes or other outstanding Indebtedness of the Borrower having a final stated maturity date prior to the last Term Loan Maturity Date.

          (iv)    Debt Incurrence.    Not later than five Business Days following the receipt of any Net Debt Proceeds by the Borrower or any of its Subsidiaries, the Borrower shall deliver to the Administrative Agent a calculation of the amount of such Net Debt Proceeds and shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)), and/or the Commitments shall be subject to automatic reduction, in an amount equal to 100% of such Net Debt Proceeds, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (vi) of this paragraph.

          (v)    Excess Cash Flow.    Not later than the date 90 days after the end of each Fiscal Year of the Borrower (commencing with Excess Cash Flow for the 2005 Fiscal Year), the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)), and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 50% of Excess Cash Flow for such Fiscal Year, provided that the provisions of this clause (iii) shall be inapplicable if the Leverage Ratio as at the last day of such Fiscal Year, is less than 5.00 to 1, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (vi) of this paragraph.

          (vi)    Application.    Prepayments and/or reductions of Commitments pursuant to this paragraph shall be applied as follows:

            first, to the prepayment of the outstanding Term Loans, ratably in accordance with the respective principal amounts thereof, and to the installments thereof ratably in accordance with the respective principal amounts thereof, and second, after the payment in full of the Term Loans, to reduce the aggregate amount of the Revolving Credit Commitments (and to the extent that, after giving effect to such reduction, the aggregate Revolving Credit Exposure shall exceed the aggregate Revolving Credit Commitments, the Borrower shall, first, prepay the Revolving Credit Loans and, second, provide cover for LC Exposure as specified in Section 2.04(k) in an aggregate amount equal to such excess).

        (c)    Notices, Etc.    The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 p.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Credit Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and shall be made in the manner specified in Section 2.08(b).

        SECTION 2.10.    Fees.

        (a)    Commitment Fee.    The Borrower agrees to pay to the Administrative Agent for account of each Lender a commitment fee, which shall accrue at a rate per annum equal to 1/2 of 1% on the average daily unused amount of the Revolving Credit Commitment of such Lender during the period from and including the date hereof to but excluding the earlier of the date such Revolving Credit Commitment terminates and the Revolving Credit Commitment Termination Date. Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of the date the Revolving Credit Commitments terminate and the Revolving Credit Commitment Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, the Revolving Credit Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

        (b)    Letter of Credit Fees.    The Borrower agrees to pay (i) to the Administrative Agent for account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin for interest on Revolving Credit Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Lender a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

        (c)    Administrative Agent Fees.    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

        (d)    Payment of Fees.    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Lender, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

        SECTION 2.11.    Interest.

        (a)    ABR Loans.    The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

        (b)    Eurodollar Loans.    The Loans constituting each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing plus the Applicable Margin.

        (c)    Default Interest.    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

        (d)    Payment of Interest.    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Credit Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Loan that is an ABR Loan prior to the Revolving Credit Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

        (e)    Computation.    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

        SECTION 2.12.    Alternate Rate of Interest.    If prior to the commencement of the Interest Period for any Eurodollar Borrowing:

          (a)   the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b)   if such Borrowing is of a particular Class of Loans (including of a particular Series of Incremental Term Loans), the Administrative Agent is advised by the Required Lenders of such Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

        SECTION 2.13.    Increased Costs.

        (a)    Increased Costs Generally.    If any Change in Law shall:

            (i)  subject any Lender to any tax, duty or other charge in respect of such Loans or changes the basis of taxation of any amounts payable to such Lender under this Agreement in respect of any such Loans;

           (ii)  impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Lender; or

          (iii)  impose on any Lender or the Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

        (b)    Capital Requirements.    If any Lender or the Issuing Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

        (c)    Certificates from Lenders.    A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

        (d)    Delay in Requests.    Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

        SECTION 2.14.    Break Funding Payments.    In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.09(c) and is revoked in accordance herewith), or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.17(b) of any Eurodollar Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

        SECTION 2.15.    Taxes.

        (a)    Payments Free of Taxes.    Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

        (b)    Payment of Other Taxes by the Borrower.    In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

        (c)    Indemnification by the Borrower.    The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

        (d)    Evidence of Payments.    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental

Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

        (e)    Foreign Lenders.    Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

        SECTION 2.16.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

        (a)    Payments by the Obligors.    Each Obligor shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.13, 2.14 or 2.15, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, N.Y., except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to the Issuing Lender as expressly provided herein and payments pursuant to Sections 2.13, 2.14, 2.15 and 10.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in Dollars.

        (b)    Application of Insufficient Payments.    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

        (c)    Pro Rata Treatment.    Except to the extent otherwise provided herein: (i) each Borrowing of a particular Class (including of a particular Series of Incremental Term Loans) shall be made from the relevant Lenders, each payment of commitment fee under Section 2.10 shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class (including of a particular Series of Incremental Term Loans) under Section 2.07 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (ii) each Borrowing of any Class (including of a particular Series of Incremental Term Loans) shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans of a particular Class (including of a particular Series of Incremental Term Loans) by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (iv) each payment of interest on Loans of a particular Class (including of a particular Series of Incremental Term Loans) by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

        (d)    Sharing of Payments by Lenders.    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

        (e)    Presumptions of Payment.    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

        (f)    Certain Deductions by the Administrative Agent.    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(e), 2.05(b) or 2.16(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

        SECTION 2.17.    Mitigation Obligations; Replacement of Lenders.

        (a)    Designation of a Different Lending Office.    If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

        (b)    Replacement of Lenders.    If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, the Issuing Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE III

GUARANTEE

        SECTION 3.01.    The Guarantee.    The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower under this Agreement and by any Obligor under any of the other Loan Documents, and all obligations of the Parent, the Borrower or any of its Subsidiaries to any Lender (or any affiliate of any Lender) in respect of any Rate Protection Agreement (or the Existing Rate Protection Provider with respect to the Existing Rate Agreements), in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Parent, the Borrower or the Borrower's Subsidiaries shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

        For purposes hereof, it is understood that any Guaranteed Obligations to any Person arising under a Rate Protection Agreement entered into at a time such Person (or an affiliate thereof) is party hereto as a Lender shall continue to constitute Guaranteed Obligations, notwithstanding that such Person (or its affiliate) has ceased to be a Lender party hereto (by assigning all of its Commitments, Loans, Revolving Credit Exposure and other interests herein) at the time a claim is to be made in respect of such Guaranteed Obligations.

        SECTION 3.02.    Obligations Unconditional.    The obligations of the Subsidiary Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

            (i)  at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

           (ii)  any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

          (iii)  the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (iv)  any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

        SECTION 3.03.    Reinstatement.    The obligations of the Subsidiary Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Parent, the Borrower or the Borrower's Subsidiaries in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

        SECTION 3.04.    Subrogation.    The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

        SECTION 3.05.    Remedies.    The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 3.01.

        SECTION 3.06.    Instrument for the Payment of Money.    Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

        SECTION 3.07.    Continuing Guarantee.    The guarantee in this Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

        SECTION 3.08.    Rights of Contribution.    The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

        For purposes of this Section, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

        SECTION 3.09.    General Limitation on Guarantee Obligations.    In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants to the Lenders that:

        SECTION 4.01.    Organization, etc.    Each of the Borrower and its Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under this Agreement, and each other Loan Document to which it is a party and to own and hold under its property (including the Licenses), to operate Network in the areas set forth on Schedule VII and to conduct its business substantially as currently conducted by it, except where the failure to hold such governmental licenses, permits and approvals could not reasonably be expected to have a Material Adverse Effect.

        SECTION 4.02.    Due Authorization, Non-Contravention, etc.    The execution, delivery and performance by the Borrower of this Agreement, and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Material Obligor of each Loan Document executed or to be executed by it and each such other Material Obligor's participation in the consummation of the Transactions are within the Borrower's and each such other Material Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

          (a)   contravene the Borrower's or any such Material Obligor's Organic Documents;

          (b)   contravene any material contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Material Obligor; or

          (c)   result in, or require the creation or imposition of, any Lien (other than Liens permitted under the Loan Documents) on any of the Borrower's or any other Material Obligor's properties.

        SECTION 4.03.    Government Approval, Regulation, etc.    No material authorization or approval or other action by, and no material notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Material Obligor of this Agreement, or any other Loan Document to which it is a party, or for the Borrower's and each such other Material Obligor's participation in the consummation of the Transactions, except as have been duly obtained or made and are in full force and effect. No Material Obligor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        SECTION 4.04.    Validity, etc.    This Agreement constitutes, and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, and each Loan Document executed pursuant hereto by each other Material Obligor will, on the due execution and delivery thereof by such Material Obligor, be the legal, valid and binding obligation of such Material Obligor enforceable in accordance with its terms, in each case subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        SECTION 4.05.    Financial Condition.    The Borrower has heretofore furnished to the Lenders the Parent's consolidated balance sheet and statements of income, stockholders' equity and cash flows (i) as of and for the fiscal year ended December 31, 2002, reported on by KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2003, certified by the chief financial officer of the Parent. Such financial statements have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the date thereof, subject in the case of interim financial statements to the lack of footnotes and to normal year end audit adjustments. The Borrower and its Subsidiaries have no material liabilities (contingent or otherwise) as of the date hereof that are not reflected in such balance sheets.

        SECTION 4.06.    No Material Adverse Effect.    Since December 31, 2002, there has been no event, circumstance or condition which could reasonably be expected to have a Material Adverse Effect.

        SECTION 4.07.    Litigation, Labor Controversies, etc.    Except as set forth in Schedule IV, there is no pending or, to the knowledge of the Borrower, overtly threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues which (i) would contest the consummation of the Transactions or (ii) could reasonably be expected to have a Material Adverse Effect. No materially adverse development has occurred in any litigation, action, labor controversy, arbitration or governmental investigation or other proceeding disclosed in Schedule IV.

        SECTION 4.08.    Subsidiaries.    The Borrower has no Subsidiaries, except those Subsidiaries (i) which are identified in Schedule VI (Part A) or (ii) which are permitted to have been acquired in accordance with Section 7.05. Each License Subsidiary (other than Nextel WIP License MR, Inc.) is a wholly-owned Subsidiary of the Borrower, and all the Capital Stock of each License Subsidiary (other than Nextel WIP License MR, Inc.) is directly or indirectly owned by the Borrower free and clear of all Liens, charges or claims (other than any Lien, charge or claim created by the Security Documents). All Licenses which are directly or indirectly held by the Borrower or any of its Subsidiaries are owned, beneficially and of record by a License Subsidiary, free and clear of all Liens, charges or claims (other than any Lien, charge or claim under the Security Documents or imposed by the Communications Act).

        SECTION 4.09.    Ownership of Properties.    Each of the Borrower and its Subsidiaries owns good and marketable title to, or valid leasehold interests in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) other than any Lien, charge or claim (i) which is permitted under Section 7.03 or (ii) which individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        SECTION 4.10.    Taxes.    Each Obligor has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

        SECTION 4.11.    Pension and Welfare Plans.    Except as disclosed in Schedule IX during the twelve- consecutive-month period prior to the date of the execution and delivery of this Agreement, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect. Except as disclosed in Schedule IX, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement medical benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or other applicable continuation of coverage laws which could reasonably be expected to have a Material Adverse Effect.

        SECTION 4.12.    Environmental Warranties.    Except as set forth in Schedule V or as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

          (a)   all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower or its Subsidiaries in compliance with all Environmental Laws;

          (b)   there have been no past, and there are no pending or, to the knowledge of the Borrower, threatened claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or claims, complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law, in each case which have not been disclosed in writing and in reasonable detail to the Administrative Agent;

          (c)   there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

          (d)   the Borrower and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses;

          (e)   no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on (x) the National Priorities List pursuant to CERCLA, or (y) on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

          (f)    there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

          (g)   neither the Borrower nor any Subsidiary of any Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

          (h)   there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower; and

          (i)    no conditions exist at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, are reasonably likely to give rise to liability under any Environmental Law.

        SECTION 4.13.    Regulations U and X.    The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, Regulation U or X of the Board. Terms for which meanings are provided in Regulation U or X of the Board or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

        SECTION 4.14.    Licenses.    The Licenses held by the License Subsidiaries as of the date hereof are set forth on Schedule VII and such Licenses are all of the Licenses necessary to construct, install and develop the Network, and to operate those portions of the Network for which development has been completed, in the markets listed on Schedule VII. The Borrower and its Subsidiaries have the full use and benefit of all Licenses necessary to construct, install and develop the Network, and to operate those portions of the Network for which development has been completed, in the markets listed on Schedule VII. The Licenses (a) have been duly issued by the FCC and (b) are in full force and effect and the Borrower and its Subsidiaries (including, without limitation, the License Subsidiaries) are in compliance in all material respects with all of the provisions of each such License held at any time by any of them. Except as indicated on Schedule VII, development of all portions of the Network covered by any License listed on Schedule VII has been completed.

        SECTION 4.15.    FCC Compliance.    Except as set forth in Schedule III,

          (a)   The Borrower and its Subsidiaries (including, without limitation, the License Subsidiaries) are in compliance with the Communications Act and all requirements of the FCC, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

          (b)   Neither the Borrower nor any Subsidiary (including, without limitation, the License Subsidiaries) of the Borrower has any knowledge of any investigation, notice of apparent liability, violation, forfeiture or any other proceedings (other than proceedings relating to the wireless communications industries generally) of or before the FCC, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (c)   No event or group of events has occurred or failed to occur which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modifications, non-renewal, forfeiture with respect to, any License or group of Licenses in any respect which could reasonably be expected to have a Material Adverse Effect or (ii) affects or could reasonably be expected in the future to affect any of the rights of the Borrower or any License Subsidiary under any License or group of Licenses held by the Borrower or any License Subsidiary in any respect which could reasonably be expected to have a Material Adverse Effect.

          (d)   The Borrower and each License Subsidiary have duly filed in a timely manner all filings, reports, applications, documents, instruments and information required to be filed by any of them under the Communications Act which could reasonably be expected to have a Material Adverse Effect, and all such filings were when made (and where required have been supplemented in order to continue to be) true, correct and complete in any respect which could reasonably be expected to have a Material Adverse Effect.

          (e)   Neither the Borrower nor any Subsidiary has any reason to believe that each License held by the License Subsidiary, the Borrower or any Subsidiary will not be renewed in the ordinary course, except where non-renewal could not reasonably be expected to have a Material Adverse Effect.

        SECTION 4.16.    Accuracy of Information.    All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Administrative Agent, or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby or with respect to the Transactions is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Administrative Agent, or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified to, the Administrative Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information in light of the circumstances when made not materially misleading. All projections furnished to the Administrative Agent, or any Lender (whether before or after the Effective Date) have been or will be prepared in good faith on the basis of reasonable assumptions, it being understood that actual results may differ from projections.

        SECTION 4.17.    Solvency.    The Transactions will not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of Section 548 of the Bankruptcy Code (11 U.S.C. §§. 101 et seq., as from time to time hereafter amended, and any successor or similar statute) or any applicable state law respecting fraudulent transfers or fraudulent conveyances. On the Effective Date, after giving effect to the Transactions and the application of the proceeds of the Loans, the Borrower and each Subsidiary Guarantor is Solvent.

        SECTION 4.18.    Senior Notes Indenture.    The Revolving Credit Commitments under this Agreement represent the "Credit Facility" designated by the Parent as the "Credit Facility" for purposes of the indentures pursuant to which the Senior Notes have been issued. The Borrower is permitted to incur the full amount of the Tranche B Term Loans under the indentures pursuant to which the Senior Notes have been issued without reliance upon the "Permitted Debt" baskets thereunder.

        SECTION 4.19.    Interests in Real Property Sufficient for Conduct of Business.    The Borrower and its Subsidiaries own and or lease sufficient interests in real property for the conduct of the Borrower's business as presently conducted and as presently proposed to be conducted and no other interests in real property are necessary for the conduct of such business other than those the absence of which would not have a Material Adverse Effect.

        SECTION 4.20.    Material Debt and Liens.

        (a)    Material Debt.    Schedule II (Part A) is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Parent or any of its Subsidiaries outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Schedule II (Part A).

        (b)    Material Liens.    Schedule II (Part B) is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000 and covering any property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Schedule II (Part B).

        SECTION 4.21.    Material Agreements.    The Borrower has heretofore delivered to the Administrative Agent complete and correct copies of each Nextel Operating Agreement (including all Annexes, Schedules and Exhibits thereto, and any amendments and supplements thereof), and each such agreement is in full force and effect on the date hereof.

ARTICLE V

CONDITIONS

        SECTION 5.01.    Effective Date.    The obligations of the Lenders to make Loans and of the Issuing Lender to issue Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 10.02):

          (a)    Executed Counterparts.    From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

          (b)    Opinion of Counsel to the Obligors.    A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Heller Ehrman White & McAuliffe LLP, counsel for the Obligors, substantially in the form of Exhibit I hereto, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

          (c)    Opinion of Special FCC Counsel to the Obligors.    A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Catalano and Plache, special FCC counsel for the Obligors, substantially in the form of Exhibit J hereto, and covering such other matters as the Administrative Agent or any Lender may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinions to the Lenders and the Administrative Agent).

          (d)    Opinion of Special Counsel to JPMCB.    An opinion of Milbank, Tweed, Hadley & McCloy, LLP, special New York counsel to JPMCB (addressed to the Administrative Agent and the Lenders and dated the Effective Date), substantially in the form of Exhibit K hereto (and JPMCB hereby instructs such counsel to deliver such opinion to the Lenders).

          (e)    Corporate Documents.    Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (f)    Officer's Certificate.    A certificate, dated the Effective Date and signed by the President, a Vice President or the chief financial officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 5.02.

          (g)    Security Agreement.    The Security Agreement, duly executed and delivered by the Borrower and Subsidiary Guarantors and the Administrative Agent and the certificates identified under the name of such Obligor in Annex [9] thereto, in each case accompanied by undated stock powers executed in blank. In addition, the applicable Obligor shall have taken such other action (including delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement.

          (h)    Parent Guaranty and Pledge Agreement.    The Parent Guaranty and Pledge Agreement, duly executed and delivered by the Parent and the Administrative Agent and the certificates identified in Annex 3 thereto accompanied by undated stock powers executed in blank. In addition, the Parent shall have taken such other action (including delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Parent Guaranty and Pledge Agreement.

          (i)    Insurance.    Certificates of insurance evidencing the existence of all insurance required to be maintained by the Borrower pursuant to Section 6.04 and the designation of the Administrative Agent as the loss payee or additional named insured, as the case may be, thereunder to the extent required by Section 6.04, such certificates to be in such form and contain such information as is specified in Section 6.04.

          (j)    Repayment of Existing Indebtedness.    Evidence that the principal of and interest on, and all other amounts owing in respect of, all Indebtedness (including any contingent or other amounts payable in respect of letters of credit) outstanding under the Existing Credit Agreement shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit thereunder shall have been canceled or terminated and that all guarantees in respect of, and all Liens securing, such Indebtedness shall have been released (or arrangements for such release satisfactory to the Administrative Agent shall have been made).

          (k)    Consents to Assignment.    A fully executed copy of the Consent to Assignment from each counterparty party to the Nextel Operating Agreements.

          (l)    NWIP Undertaking Agreement.    NWIP shall have executed the NWIP Undertaking Agreement and such other documents as the Administrative Agent shall reasonably request in connection therewith.

          (m)    Other Documents.    Such other documents as the Administrative Agent or any Lender or special counsel to JPMCB may reasonably request.

        The obligation of each Lender to make its initial extension of credit hereunder is also subject to the payment by the Borrower of such fees as the Borrower shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, LLP, special counsel to JPMCB, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).

        The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Lender to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) on or prior to 3:00 p.m., New York City time, on December 31, 2003 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

        SECTION 5.02.    Each Credit Event.    The obligation of each Lender to make any Loan, and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, is additionally subject to the satisfaction of the following conditions:

          (a)   the representations and warranties of the Borrower set forth in this Agreement, and of each Obligor in each of the other Loan Documents to which it is a party, shall be true and correct on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable; and

          (b)   at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

ARTICLE VI

AFFIRMATIVE COVENANTS

        Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

        SECTION 6.01.    Financial Information, Reports, Notices, etc.    The Borrower will furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:

          (a)   as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters and 90 days after the end of the fourth Fiscal Quarter of each Fiscal Year of the Parent, consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of the Parent and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial or chief accounting Authorized Officer of the Parent.

          (b)   as soon as available and in any event within 90 days after the end of each Fiscal Year of the Parent, a copy of the annual audit report for such Fiscal Year for the Parent and its Subsidiaries, including therein consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Parent and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Administrative Agent and the Required Lenders by KPMG LLP or other independent public accountants acceptable to the Administrative Agent and the Required Lenders, together with a report from such accountants (unless the giving of such a certificate is contrary to accounting practice) containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Section 7.04 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and the steps, if any, being taken to cure it;

          (c)   together with the delivery of the financial information required pursuant to clause (a) and clause (b), a Compliance Certificate, executed by the chief financial or chief accounting Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) compliance with the financial covenants set forth in Section 7.04;

          (d)   within 60 days after the commencement of each Fiscal Year of the Borrower, a detailed consolidated budget for such Fiscal Year;

          (e)   as soon as possible and in any event within five Business Days after the occurrence of each Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

          (f)    as soon as possible and in any event within five Business Days after (i) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 4.07 which could reasonably be expected to have a Material Adverse Effect or (ii) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 4.07, notice thereof and copies of all material documentation relating thereto;

          (g)   promptly after the sending or filing thereof, copies of all reports which the Parent sends to any of its security holders generally in their capacity as security holders, and all Form 10-K and 10-Q which the Parent or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange and prompt notice of the filing of any other reports and registration statements with the Securities and Exchange Commission or any other national securities exchange;

          (h)   promptly upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all material documentation relating thereto; and

          (i)    such other information respecting the condition or operations, financial or otherwise, of the Parent or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

        SECTION 6.02.    Compliance with Laws, etc.    The Borrower will, and will cause each of its Subsidiaries to, (a) comply in all material respects with all applicable laws, rules, regulations and orders, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, (b) maintain and preserve its corporate existence and qualification as a foreign corporation, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect and (c) pay, before the same become delinquent, all material taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

        SECTION 6.03.    Maintenance of Properties.    The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

        SECTION 6.04.    Insurance.    The Borrower will, and will cause each of its Material Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Administrative Agent, furnish to the Administrative Agent and each Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Material Subsidiaries in accordance with this Section. The Administrative Agent shall be named as loss payee or additional named insured under each policy of such insurance.

        SECTION 6.05.    Books and Records.    The Borrower will, and will cause each of its Material Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Administrative Agent, and each Lender or any of their respective representatives, at reasonable times and intervals, to discuss its financial matters with its officers and, after reasonable notice to the Borrower and provision of an opportunity for the Borrower to participate in such discussion, its independent public accountants (and the Borrower hereby authorizes such independent public accountants to discuss the Borrower's financial matters with each Lender or its representatives whether or not any representative of the Borrower is present) and upon reasonable notice, but, unless an Event of Default shall have occurred and be continuing, not more than once in each Fiscal Year, to visit all of its offices and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of such independent public accountants incurred in connection with the Administrative Agent's or any Lender's exercise of its rights pursuant to this Section.

        SECTION 6.06.    Environmental Covenant.    The Borrower will, and will cause each of its Subsidiaries to,

          (a)   use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

          (b)   promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the environmental condition of its facilities and properties or compliance with Environmental Laws which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

          (c)   provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section.

        SECTION 6.07.    Future Subsidiaries.    Upon any Person becoming, after the date hereof, a Subsidiary of the Borrower, or upon the Borrower or any Subsidiary of the Borrower acquiring additional Capital Stock of any existing Subsidiary, the Borrower shall promptly notify the Administrative Agent thereof, and

          (a)   the Borrower shall promptly cause such Subsidiary to become a "Subsidiary Guarantor" hereunder and under the Security Agreement by executing and delivering to the Administrative Agent a Guarantee Assumption Agreement (and, if such Subsidiary owns any real property having a value in excess of $3,000,000, cause such Subsidiary to execute and deliver a Mortgage covering such property), together with such other instruments or documents, filed under the Uniform Commercial Code and any other applicable recording statutes, for all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Security Agreement and any such Mortgage, as the case may be (other than the perfection of security interests in motor vehicles owned as of the date such entity becomes a Subsidiary); and

          (b)   the Borrower shall promptly deliver, or cause to be delivered, to the Administrative Agent under the Security Agreement certificates (if any) representing all of the issued and outstanding shares of Capital Stock of such Subsidiary owned by the Borrower or any Subsidiary of the Borrower, as the case may be, along with undated stock powers for such certificates, executed in blank, or, if any securities subject thereto are uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent that appropriate book entries have been made in the relevant books or records of a securities intermediary or the issuer of such securities, as the case may be, or other appropriate steps shall have been taken under applicable law resulting in the perfection of the security interest granted in favor of the Administrative Agent pursuant to the terms of the Security Agreement;

together, in each case, with such opinions, in form and substance and from counsel reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request; provided, however, that notwithstanding the foregoing, no Non-U.S. Subsidiary shall be required to execute and deliver a Guarantee Assumption Agreement or any Mortgage, nor will the Borrower or any Subsidiary of the Borrower be required to deliver in pledge pursuant to a Security Agreement in excess of 65% of the total combined voting power of all classes of Capital Stock of a Non-U.S. Subsidiary entitled to vote.

        SECTION 6.08.    Future Leased Property and Future Acquisitions of Real Property; Future Acquisition of Other Property.

        (a)    Future Leased Property.    Prior to entering into any new lease of real property or renewing any existing lease of real property after the Effective Date, the Borrower shall, and shall cause each of its U.S. Subsidiaries to, use all commercially reasonable efforts (which shall not require the expenditure of cash or the making of material concessions under the relevant lease) to deliver to the Administrative Agent a Waiver executed by the lessor of any real property that is to be leased by the Borrower or such U.S. Subsidiary under such new lease or lease renewal for a term in excess of one year in any state which by statute grants such lessor a "landlord's" (or similar) Lien which is superior to the Administrative Agent's, to the extent the value of any personal property of the Borrower or its U.S. Subsidiaries to be held at such leased property exceeds (or it is anticipated that the value of such personal property will, at any point in time during the term of such leasehold term, exceed) $3,000,000.

        (b)    Future Acquisitions of Real Property.    In the event that the Borrower or any of its U.S. Subsidiaries shall acquire any real property after the date hereof having a value as determined in good faith by the Administrative Agent in excess of $3,000,000 in the aggregate, the Borrower or the applicable U.S. Subsidiary shall, promptly after such acquisition, execute a Mortgage (in form and substance reasonably satisfactory to the Administrative Agent) with respect to such newly acquired real property and provide the Administrative Agent with

            (i)  evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to create a valid, perfected first priority Lien, subject to Liens permitted by Section 7.03, against the properties purported to be covered thereby;

           (ii)  mortgagee's title insurance policies in favor of the Administrative Agent and the Lenders in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Administrative Agent, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by such Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as permitted under Section 7.03 or as approved by the Administrative Agent, and such policies shall also include, to the extent available, a revolving credit endorsement and such other endorsements as the Administrative Agent shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

          (iii)  such other approvals, opinions, or documents as the Administrative Agent may reasonably request.

        (c)    Future Acquisitions of Other Property.    In accordance with the terms and provisions of this Agreement and the other Loan Documents, the Borrower or the applicable U.S. Subsidiary shall provide the Administrative Agent with evidence of all recordings and filings as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create a valid, perfected first priority Lien, subject to the Liens permitted by Section 7.03, against all property acquired after the date hereof (excluding motor vehicles, leases of motor vehicles and leases of real property) and an executed Perfection Certificate

        SECTION 6.09.    Existence; Conduct of Business.    The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.07.

        SECTION 6.10.    Payment of Obligations.    The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

        SECTION 6.11.    Use of Proceeds and Letters of Credit.    The Borrower shall (a) apply the proceeds of the Term Loans to refinance Indebtedness outstanding under the Existing Credit Agreement and for general corporate purposes, (b) apply the proceeds of the Revolving Loans for general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business, including the acquisition and build-out of the Borrower's telecommunications network, and the acquisition of additional frequencies and related assets; and (c) use Letters of Credit for the working capital and general corporate purposes of the Borrower and its Subsidiaries.

        SECTION 6.12.    Landlord Consents.    The Borrower shall use good faith efforts (which shall not require any material expenditure of cash or the making of material concessions under the relevant lease, sublease, or license) to obtain from each landlord or licensor under each lease, sublease or license listed in Schedule VIII, and deliver to the Administrative Agent within 90 days after the Effective Date, a Waiver; provided, however, that the Borrower shall be excused from such obligation with respect to any Leased Property for which (i) a waiver for the benefit of creditors of the tenant or licensee is contained in the lease, sublease, or license that is reasonably equivalent to the Waiver otherwise required hereunder, (ii) a waiver for the benefit of creditors of the tenant or licensee was provided by the landlord or licensor in connection with the Existing Credit Agreement and such waiver remains valid and effective in favor of the Administrative Agent hereunder and is reasonably equivalent to the Waiver otherwise required hereunder, or (iii) the Borrower demonstrates to the reasonable satisfaction of the Administrative Agent that, in connection with the Existing Credit Agreement, it was unable to obtain a Waiver despite having made good faith and commercially reasonable efforts (without having to make an expenditure of cash or the making of a material concession) in compliance with the requirements of the Existing Credit Agreement.

ARTICLE VII

NEGATIVE COVENANTS

        Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

        SECTION 7.01.    Lines of Business.    The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except for any business in which the Borrower and its Subsidiaries are engaged on the date hereof and such businesses as may be incidental, similar or related thereto (including the Borrower's Investments in Permitted Joint Ventures).

        SECTION 7.02.    Indebtedness.    The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

          (a)   Indebtedness created hereunder;

          (b)   Indebtedness in an aggregate principal amount not to exceed $60,000,000 at any time outstanding which is incurred by the Borrower or any of its Subsidiaries to finance the acquisition from a vendor (or its Affiliates) of any assets hereunder;

          (c)   Indebtedness existing as of the Effective Date which is identified in Schedule II (Part A) hereto, and refinancings and replacements thereof in a principal amount not exceeding the principal amount of the Indebtedness so refinanced or replaced and with an average life to maturity of not less than the then average life to maturity of the Indebtedness so refinanced or replaced;

          (d)   Hedging Obligations of the Borrower or any of its Subsidiaries in the ordinary course of its financial planning and not for speculative purposes;

          (e)   intercompany Indebtedness of (x) any Subsidiary Guarantor owing to the Borrower or any of its Subsidiaries or (y) the Borrower to any of its Subsidiaries, which Indebtedness (i) shall be either evidenced by one or more promissory notes, if any, in form and substance satisfactory to the Administrative Agent which have been duly executed and delivered to (and endorsed to the order of) the Administrative Agent in pledge pursuant to the Security Agreement or recorded on the relevant books or records of the Borrower or such Subsidiary Guarantor as an account receivable in which a security interest has been granted in favor of the Administrative Agent pursuant to the terms of the Security Agreement, and (ii) shall not, at any time after the occurrence and during the continuance of a Default be forgiven or otherwise discharged for any consideration other than payment (Dollar for Dollar) in cash;

          (f)    Indebtedness in respect of Capitalized Lease Liabilities in an amount not to exceed, at any time outstanding, 50% of the Capital Expenditures incurred by the Borrower or any of its Subsidiaries during the Fiscal Year immediately preceding the Fiscal Year in which such Indebtedness is incurred;

          (g)   Indebtedness (other than Indebtedness described in clause (f) above) of the Borrower or any of its Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capitalized Lease Liabilities and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity or decreased weighted average life thereof; provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and shall not exceed $5,000,000 in aggregate principal amount at any time outstanding and, provided, further, that the aggregate principal amount of Indebtedness permitted to be outstanding at any time by this clause (g) shall not be credited against or reduce the amount of Indebtedness permitted to be outstanding at any time under clause (b) of this Section;

          (h)   other unsecured Indebtedness of the Borrower and its Subsidiaries in an aggregate amount at any time outstanding not to exceed $5,000,000; and

          (i)    unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, and surety and performance bonds and similar instruments, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

provided, however, that no Indebtedness otherwise permitted by clause (g) or (h) may be incurred if, immediately before or after giving effect to the incurrence thereof, any Default shall have occurred and be continuing, and; provided, further, however, that all such Indebtedness of the type described in clause (e)(y) that is owed to Subsidiaries which are not party to the Subsidiary Guaranty, shall be subordinated, in writing, to the obligations of the Obligors hereunder and under the other Loan Documents upon terms satisfactory to the Administrative Agent.

        SECTION 7.03.    Liens.    The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

          (a)   Liens created pursuant to the Security Documents;

          (b)   Liens granted prior to the Effective Date to secure payment of Indebtedness of the type permitted and described in clause (c) of Section 7.02;

          (c)   Liens granted to secure payment of Indebtedness of the type permitted and described in clauses (b) and (g) of Section 7.02; provided that (i) each such Lien attaches only to those assets acquired with the proceeds of such Indebtedness (or other assets acquired with proceeds of other Indebtedness to such Lender) and (ii) the principal amount of such Indebtedness does not exceed 100% of the cost of the relevant property;

          (d)   Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary of the Borrower; provided that (i) such security interests secure Indebtedness permitted by clause (g) of Section 7.02, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets, and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary of the Borrower (or other assets acquired with proceeds of other Indebtedness to such Lender);

          (e)   Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the books of such Person;

          (f)    Liens of carriers, warehousemen, mechanics, materialmen, contractors, laborers and landlords or other similar Liens (i) incurred in the ordinary course of business for sums not overdue for a period of more than 30 days, or (ii) being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the books of such Person;

          (g)   Liens incurred in the ordinary course of business (i) in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) to secure performance of tenders, bids, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or (iii) to secure obligations on surety or appeal bonds, performance or return-of-money bonds or other obligations of a similar nature;

          (h)   judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

          (i)    Liens with respect to minor imperfections of title and easements, rights-of-way, restrictions, reservations, permits, servitudes and other similar encumbrances on real property and fixtures which do not materially detract from the value or materially impair the use by the Borrower or any such Subsidiary in the ordinary course of its business of the property subject thereto;

          (j)    licenses, sublicenses, leases or subleases granted by the Borrower or any of its Subsidiaries to any other Person in the ordinary course of business;

          (k)   Liens in the nature of trustees' Liens granted pursuant to any indenture governing any Indebtedness permitted by Section 7.02, in each case in favor of the trustee under such indenture and securing only obligations to pay compensation to such trustee, to reimburse its expenses and to indemnify it under the terms thereof;

          (l)    Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

          (m)  Liens with respect to cash or Cash Equivalent Investments posted in support of Rate Protection Agreements in an aggregate amount at any time not to exceed $30,000,000, including any cash or Cash Equivalent Investments posted in support of Rate Protection Agreements of the Parent; and

          (n)   Liens granted to secure any other Indebtedness of the Borrower or any of its U.S. Subsidiaries permitted to be incurred under this Agreement with respect to obligations that do not exceed $3,000,000 at any one time outstanding.

        Any term or provision of this Section to the contrary notwithstanding, unless otherwise consented to by the Required Lenders the Borrower will not permit any License Subsidiary to, and no such License Subsidiary shall, create, incur, assume or suffer to exist any Lien upon or in any of its property (including the Licenses or capital stock of such License Subsidiary) other than as described in clause (a) above.

        SECTION 7.04.    Certain Financial Covenants.

        (a)    Leverage Ratios.    The Borrower will not permit the Leverage Ratio or the Senior Leverage Ratio to exceed the following respective amounts at any time during the following respective periods:

Period	Leverage Ratio	Senior Leverage Ratio
From Effective Date through March 31, 2004	12.00 to 1	3.00 to 1
From April 1, 2004 through September 30, 2004	10.00 to 1	3.00 to 1
From October 1, 2004 through March 31, 2005	8.00 to 1	2.50 to 1
From April 1, 2005 through September 30, 2005	7.00 to 1	2.50 to 1
From October 1, 2005 through December 31, 2005	6.00 to 1	2.50 to 1
From January 1, 2006 through December 31, 2006	5.00 to 1	2.00 to 1
From January 1, 2007 through December 31, 2007	4.00 to 1	2.00 to 1
From January 1, 2008 and at all times thereafter	3.00 to 1	1.50 to 1

        (b)    Interest Coverage Ratio.    The Borrower will not permit the Interest Coverage Ratio to be less than the following respective amounts at any time during the following respective periods:

Period	Interest Coverage Ratio
From Effective Date through June 30, 2004	1.15 to 1
From July 1, 2004 through December 31, 2004	1.25 to 1
From January 1, 2005 through June 30, 2005	1.50 to 1
From July 1, 2005 through December 31, 2005	1.75 to 1
From January 1, 2006 through December 31, 2006	2.25 to 1
From January 1, 2007 through December 31, 2007	2.75 to 1
From January 1, 2008 through December 31, 2008	3.25 to 1
From January 1, 2009 and at all times thereafter	3.50 to 1

        (c)    Fixed Charge Coverage Ratio.    The Borrower will not permit the Fixed Charge Coverage Ratio to be less than the following respective amounts at any time during the following respective periods:

Period	Interest Coverage Ratio
From Effective Date through June 30, 2004	1.15 to 1
From July 1, 2004 through December 31, 2004	1.25 to 1
From January 1, 2005 through June 30, 2005	1.50 to 1
From July 1, 2005 through December 31, 2005	1.75 to 1
From January 1, 2006 through December 31, 2006	2.25 to 1
From January 1, 2007 through December 31, 2007	2.75 to 1
From January 1, 2008 through December 31, 2008	3.25 to 1
From January 1, 2009 and at all times thereafter	3.50 to 1

        SECTION 7.05.    Investments.    The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a)   Investments outstanding on the Effective Date and identified in Schedule VI (Part B);

          (b)   Cash Equivalent Investments or Permitted Short Term Investments; provided, that Permitted Short Term Investments (that are not also Cash Equivalent Investments) shall not at any time outstanding exceed 20% of the aggregate of the total outstanding Cash Equivalent Investments and Permitted Short Term Investments;

          (c)   without duplication, Investments permitted as Indebtedness pursuant to Section 7.02;

          (d)   without duplication, Investments constituting Capital Expenditures not prohibited hereunder;

          (e)   Investments by the Borrower in any of its Subsidiaries (or any Person which, after making an Investment, becomes a Subsidiary), or by any such Subsidiary in any Subsidiary of the Borrower, by way of contributions to capital;

          (f)    Investments in the form of loans to officers, directors and employees of the Borrower and its Subsidiaries in an aggregate amount at any time outstanding not to exceed $2,500,000 in cash;

          (g)   Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of and other disputes with customers and suppliers arising in the ordinary course of business;

          (h)   Investments in Permitted Joint Ventures; or

          (i)    additional Investments in an aggregate amount at any time outstanding not to exceed $5,000,000; provided, that the amount of any such additional Investment outstanding at any time shall be deemed to be equal to the amount of such Investment on the date made, minus the sum of amounts received in cash in respect of such Investment representing return of capital, repayment of loans and return on capital (including interest and dividends) up to the amount of such Investment on the date made;

provided, however, that (x) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held for no more than 180 days following the date that such Investment no longer meets the requirements of such definition and (y) no Investment otherwise permitted by clause (e) (other than an Investment in a wholly-owned Subsidiary) or (h) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing, unless such party has irrevocably committed to making such Investment.

        SECTION 7.06.    Restricted Payments.    The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare, pay or make any dividend, distribution or exchange (in cash, property or obligations) or other payment on or in respect of any Permitted Parent Debt or any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower (other than (i) dividends or distributions payable in common stock or warrants to purchase its common stock and (ii) splits or reclassifications of its Capital Stock into additional or other shares of a similar class of its Capital Stock (provided that such other class of Capital Stock (x) is not (by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise) redeemable, at the option of the holder thereof, on or prior to November 30, 2010 or convertible or exchangeable for debt securities and (y) does not require the payment of dividends in cash)) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the payment, purchase, redemption, exchange, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to pay, purchase, redeem or exchange, any Permitted Parent Debt or any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower (the foregoing prohibited acts are herein collectively referred to as "Restricted Payments"); provided that, notwithstanding the foregoing provisions,

          (a)   so long as (A) no Default shall have occurred and be continuing on the date such Restricted Payment is declared or to be made, nor would a Default result from the making of such Restricted Payment, (B) after giving effect to the making of such Restricted Payment the Parent and its Subsidiaries shall be in pro forma compliance with the covenants set forth in Section 7.04 for the most recent full Fiscal Quarter immediately preceding the date of the payment of such Restricted Payment for which relevant financial information has been delivered pursuant to clause (a) or (b) of Section 6.01, and (C) an Authorized Officer of the Borrower shall have delivered a certificate to the Administrative Agent in form and substance satisfactory to the Administrative Agent (including a calculation of compliance with the covenants set forth in Section 7.04) certifying as to the accuracy of clauses (A) and (B) above, the Borrower shall be permitted to pay cash dividends to the Parent to the extent necessary to enable the Parent to:

              (i)  repurchase, redeem or otherwise acquire or retire for value any common stock of the Parent, or any warrant, option or other right to acquire common stock of the Parent, from former employees or directors of the Parent or any Subsidiary for consideration not to exceed (x) $500,000 in the aggregate in any Fiscal Year (with unused amounts in any Fiscal Year being carried forward to subsequent Fiscal Years), and (y) in the case of any Itemized Executive $2,000,000 per Itemized Executive (plus the amount of any proceeds of any key man life insurance received by the Borrower or any Subsidiary in respect of such Itemized Executive) in any Fiscal Year up to an aggregate amount not to exceed $5,000,000 in any Fiscal Year; provided, that the aggregate amount of all such repurchases made pursuant to this clause (i) shall not exceed $17,000,000 over the term of this Agreement (excluding the amount of any proceeds of any key man life insurance received by the Borrower or any Subsidiary in respect of any Itemized Executive);

             (ii)  pay cash interest on the Permitted Parent Debt in an aggregate amount which, after giving effect to such payment, would not exceed $150,000,000 for the 12-month period immediately preceding such payment; and

          (b)   the Borrower shall be permitted to make Restricted Payments to the Parent in amounts required for the Parent to pay when due income and franchise taxes and other fees and expenses required to maintain its corporate existence and satisfy its reporting and financial obligations and to pay out-of-pocket costs, operating expenses and other amounts required to be paid by the Parent during such Fiscal Year.

        SECTION 7.07.    Consolidation, Merger, etc.    The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except:

          (a)   any such Subsidiary (other than any License Subsidiary) may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower (so long as the Borrower is the surviving corporation of such combination or merger) or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary; provided that, notwithstanding the above, a Subsidiary may only liquidate or dissolve into, or merge with and into, another Subsidiary of the Borrower if, after giving effect to such combination or merger, the Borrower continues to own (directly or indirectly), and the Administrative Agent continues to have pledged to it pursuant to the Security Agreement, a percentage of the issued and outstanding shares of Capital Stock (on a fully diluted basis) of the Subsidiary surviving such combination or merger that is equal to or in excess of the percentage of the issued and outstanding shares of Capital Stock (on a fully diluted basis) of the Subsidiary that does not survive such combination or merger that was (immediately prior to the combination or merger) owned by the Borrower or pledged to the Administrative Agent; and

          (b)   so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets of any Person (or any division thereof) not then a Subsidiary, or acquire such Person by merger; provided, that such Person becomes a wholly-owned Subsidiary of the Borrower and becomes a Subsidiary Guarantor pursuant to the terms of Section 6.09.

        SECTION 7.08.    Asset Dispositions, etc.    The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, any of its assets, whether now owned or hereafter acquired (including accounts receivable and Capital Stock of Subsidiaries) to any Person, unless

          (a)   such sale, transfer, lease, contribution or conveyance of such assets is (i) in the ordinary course of its business (and does not constitute a sale, transfer, lease, contribution or other conveyance of all or a substantial part of the Borrower's and its Subsidiaries' assets, taken as a whole), (ii) of obsolete or worn out property or is no longer useful in the business of the Borrower, (iii) permitted by Section 7.07, or (iv) between the Borrower and one of its Subsidiaries or between Subsidiaries of the Borrower;

          (b)   such sale, transfer, lease, contribution or conveyance constitutes (i) an Investment permitted under Section 7.05, (ii) a Lien permitted under Section 7.03 or (iii) a License Exchange; provided that the aggregate value of all Licenses and related operating assets exchanged for Licenses from a third party pursuant to clause (c) of the definition of "License Exchange" shall not exceed $20,800,000;

          (c)   (i) such sale, transfer, lease, contribution or conveyance of such assets is for fair market value and the consideration consists solely of cash, (ii) the Net Disposition Proceeds received from such assets, together with the Net Disposition Proceeds of all other assets sold, transferred, leased, contributed or conveyed pursuant to this clause (c) since the date hereof, does not exceed (individually or in the aggregate) $50,000,000 over the term of this Agreement and (iii) an amount equal to the Net Disposition Proceeds generated from such sale, transfer, lease, contribution or conveyance is applied to prepay the Loans pursuant to the terms of Section 2.09, provided that this clause (c) shall not be applicable to any Permitted Tower Sale;

          (d)   such sale, transfer, lease, contribution or conveyance of such assets constitutes a Permitted Tower Sale;

          (e)   such sale, transfer, lease, contribution or conveyance of such assets constitutes a Permitted Infrastructure Sale/Leaseback; or

          (f)    such sale, transfer, lease, contribution or conveyance is of assets not otherwise included in the foregoing clauses (a) through (e) and does not exceed $5,000,000 over the term of this Agreement.

        Any term or provision of this Section to the contrary notwithstanding, unless otherwise consented to by the Required Lenders (including pursuant to the NWIP Undertaking) or unless the consent of the Required Lenders is not required pursuant to the NWIP Undertaking, the Borrower will not permit any License Subsidiary to, and no such License Subsidiary shall, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, any of its assets (including the Licenses or Capital Stock of such License Subsidiary).

        SECTION 7.09.    Modifications of Certain Documents.    The Borrower will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, amendment and restatement, waiver or other modification of any of the terms or provisions contained in, or applicable to, any Permitted Parent Debt (including any agreement or indenture related thereto or to the issuance of any such Permitted Parent Debt) or any Transaction Document or any schedules, exhibits or agreements related thereto, in each case which would (i) adversely affect the rights or remedies of the Lenders or the Borrower's or any other Obligor's legal ability or legal right or power to perform its respective material obligations hereunder or under any Loan Document to which it is a party or (ii) increase the Borrower's or any of its Subsidiaries obligations contingent or otherwise if such increase could reasonably be expected to have a Material Adverse Effect.

        SECTION 7.10.    Transactions with Affiliates.    The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates (other than another Obligor) unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates; provided that the Borrower and its Subsidiaries (a) may enter into and perform their obligations under the Transaction Documents to which each is a party as of the Effective Date, (b) may enter into any transaction involving the issuance of equity securities, employment agreements or payment of directors' fees and (c) may enter into any transaction which is approved by a majority of the disinterested directors of the Borrower.

        SECTION 7.11.    Negative Pledges, Restrictive Agreements.    cfn> The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting:

          (a)   (i) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired (other than in the case of any assets acquired with the proceeds of any Indebtedness permitted under clause (f) of Section 7.02 or subject to Capitalized Lease Liabilities permitted under such clause (f), customary limitations and prohibitions contained in such Indebtedness), or (ii) the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

          (b)   any Subsidiary from making any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

        SECTION 7.12.    Liabilities of License Subsidiary.    The Borrower will not permit any License Subsidiary to incur, assume or permit to exist any liabilities (other than hereunder and under the Security Agreement, the Communications Act and taxes and other liabilities incurred in the ordinary course in order to maintain its existence) or to engage in any business or activities other than holding of Licenses.

ARTICLE VIII

EVENTS OF DEFAULT

        If any of the following events ("Events of Default") shall occur:

          (a)   the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement or deposit of cash collateral for purposes pursuant to Section 2.04(k) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b)   the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue for three or more Business Days;

          (c)   any representation or warranty made or deemed made by or on behalf of the Borrower or any other Obligor in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;

          (d)   the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.01(f), 6.11 or the first sentence of Section 6.12 or in Article VII; or the Parent or Nextel WIP License MR shall default in the performance of any of their respective obligations contained in the Sections 2, 3, 4, 5, 6 or 7 of the Parent Guaranty and Pledge Agreement;

          (e)   any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

          (f)    a default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in clause (a) or (b) of this Article) of the Borrower or any of its Material Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $10,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity;

          (g)   an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Material Subsidiaries or any other Obligor of its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a period greater than 60 days for the Borrower or any of its Material Subsidiaries or any other Obligor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h)   the Borrower or any of its Material Subsidiaries or any other Obligor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Material Subsidiaries or any other Obligor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing;

          (i)    the Borrower or any of its Material Subsidiaries or any other Obligor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (j)    one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 (not covered by insurance from a responsible insurance company that is not denying its liability thereto) shall be rendered against the Borrower or any of its Material Subsidiaries or any other Obligor or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;

          (k)   Any of the following events shall occur with respect to any Pension Plan:

            (a)   the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $10,000,000; or

            (b)   a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA;

          (l)    a Change in Control shall occur and be continuing;

          (m)  the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under the respective Security Documents), excluding, however, collateral deemed by the Administrative Agent not to be material in relation to the collateral security provided as a whole by the Security Documents, or, except for expiration in accordance with its terms, any of the Loan Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor party thereto,

          (n)   the FCC shall terminate, revoke or fail to renew one or more Licenses, which individually or in the aggregate are material, of the Borrower or its Subsidiaries, taken as a whole;

          (o)   the Borrower's right to use the "Nextel" brand name pursuant to the Trademark License Agreement with Nextel or to acquire equipment incorporating the "iDEN" technology pursuant to the Infrastructure Equipment Purchase Agreement shall terminate prior to the stated expiration thereof, unless in either case such termination could not reasonably be expected to have a Material Adverse Effect because the parties have entered into replacement or successor agreements with respect thereto which are reasonably satisfactory to the Administrative Agent, or any default or termination of any rights under any material agreements, which occurrence or termination could reasonably be expected to have a Material Adverse Effect, shall occur;

          (p)   (i) any Nextel Operating Agreement shall terminate or fail to be renewed (except (x) in the case of the Transition Services Agreement and the Infrastructure Equipment Purchase Agreement, at such time as all material obligations of the parties thereunder have been performed or (y) the Analog Management Agreement), (ii) a Material Breach (as defined in the Joint Venture Agreement) described in Section 12.3 A, B or C of the Joint Venture Agreement shall occur and be continuing which could reasonably be expected to have a Material Adverse Effect, or (iii) a Material Breach (other than a Material Breach described in Section 12.3 A, B or C of the Joint Venture Agreement) shall occur and continue unremedied after the expiration of all applicable grace periods and arbitration proceedings;

          (q)   any "Change in Control" under and as defined in the Joint Venture Agreement shall occur without Nextel or one of its wholly-owned Subsidiaries entering into an Interim Management Agreement containing the terms set forth in, and as required by, Section 4.16.A of the Joint Venture Agreement and the NWIP Undertaking;

          (r)   NWIP shall default in the due performance and observance of any of its obligations under the NWIP Undertaking which default could reasonably be expected to have a Material Adverse Effect; or

          (s)   any "Change in Control of the Company" under and as defined in the Joint Venture Agreement shall occur as a result of actions taken by any Person other than Nextel or one of its wholly-owned Subsidiaries;

then, and in every such event (other than an event with respect to any Obligor described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor require the Borrower to provide cash collateral to be deposited in an amount equal to the undrawn amount of all Letters of Credit outstanding; and in case of any event with respect to any Obligor described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

ARTICLE IX

THE ADMINISTRATIVE AGENT

        Each of the Lenders and the Issuing Lender hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

        The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

        The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

        The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for an Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

        The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

        The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lender and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders appoint a successor Administrative Agent meeting the qualifications set forth above, provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as the Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as the Administrative Agent.

        Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

ARTICLE X

MISCELLANEOUS

        SECTION 10.01.    Notices.    Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a)   if to the Borrower, the Parent or any Subsidiary Guarantor, to it at 4500 Carillon Point, Kirkland, WA 98033, Attention of General Counsel (Telecopy No. (425) 376-3600; Telephone No. (425) 576-3666);

          (b)   if to the Administrative Agent, to JPMorgan Chase Bank at JPMChase Bank Loans and Agency Services, 1111 Fannin Street, 10th Floor, Houston, TX 77002, Attention of Kunal Sharma (Telecopy No. (713) 750-7931; Telephone No. (713) 750-2358), with a copy to William Rindfuss,

  560 Mission Street, 18th Floor, San Francisco, CA 94105 (Telecopy No. (415) 315-8586; Telephone No. (415) 315-8232) and to Linda Wisnieski, 270 Park Avenue, 15th Floor, New York, NY 10017 (Telecopy No. (212) 270-4164); Telephone No. (212) 270-1254);

          (c)   if to the Issuing Lender, to it at JPMorgan Chase Bank at JPMChase Bank Loans and Agency Services, 1111 Fannin Street, 10th Floor, Houston, TX 77002, Attention of Kunal Sharma (Telecopy No. (713) 750-7931; Telephone No. (713) 750-2358), with a copy to Danny Blagojevic, 300 South Grand Avenue, 4th Floor, Los Angeles, CA 90071 (Telecopy No. (213) 621-8079; Telephone No. (213) 621-8073); and

          (d)   if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

        SECTION 10.02.    Waivers; Amendments.

        (a)    No Deemed Waivers; Remedies Cumulative.    No failure or delay by the Administrative Agent, the Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lender and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Lender may have had notice or knowledge of such Default at the time.

        (b)    Amendments to this Agreement.    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall

            (i)  increase any Commitment of any Lender without the written consent of such Lender,

           (ii)  reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

          (iii)  postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

          (iv)  change the definition of "Interest Period" without the written consent of each Lender affected thereby,

           (v)  change any of the provisions of this Section or the percentage in the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of

  Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender,

          (vi)  release the Parent from its obligations under the Parent Guaranty and Pledge Agreement, or release all or substantially all of the Subsidiary Guarantors from their obligations under Article III, without the written consent of each Lender,

         (vii)  amend, waive or modify any condition precedent set forth in Section 5.02 with respect to Borrowings under the Revolving Credit Commitment without the written consent of the Required Revolving Credit Lenders;

        and provided that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Lender hereunder without the prior written consent of the Administrative Agent or the Issuing Lender, as the case may be, (y) that any modification or supplement of Article III shall require the consent of each Subsidiary Guarantor and (z) any consent to the sale, disposition or other transfer of, or the creation of additional Liens on or in respect of, any License or Capital Stock of any License Subsidiary shall, to the extent provided in the NWIP Undertaking, require the consent of NWIP.

        Anything in this Agreement to the contrary notwithstanding, (A) no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Loan of any Class shall be effective against the Lenders of such Class, unless the Required Lenders of the affected Class shall have concurred with such waiver or modification, and (B) no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders of any Class disproportionately when compared to the Lenders of all other Classes shall be effective against the Lenders of such Class unless the Required Lenders of such Class shall have concurred with such waiver or modification, provided that nothing in this clause (B) shall override any provision in this Agreement or the other Loan Documents that expressly permits any action to be taken, or waiver to be given, by the Required Lenders.

        In furtherance of clause (vii) of this Section 10.02, (i) any amendment, waiver or modification with respect to Section 7.04 or (ii) any amendment, waiver or modification of any other provision of this Agreement or any other Loan Document at a time when a Default or Event of Default is in existence, and that would have the effect of eliminating such Default or Event of Default, shall not be deemed to be effective for the purpose of determining whether the conditions precedent to the making of any Revolving Loans as set forth in Section 5.02, shall be satisfied, unless the Required Revolving Credit Lenders shall have consented to such amendment, waiver or modification.

        (c)    Amendments to Other Loan Documents.    Except as otherwise provided in Section 10.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender (and, the Existing Rate Protection Provider, to the extent the Existing Rate Agreements remain outstanding, but only to the extent that as a result of any modification, supplement or waiver, the Existing Rate Protection Provider is not secured equally and ratably with the Lenders), the Administrative Agent shall not (except as provided herein or in the Security Documents) release all or substantially all of the collateral, or otherwise terminate all or substantially all of the Liens, under the Security Documents, agree to additional obligations being secured by all or substantially all of the collateral under the Security Documents (except that no such consent shall be necessary, so long as the Required Lenders have consented thereto, (i) if such additional obligations shall be junior to the Lien in favor of the other obligations secured by the Security Documents or (ii) if such additional obligations consist of one or more additional tranches of loans under this Agreement), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents with respect to all or substantially all of such collateral, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented.

        In addition, the Administrative Agent shall not release any License or shares of Capital Stock of the License Subsidiary from the Lien created by the Security Agreement without the prior consent of NWIP to the extent such consent is required pursuant to the NWIP Undertaking.

        SECTION 10.03.    Expenses; Indemnity; Damage Waiver.

        (a)    Costs and Expenses.    The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Joint Lead Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Lender or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iv) and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

        (b)    Indemnification by the Borrower.    The Borrower shall indemnify the Administrative Agent, the Joint Lead Arrangers, the Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any liability related in any way to the Borrower or any of its Subsidiaries arising under any Environmental Law, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee.

        (c)    Reimbursement by Lenders.    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Lender in its capacity as such.

        (d)    Waiver of Consequential Damages, Etc.    To the extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

        (e)    Payments.    All amounts due under this Section shall be payable promptly after written demand therefor.

        SECTION 10.04.    Successors and Assigns.

        (a)    Assignments Generally.    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the affiliates, directors, officers, employees, attorneys and agents of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

        (b)    Assignments by Lenders.

          (i)    Assignments Generally.    Subject to the conditions set forth in clause (ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment, and the Loans, at the time held by it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

            (A)  the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (g) or (h) of Article VIII shall have occurred and is continuing, any other assignee; and

            (B)  the Administrative Agent, provided that no consent of the Administrative Agent shall be required for (x) an assignment of any Term Loans to a Lender, an Affiliate or a Lender or an Approved Fund or (y) an assignment of any Revolving Loans or Revolving Credit Commitments to an assignee that is a Lender with a Revolving Credit Commitment immediately prior to giving effect to such assignment.

          (ii)    Certain Conditions to Assignments.    Assignments shall be subject to the following additional conditions:

            (A)  except in the case of an assignment to a Lender or an Affiliate of a Lender, or an assignment of the entire remaining amount of the assigning Lender's Revolving Credit Commitment (together with all Revolving Loans) or Term Loans, the amount of the Revolving Credit Commitment or Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than U.S. $1,000,000 (provided, that all amounts assigned shall be aggregated in calculating the $1,000,000 minimum in the event of simultaneous assignments to or from two or more Affiliated Approved Funds) unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (g) or (h) of Article III has occurred and is continuing;

            (B)  each partial assignment of any Revolving Credit Commitment or Term Loans shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement in respect of such Commitment (together with a proportionate part of the outstanding Revolving Loans) and Term Loans;

            (C)  the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance in substantially the form of Exhibit A hereto, together with a processing and recordation fee of U.S. $3,500 (provided, that only one such fee shall be payable in the event of simultaneous assignments to or from one or more Affiliated Approved Funds); and

            (D)  the assignee, if it shall not already be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

          (iii)    Effectiveness of Assignments.    Subject to acceptance and recording thereof pursuant to paragraph (c) below, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the rights referred to in Section 10.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) below.

        (c)    Maintenance of Register by the Administrative Agent.    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, and principal amount of the Loans held by, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

        (d)    Acceptance of Assignments by Administrative Agent.    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and any written consent to such assignment required by said paragraph (b), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (d).

        (e)    Participations.    Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Revolving Credit Commitments and the Loans held by it); provided that (i) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) below, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) above. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 2.16(d) as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(d) as though it were a Lender hereunder.

        (f)    Limitations on Rights of Participants.    A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

        (g)    Certain Pledges.    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

        (h)    Disclosure of Certain Information.    A Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 10.12(b).

        (i)    No Assignments to the Borrower or Affiliates.    Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

        SECTION 10.05.    Survival.    All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15, 3.03 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

        SECTION 10.06.    Counterparts; Integration; Effectiveness.    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

        SECTION 10.07.    Severability.    Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

        SECTION 10.08.    Right of Setoff.    If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

        SECTION 10.09.    Governing Law; Jurisdiction; Etc.

        (a)    Governing Law.    This Agreement shall be construed in accordance with and governed by the law of the State of New York.

        (b)    Submission to Jurisdiction.    Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

        (c)    Waiver of Venue.    Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

        (d)    Service of Process.    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

        SECTION 10.10.    WAIVER OF JURY TRIAL.    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        SECTION 10.11.    Headings.    Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

        SECTION 10.12.    Treatment of Certain Information; Confidentiality.

        (a)    Treatment of Certain Information.    The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

        (b)    Confidentiality.    Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee or pledgee of or Participant in, or any prospective assignee or pledgee of or

Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective, direct or indirect, counterparty (or its advisors) to any swap or derivative transaction relating to the Parent, the Borrower, any of the Borrower's Subsidiaries and their respective obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

        For purposes of this Section, "Information" means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

        Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations hereunder or under any other related document (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, such party's U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated by this Agreement relating to such party and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no such party shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NEXTEL PARTNERS OPERATING CORP.
By:	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel

SUBSIDIARY GUARANTORS

NEXTEL WIP LEASE CORP.		NEXTEL WIP LEASE CORP.
By:	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel	By:	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel
NPCR, INC.		NEXTEL WIP LICENSE CORP.
By:	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel	By:	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel
NEXTEL WIP EXPANSION CORP.		NEXTEL PARTNERS OF UPSTATE NEW YORK, INC.
By:	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel	By:	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel
NPFC, INC.		NEXTEL PARTNERS EQUIPMENT CORP.
By:	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel	By:	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel
NEXTEL WIP EXPANSION TWO CORP.
By:	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel

LENDERS
JPMORGAN CHASE BANK, individually and as the Administrative Agent
By:	/s/ ROBERT ANASTASIO Name: Robert Anastasio Title: Vice President
General Electric Capital Corporation
By:	/s/ MOLLY S. FERGUSSON Name: Molly S. Fergusson Title: Manager—Operations
Morgan Stanely Senior Funding, Inc.
By:	/s/ TODD VANNUCCI Name: Todd Vannucci Title: Executive Director
UBS LOAN FINANCE LLC
By:	/s/ BARBARA EZELL-MCMICHAEL Name: Barbara Ezell-McMichael Title: Associate Director Banking Products Services, US
By:	/s/ JOSELIN FERNANDES Name: Joselin Fernandes Title: Associate Director Banking Products Services, US
WACHOVIA BANK, NA
By:	/s/ MARK L. COOK Name: Mark L. Cook Title: Director
National City Bank
By:	/s/ MICHAEL GRIMES Name: Michael Grimes Title: Senior Vice President
OLYMPIC FUNDING TRUST, SERIES 1999-1
By:	/s/ DIANA M. HIMES Name: Diana M. Himes Title: Authorized Agent

KZH CYPRESSTREE-1 LLC
By:	/s/ HI HUA Name: Hi Hua Title: Authorized Agent
KZH ING-2LLC
By:	/s/ HI HUA Name: Hi Hua Title: Authorized Agent
MUIRFIELD TRADING LLC
By:	/s/ DIANA M. HIMES Name: Diana M. Himes Title: Assistant Vice President
KZH STERLING LLC
By:	/s/ HI HUA Name: Hi Hua Title: Authorized Agent
KZH RIVERSIDE LLC
By:	/s/ HI HUA Name: Hi Hua Title: Authorized Agent
KZH SOLEIL-2 LLC
By:	/s/ HI HUA Name: Hi Hua Title: Authorized Agent

SCHEDULE I

Commitments

[See definitions of "Lenders", "Revolving Credit Commitment" and
"Term Loan Commitment" in Section 1.01]

Name of Lender	Revolving Credit Commitment ($)	Term Loan Commitment ($)
JPMorgan Chase Bank

[Complete for each other Lender]

SCHEDULE II

Material Agreements and Liens

Part A—Material Agreements

(a)
the Purchase Agreement for 12 1/2% Senior Securities due 2009, dated as of December 4, 2001 between Nextel Partners, Inc. and The Bank of New York as Trustee for aggregate principal amount of $225,000,000.00;

(b)
the Indenture for 12 1/2% Senior Securities due 2009, dated as of December 4, 2001, between Nextel Partners, Inc. and The Bank of New York as Trustee;

(c)
the Purchase Agreement for 8 1/8% Senior Notes due 2011, dated as of June 16, 2003, between Nextel Partners, Inc. and The Bank of New York as Trustee for aggregate principal amount of $450,000,000.00;

(d)
the Indenture for 8 1/8% Senior Notes due 2011, dated as of June 23, 2003, between Nextel Partners, Inc. and The Bank of New York as Trustee

(e)
the Purchase Agreement for 1 1/2% Convertible Senior Notes due 2008, dated as of May 7, 2003, between Nextel Partners, Inc. and The Bank of New York as Trustee for aggregate principal amount of $150,000,000.00;

(f)
the Indenture for 1 1/2% Convertible Senior Notes due 2008, dated as of May 13, 2003, between Nextel Partners, Inc. and The Bank of New York as Trustee;

(g)
the Purchase Agreement for 1 1/2% Convertible Senior Notes due 2008, dated as of August 6, 2003, between Nextel Partners, Inc. and The Bank of New York as Trustee;

(h)
the Indenture for 1 1/2 Convertible Senior Notes due 2008, dated as of August 6, 2003, between Nextel Partners, Inc. and The Bank of New York as Trustee;

(i)
the Purchase Agreement for 14% Senior Discount Notes due 2009, dated as of January 22, 1999, between Nextel Partners, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, Barclays Capital Inc., First Union Capital Markets, BNY Capital Markets, Inc., Nesbitt Burns Securities Inc. and The Bank of New York as Trustee for aggregate principal amount of $800,000,000.00;

(j)
the Indenture for 14% Senior Discount Notes due 2009, dated as of January 29, 1999, between Nextel Partners, Inc. and The Bank of New York as Trustee;

(k)
the Purchase Agreement for 11% Senior Notes due 2010, dated as of February 29, 2000, between Nextel Partners, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation and The Bank of New York as Trustee for aggregate principal amount of $200,000,000.00;

(l)
the Indenture for 11% Senior Notes due 2010, dated as of March 10, 2000, between Nextel Partners, Inc. and The Bank of New York as Trustee;

(m)
the Purchase Agreement for 11% Senior Notes due 2010, dated as of July18, 2000, between Nextel Partners, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Bank Securities, Inc., CIBS World Markets Corp for aggregate principal amount of $200,000,000.00;

(n)
the Indenture for 11% Senior Notes due 2010, dated as of July 2718, 2000, between Nextel Partners, Inc. and The Bank of New York;

(o)
the Participation Agreement dated as of July 31, 2002 among the Borrower, NPCR, Inc., General Electric Capital Corporation and State Street Bank and Trust Company of Connecticut, National Association;

(p)
the Lease Agreement dated as of July 31, 2002, between NPCR, Inc. and State Street Bank and Trust Company of Connecticut, National Association

Part B—Liens

        None.

SCHEDULE III

FCC Compliance

        Pursuant to Section 4.15, the following sets forth certain disclosures and other exceptions to the representations made at Section 4.15 regarding the FCC Licenses.

        1.    Nextel WIP Expansion Two Corp.    The licenses held by Nextel WIP Expansion Two Corp. are listed in the Federal Communications Commission's ("FCC") Universal Licensing System ("ULS") database as being licensed to "Nextel WIP Expansion Two, Inc." This discrepancy appears to be the result of an inadvertent clerical error. Nextel WIP Expansion Two Corp. is filing administrative updates with the FCC to correct this error on all of its Licenses by changing the name of the licensee to "Nextel WIP License Two Corp." These administrative update filings will be completed by December 31, 2003.

        2.    RACOM Agreements.    On July 12, 2002, Nextel Partners, Inc. ("Nextel Partners") acquired from RACOM Corporation ("RACOM"), a Delaware corporation, several thousand FCC-licensed "upper 200" channel ("U200") frequencies in the States of Iowa, Nebraska and Minnesota (the "Purchased RACOM Channels") pursuant to an Asset Purchase and Relocation Agreement ("Purchase Agreement") under which RACOM is required to relocate its operations from the Purchased RACOM Channels to alternative spectrum to be obtained by RACOM. The Purchased RACOM Channels were "incumbent" channels under Nextel Partners' U200 Economic Area (EA) Licenses in the subject areas, and Nextel Partners entered the Purchase Agreement to facilitate the relocation of these incumbent channels to alternative spectrum pursuant to the requirements of 47 CFR §90.699.. Pursuant to a SMR Management and Deconstruction Agreement ("Management Agreement") entered between RACOM and Nextel Partners on July 12, 2002, RACOM has the right to continue to operate on the Purchased RACOM Channels as a manager of the spectrum for a period of time of up to two years (the "Management Term"). During the Management Term, RACOM is required to obtain and relocate its customers to alternative spectrum, with all customers being relocated by July 12, 2004. In addition, during the Management Term, RACOM is required to meet periodic benchmarks in relocating customers from and discontinuing use of the Purchased RACOM Channels; upon RACOM's discontinuance of the use of such channels they are released from the Management Agreement and become available for use by Nextel Partners. In the event RACOM is unable to relocate all of its customers from the Purchased RACOM Channels by the end of the Management Term, RACOM can elect to continue to operate up to 15% of the total number of Purchased RACOM Channels for up to two years; however during any such extension RACOM is required to make specified monetary payments to Nextel Partners. Currently, the following channels remain subject to the Management Agreement:

Site		Latitude	Longitude	Antenna Height	Site Elevation	# of EDACS Channels	Current frequencies 861-865
Adair	IA	41-30-00	94-38-11	190	1394	5	0.7625
Algona	IA	43-04-14	94-12-00	285	1152	5	0.7625
Allison	IA	42-41-39	92-46-57	300	1017	5	0.8625
Ames	IA	42-04-44	93-33-41	400	1050	5	0.9375
Atlantic	IA	41-29-27	94-57-57	380	1348	5	0.7875
Bettendorf	IA	41-31-51	90-30-06	180	669	5	0.7875
Burlington	IA	40-49-11	91-07-03	200	627	5	0.8625
Carroll	IA	42-02-54	94-51-18	350	1293	5	0.3875
Cedar Falls	IA	42-29-24	92-30-12	270	951	10	.2625 & .5875
Cedar Rapids (I)	IA	41-57-09	91-41-00	400	853	5	.3125 & .7875
Cedar Rapids II	IA	42-02-00	91-38-53	300	833	5	0.6625

Chariton	IA	41-00-50	93-17-23	300	988	5	0.8625
Clarinda	IA	40-36-30	95-04-22	350	1158	5	0.9625
Clinton	IA	41-51-36	90-12-08	398	699	5	0.8625
Colfax	IA	41-38-38	93-17-20	400	899	5	0.2375
Davenport	IA	41-31-58	90-34-40	180	679	10	.2625 & .5875
Decorah	IA	43-16-16	91-47-19	390	1037	5	0.8125
Denison	IA	42-02-51	95-24-23	320	1437	5	0.9375
Des Moines	IA	41-35-15	93-37-42	640	820	10	.2625 & .5875
Des Moines II	IA	41-35-21	93-32-17	500	928	10	.3125 & .6625
Dixon	IA	41-43-03	90-48-19	200	801	5	0.8875
Dubuque (I)	IA	42-31-43	90-36-56	325	919	5	0.3875
Dubuque II	IA		All PS Freqs. Now				PS
Dyersville	IA	42-26-31	91-06-39	400	1083	5	0.5625
Fort Dodge	IA	42-29-08	94-11-09	310	994	5	0.3625
Fort Madison	IA	40-35-20	91-18-28	300	686	5	0.5875
Hancock	IA	41-23-53	95-28-17	500	1319	5	0.8875
Harlan	IA	41-38-46	95-17-30	180	1344	5	0.9125
Ida Grove	IA	42-21-45	95-29-15	290	1381	5	0.9125
Independence	IA	42-28-32	91-52-26	330	945	5	0.8625
Iowa City	IA	41-39-44	91-37-35	265	797	5	0.9125
La Motte	IA	42-18-48	90-35-53	170	1089	5	0.7625
Le Claire	IA	41-37-44	90-22-25	180	732		PS
Malcom	IA	41-44-47	92-34-21	310	951	5	0.8375
Manchester	IA	42-28-19	91-29-16	150	951	5	0.9125
Marshalltown	IA	42-00-19	92-55-45	480	991	10	.5625 & .9625
Mason City	IA	43-07-17	93-11-39	400	1184	5	0.9125
Muscatine	IA	41-27-29	91-05-26	180	735	5	0.7625
New Hampton	IA	43-02-17	92-23-26	400	1102	5	0.5625
Newton	IA	41-40-37	93-04-48	180	896	5	0.8125
Ogden	IA	42-02-46	94-02-34	290	1094	5	0.8125
Onawa	IA	41-58-24	95-54-33	600	1375	5	0.8125
Osceola	IA	41-01-34	93-51-43	450	1129	5	0.9375
Ottumwa	IA	41-01-28	92-28-56	320	781	5	0.7875
Pella	IA	41-23-20	92-52-30	400	860	5	0.9125
Peosta	IA	42-26-51	90-51-19	190	1037	5	0.9375
Quimby	IA	42-38-12	95-40-08	600	1306	5	0.5875
Red Oak	IA	41-04-20	95-09-23	300	1243	5	0.8125
Redfield	IA	41-40-11	94-10-18	180	1024	5	0.8375
Sherrill	IA	42-36-18	90-47-57	300	1221	5	0.7875
Sioux Center	IA	43-05-34	96-09-23	400	1450	5	0.2625
Sioux City I	IA	42-29-39	96-18-21	400	1417	10	.5625 & .9625

2

Sioux City II	IA	42-30-19	96-27-38	180	1283	10	.9375 & .3375
Spencer	IA	43-09-24	95-04-53	366	1309	5	0.9125
Spirit Lake	IA	43-24-20	95-05-01	545	1440	5	0.9625
Storm Lake	IA	42-38-42	95-10-33	320	1437	5	0.2625
Thurman	IA	40-48-36	95-42-43	300	1178	5	0.9125
Vinton	IA	42-12-15	92-06-13	300	899	5	0.8875
Washington	IA	41-16-03	91-44-12	350	735	5	0.8375
Waterloo	IA	42-29-58	92-15-51	500	922	10	.9375 & .3375
Waukon	IA	43-18-54	91-27-18	180	1280	5	0.9625
Wellsburg	IA	42-22-29	92-55-18	360	1106	5	0.3875
Urbandale	IA	41-37-38	93-45-46	195	935	10	0.8875
West Union	IA	42-55-29	91-44-04	350	1198	5	0.5125
Milan	IL	41-25-31	90-33-46	142	669	5	0.9625
Moline	IL	41-28-30	90-26-44	260	669	10	0.8125
Austin	MN	43-38-27	93-08-51	330	1289	5	0.8125
Benson	MN	45-18-08	95-33-26	270	1060	5	0.5625
La Crescent	MN	43-48-23	91-22-04	300	1161	5	0.3875
Owatonna	MN	44-03-57	93-13-14	265	1152	5	0.7625
Rochester	MN	43-58-13	92-25-05	390	1191	10	.7625 & .8625
Rosemount	MN	44-41-19	93-04-22	550	948	5	0.5625
Welcome	MN	43-39-29	94-36-41	250	1237	5	0.8875
Worthington	MN	43-37-02	95-41-19	320	1693	5	0.5625
Lincoln	NE	40-49-17	96-39-42	320	1198	10	.5625 & .9625
Norfolk	NE	42-02-15	97-26-42	180	1650	5	0.9625
Omaha (I)	NE	41-15-34	95-56-45	250	1132	10	.2625 & .5875
Omaha II	NE	41-15-13	96-07-08	260	1224	10	.8375 & .7625
Seward	NE	40-54-33	97-05-59	110	1450	5	0.8625
Brookings	SD	44-19-29	96-47-57	170	1604	5	0.2625
Sioux Falls	SD	43-31-51	96-45-28	150	1486	10	0.9125
Turkey Ridge	SD	43-14-52	97-22-37	200	1713	5	0.5875
Yankton	SD	42-52-30	97-24-55	150	1273	5	0.7875
Prairie du Chien	WI	43-03-35	91-06-02	300	1140	5	0.8625
Total						485

        In addition, as part of RACOM's obligations under the Purchase Agreement, RACOM is required no later than July 12, 2004, to carryout the deconstruction and cancellation of the following

3

non-RACOM incumbent U200 licenses that RACOM currently manages and operates as part of RACOM's system within Nextel Partners' EA-licensed service territory:

Call Sign	Frequencies	No.	City	Licensee
WNKV368	861-865.7625	5	Adair, IA	Adair Feed and Grain Co
WPBZ517	861-865.5125	5	Arlington, IA	Arlington Co Op Commission Co
WNIE772	861-865.9125	5	Harlan, IA	Communications Network, Inc.
KNHH651	861-865.8625	5	Iowa City, IA	Communications Network, Inc.
WNYR818	861-865.9625	5	Waukon, IA	Communications Network, Inc.
WNFV261	861-865.8375	5	Palmyra, NE	Communications Network, Inc.
WNSM955	861-865.8875	5	Sioux Center, IA	Airlin W. De Vos
WNWI402	861-865.9125	5	Quimby, IA	Doyle W Simonsen Revocable Trust
WNXV506	861-865.0125	5	Brainard, NE	Frontier Coop Co
WNY819	861-865.5625	5	Gresham, NE	Great Plains Cooperative
KNJT623	861-865.8625	5	Bradford, IA	Heart of Iowa Communications Inc.
WNSS374	861-865.9625	5	Spirit Lake	James M Dudley, Trustee
WNQH672	861-865.3875	5	Newton, IA	Jomel Corp
WNCL518	861-865.2375 861-865.6625	10	Des Moines, IA	Midwestern Electronics Co
WNBG547	861-865.8875	5	Willmar, MN	Petes Communications Inc.
WNPB455	861-865.9375	5	Worthington, MN	Rabbitt Enterprises
WNZT341	861.865.1125	5	Monona, IA	United Cooperative Assn
KNJU900	861-865.8875	5	Pella, IA	Woortech Electronics Inc.
KNRS930	864-865.0375	5	Roscoe, SD	East River Electric Power Cooperative

        3.    "Holdout" Incumbents.    Nextel Partners successfully entered relocation agreements or asset purchase agreements with all incumbent licensees within Nextel Partners' U200 EA service territory that Nextel Partners wished to move except for two incumbents that have refused to cooperate in relocation. These holdout incumbents are: (i) Radio Service Company, licensee of a total of 35 U200 channels under call signs WPBB209 (Burley, ID), WNXZ684 (Jerome, ID), and WNXZ686 (Burley, ID); and (ii) C&W Communications, Inc., licensee of a total of 30 U200 channels under call signs WNJB566 (North Little Rock, AR), KNBV420 (Little Rock, AR), and WNEC236 (Hot Springs, AR). Nextel Partners has filed before the FCC formal complaints against these holdout incumbents based on their violations of the relocation requirements of 47 CFR §90.699. These proceedings remain pending before the FCC as follows: Nextel Partners, Inc. v. C&W Communications, Inc., File No. EB-03-MD-001; Nextel Partners, Inc. v. Radio Service Company, File No. EB-03-MD-0015.

4

SCHEDULE IV

Litigation

Case Name	Court and State	Filing Date	Type of Case	Status
Freeman & Martelli v. Nextel South Corp., Nextel Comm., & NPI FLORIDA CLASS ACTION	Circuit Court of the Second Judicial Circuit in and for Leon County, Florida, Civil Division	5/3/03	Unfair billing	Stayed pending outcome of fairness hearing in Blando case.
IPO Securities Class Action, Keifer v. Nextel Partners, Inc.	US District court, Southern District of New York	12/5/01		Settlement between Nextel Partners, Inc. and plaintiff reached subject to court approval.
Blando and Sanders v. Nextel West Corp. et al Missouri Class Action	IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF MISSOURI Case No. 02-0921-FJG	8/23/02	Unfair billing	Settlement agreement executed subject to fairness hearing. Amount in dispute is less than $2,000,000.
Steve Strange v. Nextel Communications, Nextel West Corp., Nextel Partners TENNESSEE CLASS ACTION	In the Circuit Court of the Shelby County for the Thirtieth Judicial District At Memphis	5/2/03	Unfair billing	Stayed pending outcome of fairness hearing in Blando case.

SCHEDULE V

Environmental Matters

None.

SCHEDULE VI

Subsidiaries and Investments

Part A—Subsidiaries

Name of Subsidiary	Type of Entity	Registered Address	State of Incorporation
Nextel Partners of Upstate NY	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware
Nextel WIP Lease Corp.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware
Nextel WIP License Corp.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware
Nextel WIP Expansion Corp.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware
Nextel WIP Expansion Two Corp.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware
Nextel Partners Equipment Corp.	Nevada Corporation	4500 Carillon Pt. Kirkland, WA 98033	Nevada
NPFC, Inc.	Nevada Corporation	4500 Carillon Pt. Kirkland, WA 98033	Nevada
NPCR, Inc.	Delaware Corporation	4500 Carillon Pt. Kirkland WA 98033	Delaware

Part B—Investments

        None.

SCHEDULE VII

Licenses/Network Area

[attached separately as "Nextel WIP License Corp. Licenses"]

SCHEDULE VIII

Landlord Consents

        Dallas: Sublease Agreement between Nextel of Texas, Inc., a Delaware corporation, and Realco, effective July 15, 2003, as it may have been amended to date

        Hawaii: Agreement of Lease between Airport Industrial Park Associates, a Hawaii limited partnership, and Realco, as successor in interest to Nextel West Corp., a Delaware corporation, dated October 10, 1997, as it may have been amended to date

        *Syracuse, NY: Office Lease Agreement between Rockwest Center II, L.L.C., a New York limited liability company, and Realco, as successor in interest to Smart SMR of New York, Inc., a Delaware corporation, dated October 1, 1997, as it may have been amended to date

        Urbandale, IA: Office Lease between West Lakes Properties, L.C., an Iowa limited liability company, and Realco, dated April 16, 2001, as it may have been amended to date

        Panama City Beach, FL: Lease Agreement between The St. Joe Company, a Florida corporation, and Realco, dated May 24, 2001, as it may have been amended to date

        Las Vegas: Lease Agreement between McCarran Center, LC, a Nevada limited liability company, and Realco, dated June 12, 2000, as it may have been amended to date

        Las Vegas: Lease Agreement between McCarran Center, LC, a Nevada limited liability company, and Realco, dated May 11, 1999, as it may have been amended to date

        *Lease contains a landlord lien waiver; pursuant to clause (i) of Section 6.12 of the Credit Agreement, the obligation set forth in Section 6.12 does not apply to such lease.

        Eden Prairie, MN: First Industrial, L.P. Standard Form Industrial Building Lease between First Industrial, L.P., a Delaware limited partnership, and Realco, dated July 5, 2001, as it may have been amended to date

        *Master Site Lease Agreement between Tower Asset Sub, Inc., a Delaware corporation, and Borrower, dated January 4, 2000, as it may have been amended to date

        *Master Lease Agreement between Crown Communication Inc., a Delaware corporation, and Realco, dated June 3, 1999, as it may have been amended to date

        *Master Tower Space License Agreement between American Tower, L.P., a Delaware limited partnership, and Realco, dated July 20, 1999, as it may have been amended to date

        *Amended and Restated Master Lease Agreement between SBA Towers, Inc., a Florida corporation, and Realco, dated February 17, 1999, as it may have been amended to date

SCHEDULE IX

Employee Benefit Plans

None.

EXHIBIT A

[Form of Assignment and Acceptance]

ASSIGNMENT AND ACCEPTANCE

        This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

        For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
2.	Assignee:	[and is an Affiliate/Approved Fund of [identify Lender](1)]
3.	Borrower:	Nextel Partners Operating Corp.
4.	Administrative Agent:	JPMorgan Chase Bank, as the administrative agent under the Credit Agreement
5.	Credit Agreement:
The $475,000,000 Credit Agreement dated as of December 19, 2003 between Nextel Partners Operating Corp., the Subsidiary Guarantors party thereto, the Lenders parties thereto and JPMorgan Chase Bank, as the Administrative Agent
6.	Assigned Interest:

(1)
Select as applicable. Assignment and Acceptance

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders(3)	Amount of Commitment/Loans Assigned(2)	Percentage Assigned of Commitment/Loans(3)		CUSIP Number
Revolving Credit Commitment	$	$		%
Term Loan B Commitment	$	$		%

(2)
Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(3)
Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[7.	Trade Date:	](4)

(4)
To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

        Effective Date:                            , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

2

        The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]
By:	Title:
ASSIGNEE
[NAME OF ASSIGNEE]
By:	Title:
Consented to and Accepted:
JPMorgan Chase Bank, as the Administrative Agent
By:	/s/ ROBERT ANASTASIO Title: Vice President
Consented to:
Nextel Partners Operating Corp.
By	Title:

3

ANNEX 1 to
Assignment and Assumption

Credit Agreement dated as of December 19, 2003 between
Nextel Partners Operating Corp., the Subsidiary
Guarantors party thereto, the Lenders parties thereto
and JPMorgan Chase Bank, as the Administrative Agent

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

  1.
  Representations and Warranties.

        1.1.    Assignor.    The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

        1.2.    Assignee.    The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an eligible assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is properly completed and executed documentation prescribed by applicable law as will permit payments to be made under the Credit Agreement without withholding or at a reduced rate; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

        2.    Payments.    From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

        3.    General Provisions.    This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

[Form of Security Agreement]

SECURITY AGREEMENT

        SECURITY AGREEMENT dated as of December 19, 2003, between NEXTEL PARTNERS OPERATING CORP., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"); each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Borrower, the "Obligors"); and JPMORGAN CHASE BANK, as the administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

        The Borrower, the Subsidiary Guarantors, certain lenders and the Administrative Agent are parties to a Credit Agreement dated as of December 19, 2003 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to the Borrower in an initial aggregate principal or face amount of $475,000,000. In addition, the Borrower and the Parent may from time to time be obligated to various of said lenders (or their affiliates) in respect of Rate Protection Agreements (as defined in the Credit Agreement).

        To induce said lenders to enter into the Credit Agreement and to extend credit thereunder and to extend credit under Rate Protection Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Obligor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

        Section 1.    Definitions, Etc.

        1.01    Terms Generally.    Terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

        1.02    Certain UCC Terms.    The terms "Accounts", "Chattel Paper", "Deposit Account", "Document", "Electronic Chattel Paper", "Equipment", "Fixture", "General Intangible", "Goods", "Instrument", "Inventory", "Investment Property", "Letter-of-Credit Right", "Payment Intangible", "Proceeds" and "Software" have the respective meanings ascribed thereto in Article 9 of the NYUCC. The term "Financial Assets" and "Securities Account" shall have the meaning ascribed thereto in Article 8 of the NYUCC.

        1.03    Additional Definitions.    In addition, as used herein:

          "Assigned Agreement" means each agreement described on Annex 8.

          "Collateral" has the meaning ascribed thereto in Section 3.

          "Collateral Account" has the meaning assigned to such term in Section 4.01(a).

          "Equity Collateral" has the meaning assigned to such term in Section 3(b).

          "FCC License" means any paging, mobile telephone, specialized mobile radio, microwave, personal communications services or other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by the FCC, including any of the foregoing authorizing or permitting the acquisition, construction or operation of any Mobile Communications System.

          "Issuers" means, collectively, (a) the respective corporations, partnerships or other entities identified next to the names of the Obligor on Annex 3 (Part A) under the caption "Issuer" and (b) any other entity that shall at any time be a Subsidiary of any of the Obligors, or the issuer of any equity securities owned by any Obligor.

          "Mobile Communications System" means any specialized mobile radio system, radio paging system, mobile telephone system, cellular radio telecommunications system, conventional mobile telephone system, personal communications system, data transmission system or other radio communications system.

          "Motor Vehicles" means motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

          "NYUCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

          "Pledged Equity" shall have the meaning ascribed thereto in Section 3(b).

          "PUC" means any state regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any Mobile Communications System or over Persons who own, construct or operate Mobile Communications Systems, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in said state.

          "PUC Authorization" means any validation, exemption, franchise, waiver, approval, order or authorization, consent, license, certificate or permit issued by a PUC.

          "Secured Obligations" means, collectively, (a) in the case of the Borrower, the principal and interest on the Loans made by the Lenders to the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower under the Loan Documents or by the Parent under Rate Protection Agreements (including, without limitation, all LC Disbursements and interest thereon and, subject to Section 1., all obligations of the Borrower or the Parent to the Lenders or any of their affiliates in respect of Rate Protection Agreements (or the Existing Rate Protection Provider with respect to the Existing Rate Agreements)), (b) in the case of the Subsidiary Guarantors, all obligations of the Subsidiary Guarantors under the Credit Agreement and the other Loan Documents (including, without limitation, in respect of their Guarantee under Article III of the Credit Agreement), and (c) all obligations of the Obligors to the Lenders and the Administrative Agent hereunder or under cash management arrangements.

          "Trademark Collateral" means all Trademarks, whether now owned or hereafter acquired by any Obligor, including each Trademark identified in Annex 4, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

          "Trademarks" means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations.

        1.04    Treatment of Rate Protection Agreements.    For purposes hereof, it is understood that any obligations to any Person arising under a Rate Protection Agreement entered into at a time such Person (or an affiliate thereof) is party to the Credit Agreement as a Lender (or the Existing Rate Protection Provider with respect to the Existing Rate Agreements) shall continue to constitute Secured Obligations hereunder, notwithstanding that such Person (or its affiliate) has ceased to be a Lender party hereto (by assigning all of its Commitments, Loans, Revolving Credit Exposure and other interests herein) at the time a claim is to be made in respect of such Rate Protection Agreement.

2

        Section 2.    Representations and Warranties.    Each Obligor represents and warrants to the Lenders and the Administrative Agent that:

          (a)    Title.    Such Obligor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of such Collateral, except (i) for Liens described in Section 7.03 of the Credit Agreement and (ii) as may be limited by the provisions of Section 3(h).

          (b)    Names, Etc.    The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of each Obligor as of the date hereof are correctly set forth in Annex 1. Annex 1 correctly specifies (i) the place of business of each Obligor or, if such Obligor has more than one place of business, the location of the chief executive office of such Obligor, and (ii) each location where Goods of each Obligor are located (other than Motor Vehicles constituting Equipment and Goods in transit).

          (c)    Changes in Circumstances.    Such Obligor has not (i) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the NYUCC), (ii) except as specified in Annex 1, heretofore changed its name, or (iii) except as specified in Annex 2, heretofore become a "new debtor" (as defined in Section 9-102(a)(56) of the NYUCC) with respect to a currently effective security agreement previously entered into by any other Person.

          (d)    Pledged Equity; Promissory Notes.    The Pledged Equity identified under the name of such Obligor in Annex 3 (Part A) hereto constitutes (i) all of the issued and outstanding shares of capital stock, partnership or other ownership interest of any class of each Issuer beneficially owned by such Obligor on the date hereof (other than Investment Property held in a Securities Account referred to in Annex 7), whether or not registered in the name of such Obligor (or, in the case of any supplement to said Annex 3 upon the execution and delivery of a Guarantee Assumption Agreement, or other supplement effecting such pledge, as of the date of such supplement). Annex 3 (Part A) hereto correctly identifies, as at the date hereof, the respective Issuers of such Pledged Equity, and (in the case of any corporate Issuer) the respective class and par value of the shares comprising such Pledged Equity and the respective number of shares (and registered owners thereof) represented by each such certificate.

          The Pledged Equity identified under the name of such Obligor in Annex 3 (Part A) is, and all other Pledged Equity in which such Obligor shall hereafter grant a security interest pursuant to Section 3 will (i) be, duly authorized, validly existing, fully paid and non-assessable (in the case of any equity interest in a corporation), (ii) constitute legal, valid and binding obligations of such Obligor (in the case of any equity interest in a partnership) and (iii) be duly issued and outstanding (in the case of any equity interest in any other entity), and none of such Pledged Equity is or will be subject to any contractual restriction, or any restriction under the charter, by-laws, partnership agreement or other organizational instrument of the respective Issuer of such Pledged Equity, upon the transfer of such Pledged Equity (except for any such restriction contained herein or in the Basic Documents, or under such organizational instruments).

          Annex 3 (Part B) hereto sets forth a complete and correct list of all promissory notes (other than any constituting Investment Property held; in a Securities Account referred to in Annex 7), held by any Obligor on the date hereof having an aggregate principal amount in excess of $250,000.

3

          (e)    Trademarks.    Annex 4 hereto sets forth under the name of such Obligor a complete and correct list of all Trademarks owned by such Obligor on the date hereof; except pursuant to licenses and other user agreements entered into by such Obligor in the ordinary course of business, that are listed in Annex 5 hereto, such Obligor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Trademark listed in said Annex 4, and all registrations listed in said Annex 4 are valid and in full force and effect; except as may be set forth in said Annex 5, such Obligor owns and possesses the right to use all Trademarks. Annex 5 hereto sets forth a complete and correct list of all licenses and other user agreements included in the Trademark Collateral on the date hereof.

          Such Obligor does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

          (f)    Commercial Tort Claims.    Annex 6 sets forth a complete and correct list of all commercial tort claims of such Obligor in existence on the date hereof.

          (g)    Deposit and Securities Accounts.    Annex 7 sets forth a complete and correct list of all Deposit Accounts and Securities Accounts of the Obligors on the date hereof.

        Section 3.    Collateral.    As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Obligor hereby pledges and grants to the Administrative Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of such Obligor's right, title and interest in the following property, assets and revenues, whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property, assets and revenues described in this Section 3 being collectively referred to herein as "Collateral"):

          (a)   all Accounts, Deposit Accounts, Instruments (including, without limitation, the promissory notes described in Annex 3 (Part B) hereto), Documents, Chattel Paper (whether tangible or electronic), Inventory, Equipment, Fixtures, Goods, Letter-of-Credit Rights, Payment Intangibles, Software and other General Intangibles;

          (b)   the shares of common and preferred stock of, or partnership and other ownership interest in, the Issuers identified in Annex 3 (Part A) (as supplemented from time to time pursuant to any Guarantee Assumption Agreement, or other supplement effecting such pledge) under the name of such Obligor and all other shares of capital stock, or partnership and other ownership interest, of whatever class or character of any Issuer, now or hereafter owned by such Obligor, and all certificates evidencing the same (collectively, the "Pledged Equity"), together with, in each case:

              (i)  all shares, securities, moneys or property representing a dividend on any of the Pledged Equity, or representing a distribution or return of capital upon or in respect of the Pledged Equity, or resulting from a split-up, revision, reclassification or other like change of the Pledged Equity or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Equity; and

             (ii)  without affecting the obligations of such Obligor under any provision prohibiting such action hereunder or under any Basic Document, in the event of any consolidation or merger in which an Issuer is not the surviving entity, all ownership interests of any class or character of the successor entity (unless such successor entity is such Obligor itself) formed by or resulting from such consolidation or merger (the Pledged Equity, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to this clause (ii) and clause (i) above being herein collectively called the "Equity Collateral"); and

          (c)   the Collateral Account and the balance from time to time therein;

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          (d)   all Investment Property, Financial Assets and Securities Accounts not covered by the foregoing clauses (a), (b) and (c);

          (e)   all Trademark Collateral, and the right to recover for past, present and future infringements or misappropriations thereof and all other rights of any kind whatsoever accruing thereunder or pertaining thereto;

          (f)    all Payment Intangibles, Software and all other General Intangibles whatsoever not covered by the preceding clauses of this Section 3;

          (g)   all commercial tort claims, as defined in Section 9-102(a)(13) of the NYUCC, arising out of the events described in Annex 6;

          (h)   all rights of such Obligor under or relating to FCC Licenses and PUC Authorizations and the proceeds from the sale of any FCC Licenses or PUC Authorizations or any goodwill or other intangible rights or benefits associated therewith, provided that such security interest does not include at any time any FCC Licenses to the extent (but only to the extent) that at such time the Administrative Agent may not validly possess a security interest therein pursuant to the Communications Act of 1934, as amended, and the regulations promulgated thereunder, as in effect at such time, but such security interest does include, to the maximum extent permitted by law, all rights incident or appurtenant to FCC Licenses and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of the FCC Licenses;

          (i)    without limiting the generality of the foregoing, all rights (if any) under each Assigned Agreement, together with (i) all rights and benefits (whether monetary or otherwise) of such Obligor to receive benefits due and to become due under or pursuant to each Assigned Agreement, (ii) all rights of such Obligor to receive proceeds of any insurance, indemnity, warranty, guaranty or collateral security with respect to any Assigned Agreement, (iii) all claims of such Obligor for damages arising out of or for breach or default under any Assigned Agreement and (iv) all rights of such Obligor to terminate any Assigned Agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

          (j)    all other tangible and intangible personal property whatsoever of such Obligor; and

          (k)   all Proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Collateral and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor),

IT BEING UNDERSTOOD, HOWEVER, that (A) in the case of any of the foregoing that consists of general or limited partnership interests in a general or limited partnership, the security interest hereunder shall be deemed to be created only to the maximum extent permitted under the applicable organizational instrument pursuant to which such partnership is formed and (B) in no event shall the security interest granted under this Section 3 attach to any lease, license, contract, property rights or agreement to which any Obligor is a party (or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in either (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Obligor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than, to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the NYUCC).

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        Section 4.    Cash Proceeds of Collateral.

        4.01    Collateral Account.

        (a)    Establishment of Collateral Account.    The Administrative Agent will cause to be established at a banking institution to be selected by the Administrative Agent a cash collateral account (the "Collateral Account"), that

            (i)  to the extent of all Investment Property or Financial Assets (other than cash) credited thereto shall be a "securities account" (as defined in Section 8-501 of the NYUCC) in respect of which the Administrative Agent shall be the "entitlement holder" (as defined in Section 8-102(a)(7) of the NYUCC) and

           (ii)  to the extent of any cash credited thereto, shall be a Deposit Account and into which each Obligor agrees to deposit from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Administrative Agent pursuant to any of the Loan Documents, or pursuant hereto, and into which any Obligor may from time to time deposit any additional amounts that any of them wishes to pledge to the Administrative Agent for the benefit of the Lenders as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided.

        (b)    Proceeds of Casualty Events.    Without limiting the generality of the provisions of the foregoing paragraph (a), promptly following the occurrence of any Casualty Event affecting the property of any Obligor (whether or not such property is Collateral under this Agreement) resulting in a loss in excess of $1,000,000, such Obligor through the Borrower shall give prompt notice thereof to the Administrative Agent and shall cause the proceeds of insurance, condemnation award or other compensation received as a result of such Casualty Event to be paid to the Administrative Agent, for deposit into the Collateral Account, as additional collateral security for the payment of the Secured Obligations. To the extent the Administrative Agent shall receive proceeds of any such Casualty Event resulting in a loss of $1,000,000 or less, the Administrative Agent will, so long as no Event of Default shall have occurred and be continuing, promptly remit such proceeds to the relevant Obligor through the Borrower.

        (c)    Withdrawals.    The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided in this paragraph (c) and paragraph (d) below. The Administrative Agent shall (except as otherwise provided in the last sentence of this paragraph (c)) remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the relevant Obligor as such Obligor through the Borrower shall from time to time instruct, provided that (A) deposits in the Collateral Account that constitute any proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of any Obligor shall be subject to withdrawal only as provided in paragraph (d) below and (B) at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as provided in the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account (regardless of the origin thereof) to the prepayment of the principal of the Loans (and/or to provide cover for LC Exposure) in the manner specified in Section 2.09(b)(i) of the Credit Agreement.

        (d)    Restoration or Replacement of Property.    With respect to any proceeds that are required to be paid into the Collateral Account pursuant to paragraph (b) above, the Borrower may, at its option, to be exercised by delivery of notice to the Administrative Agent within 60 days of the receipt of such proceeds, elect to apply any proceeds of insurance, condemnation award or other compensation received as a result of such Casualty Event either: (A) to the rebuilding or replacement of the property

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affected by such Casualty Event (the "Damaged Property"); (B) to the making of a Reinvestment; or (C) to the prepayment of such of the Secured Obligations as shall be selected by it.

        If the Company elects to rebuild or replace the Damaged Property or to make a Reinvestment, any such proceeds (and any earnings thereon) held in the Collateral Account shall be applied by the Borrower to the rebuilding and replacement of the Damaged Property or to the making of the Reinvestment and such proceeds shall be advanced to the Borrower by the Administrative Agent in periodic installments upon compliance by the Borrower with such reasonable conditions to disbursement as may be imposed by the Administrative Agent, including, but not limited to, reasonable retention amounts and receipt of lien releases.

        Following the occurrence and the continuation of any Event of Default, the Administrative Agent shall have no obligation to release any of such proceeds to the Borrower for rebuilding or replacement of Damaged Property or for Reinvestment. All insurance proceeds remaining after the payment for rebuilding and replacement of Damaged Property or for Reinvestment pursuant to this paragraph (d) may, at the option of the Administrative Agent, be applied to the prepayment of the principal of the Loans (and/or to cover for the LC Exposure) as provided in Section 2.09(b)(i) of the Credit Agreement.

        4.02    Proceeds of Accounts.    If so requested by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Obligor shall instruct all account debtors in respect of Accounts, Chattel Paper and General Intangibles and all obligors on Instruments to make all payments in respect thereof either (i) directly to the Administrative Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Administrative Agent) or (ii) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Administrative Agent) under arrangements, in form and substance satisfactory to the Administrative Agent, pursuant to which such Obligor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Administrative Agent for deposit into the Collateral Account. All payments made to the Administrative Agent, as provided in the preceding sentence, shall be immediately deposited in the Collateral Account.

        In addition to the foregoing, each Obligor agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, such Obligor shall, upon the request of the Administrative Agent, as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by such Obligor for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of such Obligor.

        4.03    Investment of Balance in Collateral Account.    The cash balance standing to the credit of the Collateral Account shall be invested from time to time in such Cash Equivalent Investments as the respective Obligor through the Borrower (or, after the occurrence and during the continuance of an Event of Default, the Administrative Agent) shall determine, which Cash Equivalent Investments shall be held in the name and be under the control of the Administrative Agent (and credited to the Collateral Account), provided that at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as provided in the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Cash Equivalent Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations then due and payable in the manner specified in Section 5.09.

        4.04    Cover for LC Exposure.    Amounts deposited into the Collateral Account as cover for LC Exposure under the Credit Agreement as contemplated by Section 2.04(k) thereof shall be held by the Administrative Agent in a separate sub-account (designated "LC Exposure Sub-Account") and all

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amounts held in such sub-account shall constitute collateral security first for the LC Exposure outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.

        Section 5.    Further Assurances; Remedies.    In furtherance of the grant of the pledge and security interest pursuant to Section 3, the Obligors hereby jointly and severally agree with each Lender and the Administrative Agent as follows:

        5.01    Delivery and Other Perfection.    Each Obligor shall:

          (a)   if any of the Equity Collateral, Investment Property or Financial Assets pledged by such Obligor under clause (b) of Section 3 are received by such Obligor, forthwith either (x) deliver to the Administrative Agent such Equity Collateral, Investment Property and Financial Asset (together with the certificates or instruments for any such Equity Collateral, Investment Property or Financial Assets duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may request), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent shall reasonably deem necessary or appropriate to duly record or otherwise perfect the Lien created hereunder in such Equity Collateral, Investment Property and Financial Assets pursuant to said clause (b);

          (b)   deliver and pledge to the Administrative Agent any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may request; provided that (other than in the case of the promissory notes described in Annex 3 (Part B) hereto) so long as no Default shall have occurred and be continuing, such Obligor may retain for collection in the ordinary course any Instruments received by such Obligor in the ordinary course of business and the Administrative Agent shall, promptly upon request of such Obligor through the Borrower, make appropriate arrangements for making any Instrument pledged by such Obligor available to such Obligor, as applicable, for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Administrative Agent, against trust receipt or like document);

          (c)   give, execute, deliver, file, record, authorize or obtain all such financing statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, following the occurrence and during the continuance of an Event of Default, causing any or all of the Equity Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Equity Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to such Obligor copies of any notices and communications received by it with respect to the Equity Collateral pledged by such Obligor hereunder);

          (d)   at any time upon request of the Administrative Agent, cause the Administrative Agent to be listed as the lienholder on any certificate of title or ownership covering any Motor Vehicle and within 120 days of such request deliver evidence of the same to the Administrative Agent;

          (e)   keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement;

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          (f)    permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at the such Obligor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Obligor with respect to the Collateral, all in such manner as the Administrative Agent may require;

          (g)   execute and deliver and, subject to the execution thereof by the Administrative Agent, cause to be filed, such continuation statements, and do such other acts and things, as may be necessary to maintain the perfection of the security interest granted pursuant hereto; and

          (h)   upon the occurrence and during the continuance of any Default, upon request of the Administrative Agent, promptly notify (and such Obligor hereby authorizes the Administrative Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Administrative Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Administrative Agent.

        5.02    Other Financing Statements and Liens.    Except as otherwise permitted under Section 7.03 of the Credit Agreement, without the prior written consent of the Administrative Agent (granted with the authorization of the Lenders as provided in the Credit Agreement), no Obligor shall (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Lenders, or (b) cause or permit any other Person other than the Administrative Agent to have "control" (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) of any Deposit Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral.

        5.03    Preservation of Rights.    The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

        5.04    Special Provisions Relating to Certain Collateral.

        (a)    Special Provisions Relating to Equity Collateral.

          (i)  The Obligors will cause the Equity Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding owned by the Obligors.

         (ii)  So long as no Event of Default shall have occurred and be continuing, the Obligors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Equity Collateral for all purposes not inconsistent with the terms of this Agreement, the Loan Documents or any other instrument or agreement referred to herein or therein, provided that the Obligors jointly and severally agree that they will not vote the Equity Collateral in any manner that is inconsistent with the terms of this Agreement, the Loan Documents or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Obligors or cause to be executed and delivered to the Obligors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Obligors may reasonably request for the purpose of enabling the Obligors to exercise the rights and powers which they are entitled to exercise pursuant to this Section 5.04(a)(ii).

        (iii)  Unless and until an Event of Default shall have occurred and be continuing, or the principal of and interest on the Loans, and all other amounts outstanding under the Credit Agreement shall have been declared (or become) due and payable, the Obligors shall be entitled to receive and retain any dividends, distributions or proceeds on the Equity Collateral paid in cash out of earned surplus.

        (iv)  If any Event of Default shall have occurred and be continuing, and whether or not the Lenders exercise any available right to declare any Secured Obligations due and payable or seek or pursue any other relief or remedy available to them under applicable law or under this Agreement, the

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Loan Documents or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Equity Collateral shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Equity Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Obligors jointly and severally agree to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Obligors (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Obligors.

        (b)    Trademark Collateral.

          (i)  For the purpose of enabling the Administrative Agent to exercise rights and remedies under Section 5.05 at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Obligor hereby grants to the Administrative Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Obligor) to use, assign, license or sublicense any of the Trademark Collateral now owned or hereafter acquired by such Obligor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

         (ii)  Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 7.08 of the Credit Agreement that limit the right of the Obligors to dispose of their property, so long as no Event of Default shall have occurred and be continuing, the Obligors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Trademark Collateral in the ordinary course of the business of the Obligors. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing the Administrative Agent shall from time to time, upon the request of the respective Obligor through the Borrower, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Obligor through the Borrower shall have certified are appropriate (in their judgment) to allow them to take any action permitted above (including relinquishment of the license provided pursuant to clause (i) immediately above as to any specific Trademark Collateral). Further, upon the payment in full of all of the Secured Obligations and expiration or termination of the Commitments and all LC Exposure, or earlier expiration of this Agreement or release of the Collateral, the Administrative Agent shall grant back to the Obligors the license granted pursuant to clause (i) immediately above. The exercise of rights and remedies under Section 5.05 by the Administrative Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Obligors in accordance with the first sentence of this clause (ii).

        (c)    Assigned Agreements.

          (i)  Each Obligor shall at its expense (I) perform and observe all the terms and provisions of the Assigned Agreements to be performed or observed by it, maintain each Assigned Agreement in full force and effect except as otherwise permitted by the Credit Agreement, enforce each Assigned Agreement in accordance with its terms, and take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and (II) furnish to the Administrative Agent promptly upon receipt thereof copies of all material notices, requests and other documents delivered by or to such Obligor under or pursuant to any Assigned Agreement which notice, request or document (x) relates to any default or nonperformance of such Obligor or any counterparty to such Assigned Agreement or any termination of such Assigned Agreement or (y) relates to the occurrence (or nonoccurrence) of any event which could reasonably be expected to have a Material Adverse Effect on

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the ability of such Obligor or such counterparty to perform its obligations under such Assigned Agreement, and from time to time:

          (A)  furnish to the Administrative Agent such information and reports regarding the Assigned Agreements as the Administrative Agent may reasonably request, and

          (B)  upon request of the Administrative Agent make to any other party to any Assigned Agreement such demands and requests for information and reports or for action as such Obligor is entitled to make under any Assigned Agreement.

         (ii)  Each Obligor agrees for the benefit of the Administrative Agent and the Lenders that it shall not:

          (A)  cancel or terminate any Assigned Agreement or consent to or accept any cancellation or termination thereof other than in accordance with its terms; or

          (B)  amend or otherwise modify any Assigned Agreement, waive any default under or breach of any Assigned Agreement, or take any other action in connection with any Assigned Agreement which, in any case, would reasonably be expected to impair the value of the interest or rights of such Obligor thereunder or which would impair the interest or rights of the Administrative Agent.

        5.05    Events of Default, Etc.    During the period during which an Event of Default shall have occurred and be continuing:

          (a)   each Obligor shall, at the request of the Administrative Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to the Administrative Agent and such Obligor, designated in the Administrative Agent's request;

          (b)   the Administrative Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

          (c)   the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the NYUCC (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right);

          (d)   the Administrative Agent in its discretion may, in its name or in the name of any Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

          (e)   the Administrative Agent may, upon ten Business Days' prior written notice to the Obligors of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the holders of the Secured Obligations or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any holder of any

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  Secured Obligation or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.05, including by virtue of the exercise of the license granted to the Administrative Agent in Section 5.04(b), shall be applied in accordance with Section 5.09.

        The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

        5.06    Deficiency.    If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligors shall remain liable for any deficiency.

        5.07    Locations; Names.    Without at least 30 days' prior written notice to the Administrative Agent, no Obligor shall change its location (as defined in Section 9-307 of the Uniform Commercial Code) or change its name from the name shown as its current legal name on Annex 1.

        5.08    Private Sale.    The Administrative Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 conducted in a commercially reasonable manner. Each Obligor hereby waives any claims against the Administrative Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

        5.09    Application of Proceeds.    Except as otherwise herein expressly provided and except as provided below in this Section 5.09, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under Section 4 or this Section 5, shall be applied by the Administrative Agent:

          First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;

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          Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders (and other obligees entitled to the benefits of the Proceeds in accordance with Section 1.04 hereof) holding the same may otherwise agree; and

          Finally, to the payment to the respective Obligor, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the "LC Exposure Sub-Account" of the Collateral Account pursuant to Section 4.04 shall be applied first to the LC Exposure outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 5.09.

        5.10    Attorney-in-Fact.    Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

        5.11    Perfection and Recordation.    Except as otherwise provided below, prior to or concurrently with the execution and delivery of this Agreement, each Obligor shall

          (a)   file such financing statements and other documents in such offices as the Administrative Agent may request to perfect the security interests granted by Section 3 of this Agreement,

          (b)   deliver to the Administrative Agent all certificates evidencing any of the Pledged Equity, accompanied by undated stock or other powers duly executed in blank,

          (c)   deliver the originals of any of the promissory notes referred to in Section 3(a),

          (d)   cause each Issuer (other than an Issuer the ownership interests in which are evidenced by certificates) to agree that it will comply with instructions regarding perfection and recordation originated by the Administrative Agent,

          (e)   execute, deliver and record such short form security agreements relating to Collateral consisting of the Trademarks as the Administrative Agent may reasonably request and

          (f)    within 60 days of the Effective Date, enter into such account control agreements (and obtain the written agreement with respect thereto from the applicable financial institution where each Deposit Account or Securities Account is located) as may be necessary to perfect the security interests granted by Section 3 of this Agreement with respect to all Deposit Accounts and Securities Accounts (except with respect to any Deposit Account in which the average daily balance over the past 30 days was less than $100,000).

Without limiting the foregoing, each Obligor consents that Uniform Commercial Code financing statements may be filed describing the Collateral as "all assets" or "all personal property" of such Obligor (provided that no such description shall be deemed to modify the description of Collateral set forth in Section 3).

        5.12    Termination.    When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all LC Exposure shall have expired or

13

been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Obligor and to be released and canceled all licenses and rights referred to in Section 5.04(b). The Administrative Agent shall also, at the expense of such Obligor, execute and deliver to the respective Obligor upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the respective Obligor to effect the termination and release of the Liens on the Collateral.

        5.13    Further Assurances.    Each Obligor agrees that, from time to time upon the written request of the Administrative Agent, such Obligor will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement. The Administrative Agent shall release any Lien covering any asset that has been disposed of pursuant to Section 7.08 of the Credit Agreement or that has been disposed of with the consent of the Required Lenders under the Credit Agreement.

        Section 6.    Miscellaneous.

        6.01    Notices.    All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 10.01 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 10.01.

        6.02    No Waiver.    No failure on the part of the Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

        6.03    Amendments, Etc.    The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Obligor and the Administrative Agent (with the consent of the Lenders as specified in Section 10.02 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Secured Obligations and each Obligor.

        6.04    Expenses.    The Obligors jointly and severally agree to reimburse each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Obligors in respect of the Collateral that the Obligors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.04, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

14

        6.05    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Obligor, the Administrative Agent, the Lenders and each holder of any of the Secured Obligations (provided that no Obligor shall assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent).

        6.06    Counterparts.    This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

        6.07    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

        6.08    Captions.    The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

        6.09    Certain Regulatory Requirements.

        (a)    Cooperation by Obligors.    Each Obligor shall take all action that the Administrative Agent may reasonably request in the exercise of its rights and remedies hereunder, which include the right to require such Obligor to transfer or assign the FCC Licenses or the PUC Authorizations held by it or any of its Subsidiaries to any party or parties. In furtherance of this right, each Obligor shall (i) cooperate fully with the Administrative Agent in obtaining all approvals and consents from the FCC and each other Governmental Authority that the Administrative Agent may deem necessary or advisable to accomplish any such transfer or assignment of such FCC Licenses or the PUC Authorizations and (ii) prepare, execute and file with the FCC and any other Governmental Authority any application, request for consent, certificate or instrument that the Administrative Agent may deem necessary or advisable to accomplish any such transfer or assignment of such FCC Licenses or the PUC Authorizations. If any Obligor fails to execute such applications, requests for consent, certificates or instruments, the clerk of any court that has jurisdiction over the Loan Documents may, upon an ex parte request by the Administrative Agent, execute and file the same on behalf of such Obligor.

        (b)    Actions by Administrative Agent.    To enforce the provisions of Section 5.05, the Administrative Agent is authorized to request the consent or approval of the FCC or any other Governmental Authority to a voluntary or an involuntary transfer of control of any Obligor or the voluntary or involuntary assignment of any FCC Licenses or PUC Authorizations held by any Obligor. In connection with the exercise of its remedies under this Agreement, the Administrative Agent may obtain the appointment of a trustee or receiver to assume control of any Obligor, subject to any required prior approval of the FCC or any other Governmental Authority. Such trustee or receiver shall have all rights and powers provided to it by law or by court order or provided to the Administrative Agent under this Agreement.

        (c)    Certain Limitations Upon Actions by Administrative Agent.    Notwithstanding anything to the contrary contained in this Agreement,

            (i)  the Administrative Agent will not take any action hereunder that would constitute or result in any transfer of control or assignment of the FCC Licenses or any Obligor without obtaining all necessary FCC and other Governmental Authority approvals (and, in that connection, the Administrative Agent and the Lenders shall be entitled to rely on the advice of FCC counsel selected by the Administrative Agent to determine whether FCC approval or other Governmental Authority approvals are required), and

           (ii)  the Administrative Agent shall not foreclose on, sell, assign, transfer or otherwise dispose of, or exercise any right to control the FCC Licenses as provided herein or take any other action that would affect the operational, voting, or other control of any Obligor, unless such action is

15

  taken in accordance with the provisions of the Communications Act of 1934, as from time to time amended, and the rules, regulations and policies of the FCC and any other Governmental Authority.

        (d)    Acknowledgement by Obligors.    Each Obligor acknowledges that the approval of the FCC and of each other appropriate Governmental Authority to the assignment of the FCC Licenses or the transfer of control of such Obligor is integral to the Administrative Agent's realization of the value of the Collateral, including the FCC Licenses, that there is no adequate remedy at law for failure by such Obligor to comply with the provisions of this Section 6.09 and that such failure could not be adequately compensable in damages. Therefore, each Obligor agrees that the provisions of this Section 6.09 may be specifically enforced.

        6.10    Agents and Attorneys-in-Fact.    The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

        6.11    Severability.    If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

        6.12    Additional Obligors.    As contemplated in Section 6.07 of the Credit Agreement, any new Subsidiaries of the Borrower formed or acquired by the Borrower after the date hereof may become a "Subsidiary Guarantor" under the Credit Agreement and under this Agreement, by executing and delivering to the Administrative Agent a Guarantee Assumption Agreement in the form of Exhibit F to the Credit Agreement. Accordingly, upon the execution and delivery of any such Guarantee Assumption Agreement by any such Subsidiary, such new Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a "Subsidiary Guarantor" for all purposes of this Agreement, and each of the Annexes hereto shall be supplemented in the manner specified in such Guarantee Assumption Agreement.

16

        IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

NEXTEL PARTNERS OPERATING CORP.
By	/s/ DONALD J. MANNING
Name: Donald J. Manning Title: VP, Secretary and General Counsel

17

SUBSIDIARY GUARANTORS

NEXTEL WIP LEASE CORP.		NEXTEL WIP LEASE CORP.
By:	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel	By:	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel
NPCR, INC.		NEXTEL WIP LICENSE CORP.
By:	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel	By:	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel
NEXTEL WIP EXPANSION CORP.		NEXTEL PARTNERS OF UPSTATE NEW YORK, INC.
By:	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel	By:	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel
NPFC, INC.		NEXTEL PARTNERS EQUIPMENT CORP.
By:	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel	By:	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel
NEXTEL WIP EXPANSION TWO CORP.
By:	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel
JPMORGAN CHASE BANK, as the Administrative Agent
		By:	/s/ ROBERT ANASTASIO Name: Robert Anastasio Title: Vice President

18

ANNEX 1

FILING DETAILS

Obligor	Type of Organization	Current Mailing Address / Location of Chief Executive Office	Jurisdiction of Incorporation	Organizational ID Number	Location of Goods
Nextel Partners, Inc.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware	2916483	N/A
NPOC	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware	2916484	N/A
Nextel Partners of Upstate NY	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware	2982619	New York
Nextel WIP Lease Corp.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware	2995284	N/A
Nextel WIP License Corp.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware	2963210	N/A
Nextel WIP Expansion Corp.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware	3082387	N/A
Nextel WIP Expansion Two Corp.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware	3278871	N/A
Nextel Partners Equipment Corp.	Nevada Corporation	4500 Carillon Pt. Kirkland, WA 98033	Nevada	C4560-1999	see attached list of states
NPFC, Inc.	Nevada Corporation	4500 Carillon Pt. Kirkland, WA 98033	Nevada	C31629-1999
NPCR, Inc.	Delaware Corporation	4500 Carillon Pt. Kirkland WA, 98033	Delaware	2982613	see attached list of states

19

Location of Collateral	Entity
Alabama	NPCR, Inc. Nextel Partners Equipment Corp.
Florida	NPCR, Inc. Nextel Partners Equipment Corp.
Hawaii	NPCR, Inc. Nextel Partners Equipment Corp.
Idaho	NPCR, Inc. Nextel Partners Equipment Corp.
Illinois	NPCR, Inc.
Indiana	NPCR, Inc.
Iowa	NPCR, Inc. Nextel Partners Equipment Corp.
Kentucky	NPCR, I Inc. Nextel Partners Equipment Corp.
Louisiana	NPCR, Inc.
Minnesota	NPCR, Inc. Nextel Partners Equipment Corp.
Mississippi	NPCR, Inc. Nextel Partners Equipment Corp.
Missouri	NPCR, Inc. Nextel Partners Equipment Corp.
Nebraska	NPCR, Inc. Nextel Partners Equipment Corp.
New York	NP of Upstate NY
Oklahoma	NPCR, Inc. Nextel Partners Equipment Corp.
Pennsylvania	NPCR, Inc./ Nextel Partners Equipment Corp.
Tennessee	NPCR, Inc. Nextel Partners Equipment Corp.
Texas	NPCR, Inc. Nextel Partners Equipment Corp.
Virginia	NPCR, Inc.
Wisconsin	NPCR, Inc. Nextel Partners Equipment Corp.
Arkansas	NPCR, Inc. Nextel Partners Equipment Corp.
Georgia	NPCR, Inc. Nextel Partners Equipment Corp.

20

Maryland	NPCR, Inc. Nextel Partners Equipment Corp.
Nevada	NPCR, Inc.
North Dakota	NPCR, Inc. Nextel Partners Equipment Corp.
Ohio	NPCR, Inc.
South Carolina	NPCR, Inc. Nextel Partners Equipment Corp.
South Dakota	NPCR, Inc.
Vermont	NP of Upstate New York
Washington	NPCR, Inc.
West Virginia	Nextel Partners Equipment Corp.

21

ANNEX 2

NEW DEBTOR EVENTS

None.

22

ANNEX 3

PLEDGED EQUITY AND PROMISSORY NOTES

Part A

        Nextel Partners Operating Corp. Securities

ISSUER	AUTHORIZED SHARES	SHAREHOLDERS	OUT- STANDING SHARES	CERTIF. NUMBER
Nextel Partners Operating Corp.	200 shares common stock, par value $0.001	Nextel Partners, Inc.	100 shares	1
Nextel WIP Lease Corp.	100 shares common stock no par value	Nextel Partners Operating Corp.	100 shares	2
NPCR, Inc.	200 shares common stock, par value $0.01	Nextel Partners Operating Corp.	100 shares	1
Nextel WIP License Corp.	100 shares common stock no par value	Nextel Partners Operating Corp.	100 shares	1
Nextel WIP Expansion Corp.	100 shares of common stock no par value	Nextel Partners Operating Corp.	100 shares	1
Nextel WIP Expansion Two Corp.	100 shares of common stock no par value	Nextel Partners Operating Corp.	100 shares	1
Nextel Partners Equipment Corp.	200 shares common stock, par value $0.01	Nextel Partners Operating Corp.	100 shares	1
NPFC, Inc.	200 shares common stock, par value $0.01	Nextel Partners Operating Corp.	100 shares	1
Nextel Partners of Upstate New York, Inc.	200 shares common stock, par value $0.01	Nextel Partners Operating Corp.	100 shares	1
Extend America, Inc.*	A Conv. Pref. stock, par value of Series $0.0001	Nextel Partners Operating Corp.	149,293 shares

*
This pledge equals to less than 1% of all outstanding stock.

Part B.

        Promissory Notes and Intercompany Loans

Date	Amount of Loan	Amount of Principal Payment	Outstanding Principal Balance
July 1, 2002**	$700,000,000	None	$700,000,000

**
Promissory Note dated July 1, 2002, between NPCR, Inc. (as borrower) and NPFC, Inc. (as lender) for $700,000,000.00

23

ANNEX 4

LIST OF TRADE NAMES, SERVICE MARKS, TRADEMARK AND
SERVICE MARK REGISTRATIONS AND APPLICATIONS FOR TRADEMARK
AND SERVICE MARK REGISTRATIONS

Part A

        Trademark License Agreement (sent with Annex 4 via fed ex)

Part B

        Table of Trademark Licenses

Registered Marks—use the encircled "R"	Pending Applications—use "TM" (these marks either denote a "brand" or are used primarily for goods)	Pending Applications—Use "SM"
ALL YOU NEED, ALL IN ONE	BRING IT	DIRECT CONNECT
BEYOND CELLULAR	BRING IT (Design)	EMERGENCY GROUP CONNECT
CELLULAR UNLIMITED	CONEXION DIRECTA	GROUP CONNECT
CHEERS TO YOU!	CONEXION DIRECTA NACIONAL	HOW BUSINESS GETS DONE INSTANTLY
GET SMART. GET NEXTEL.	DISCOVER THE NEXTEL ADVANTAGE	MOBILE LOCATOR
ICARE
HOW BUSINESS GETS DONE	ICIRCLE	MOBILE LOCATION MANAGER
INSIDE TRACK	ICONNECT	MOBILE WORKFORCE LOCATOR
LET'S TALK	ICONTROL	MORE WAYS THAN ANYONE TO COMMUNICATE WITH EVERYONE
LET'S TALK CELLULAR	INNERCIRCLE	NATIONWIDE DIRECT CONNECT
LETSTALK.COM	NBI	NEOWORLD
MISC. RAINBOW DESIGN	NBI NEXTEL BROADBAND, INC.	NEOWORLD COMMUNICATIONS
MOBILE EXTENSION	NEXTEL (House Mark)	NEXTEL BROADBAND
NENTEL	NEXTEL Bent Line (Design)	NEXTEL EMERGENCY GROUP CONNECT
NETWORK CULTURE	NEXTEL/(black letters with finish line)	NEXTEL GROUP CONNECT

24

NEXAMINER	NEXTEL/(black letters with finish line & yellow background)	NEXTEL INTERNATIONAL
NEX-GRAM	NEXTEL.COM	NOL MOBILE LOCATOR
NEXLEASE	NEXTEL DIRECT CONNECT. GET RIGHT THROUGH.	NEXTEL OPTIONS
NEX-NOTE	NEXTEL DIRECT CONNECT. GET RIGHT THROUGH. (Design)	NEXTEL PREMIER CLUB GOLD
NEXNOTE PLUS	NEXTEL. DONE.	NEXTEL PREMIER CLUB SILVER
NEXTEL	NEXTEL. DONE./(finish line)	NEXTEL REWARDS
NEXTEL (Stylized with red letters) [LOGO] background	NEXTEL.DONE./(finish line with yellow	NEXTEL WIRELESS BROADBAND
NEXTEL & DESIGN	NEXTEL. GET RIGHT THROUGH.	NUMBER GUARD
NEXTEL BUSINESS NETWORKS	NEXTEL ICARE	PRIORITY CONNECT
NEXTEL COMPATIBLE PRODUCT LOGO	NEXTEL ICONNECT	PUSH TO VIEW
NEXTEL DIRECT CONNECT	NEXTEL ICONTROL	WORLDWIDE DIRECT CONNECT
NEXTEL. HOW BUSINESS GETS DONE	NEXTEL IGAME
NEXTEL. HOW BUSINESS GETS DONE INSTANTLY	NEXTEL IPLAY
NEXTEL LONG DISTANCE	NEXTEL ISTORE
NEXTEL MOBILE EXTENSION	NEXTEL ITRAVELER
NEXTEL NATIONAL BUSINESS PLAN	NEXTEL PREFERRED PARTNERS
NEXTEL NATIONAL PLANS	NEXTEL U
NEXTEL NEXTDAY	POWERED BY NEXTEL
NEXTEL ONLINE	PREFERRED PARTNERS
NEXTEL WORLDWIDE	PTT
ONE PHONE. ONE NUMBER. WORLDWIDE.	PUSH POWER

25

PEOPLE FIRST	PUSH TO TALK (use TM if referring to a phone feature or button, use SM if referring to PUSH TO TALK service)
POWERFONE	THE NEXTEL STORE
POWER TO TALK COMMUNICATIONS	THE NEXTEL STORE (Design)
PTT AND DESIGN (PTT block letters surrounded by sunburst design)
RADIO TOWER AND DESIGN
TEAMLINK
TEAMLINK AND DESIGN
TEAMLINK CONNECTING YOUR BUSINESS
TEAMLINK CONNECTING YOUR BUSINESS AND DESIGN
TEAMLINK POWER TO TALK
TEAMLINK POWER TO TALK AND DESIGN
THE FAIR PLAN
THE NEXT GENERATION OF WIRELESS COMMUNICATIONS
YOU'VE NEVER USED A PHONE LIKE THIS BEFORE

26

ANNEX 5

LIST OF CONTRACTS, LICENSES AND OTHER AGREEMENTS

[attached separately as "Nextel WIP License Corp. Licenses"]

27

ANNEX 6

LIST OF COMMERCIAL TORT CLAIMS

Case Name	Court and State	Filing Date	Type of Case
American Rated Cable and Communications Inv. V. Nextel Communications	State of NY, Supreme Court, County of Erie	3/5/02	Breach of contract
Delta Wireless v NPCR, Inc.	In the Circuit Court of Washington County, Arkansas CV03-1626-4	10/7/03	Dealer Contract Dispute
Kristy L. Fincher & Douglas L. Fincher individually and d/b/a PCA Communications a/k/a/ Cellular Express v. NPCR, Inc., Nextel Communications, Inc., and Nextel Partners, Inc.	State Court of Dougherty County, State of Georgia	1/28/03	Contract dispute

28

ANNEX 7

LIST OF DEPOSIT AND SECURITIES ACCOUNTS

BANK ACCOUNTS

BANK OF AMERICA 800 5th Ave Seattle, WA 98104	29603818 Retail 14780803 Misc Deposits
BANK OF NEW YORK 101 Barclay Street New York, NY 10286	267433 Investment
BANK ONE Wisconsin Market PO Box 260180 Baton Rouge, LA 70826-0180	638710848 Retail
CITY NATIONAL Operations Center PO Box 7077 Cross Lanes, WV 25356	8002036252 Retail
CREDIT SUISSE Asset Management 466 Lexington Ave New York, NY 10017-3140	4Z5 001200 Investment
EVERGREEN (WACHOVIA NA) 1525 West WT Harris Blvd Charlotte, NC 28288	1028789196 Investment
FIRST HAWAIIAN BANK Main Banking Center 999 Bishop Street Honolulu, HI 96813	01-148001 Retail
FIRST NATIONAL BANK of SIOUX FALLS SD Western Mall Branch 2505 W 41st Sioux Falls, SD 57117-5186	30157316 Retail
KEY BANK 327 Park Place Center Kirkland, WA 98033	471891008735 Retail
NATIONAL CITY BANK PO Box 8043 Royal Oak, MI 48068-8043	884298630 Retail
NORTHERN TRUST 50 South LaSalle Street Chicago, Il 60675	12408 Lock Box

29

PNC Bank Middletown Office Louisville, KY 40243	30-0144-7668 Retail
SUN TRUST PO Box 622227 Orlando, FL 32862-2227	1000013616908 Retail
U S BANK 177 Central Way Kirkland, WA 98033	1 535 5431 0844 Retail
WACHOVIA Bank NA 191 Peachtree St Atlanta, GA 30303	2000014795561 (Retail) 2000002912822 Concentration 2079900059805 P/R 2079900059863 A/P
WELLS FARGO BANK 770 E Warm Springs Rd Las Vegas, NV 89119	040-3746662 Credit Cards NPOC 928-5393691 NPFC 928-5350659 NPEC 928-5401924 NPCR

30

ANNEX 8

ASSIGNED AGREEMENTS

Assigned Agreements

1.
Joint Venture Agreement dated as of January 29, 1999, among NWIP, the Parent and the Borrower

2.
Trademark License Agreement dated as of January 29, 1999, between the Borrower and NWIP

3.
Switch Sharing Agreement dated as of January 29, 1999, between the Borrower and NWIP

4.
Roaming Agreement dated as of January 29, 1999, between the Borrower and NWIP

5.
Management Agreement dated as of December [    ], 2003, between the Borrower and Nextel WIP Lease Corp.

6.
Infrastructure Equipment Purchase Agreement dated January 29, 1999, between Motorola and the Borrower

7.
Agreement in Support of Charter Obligations dated as of January 29, 1999, between NWIP and the Parent

8.
Agreement Specifying Obligations of, and Limiting Liability and Recourse to, Nextel dated as of January 29, 1999, among Nextel Communications, Inc., the Parent and the Borrower

Annex 8 to Security Agreement

31

EXHIBIT C

[Form of Parent Guaranty and Pledge Agreement]

GUARANTY AND PLEDGE AGREEMENT

        GUARANTY AND PLEDGE AGREEMENT dated as of December 19, 2003, between NEXTEL PARTNERS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Parent"), NEXTEL WIP LICENSE MR, INC., a corporation duly organized and validly existing under the laws of the State of Texas ("Nextel WIP License MR", and together with the Parent, the "Guarantors"), and JPMORGAN CHASE BANK, as the administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

        Nextel Partners Operating Corp., a corporation organized under the laws of the State of Delaware (the "Borrower"), the Subsidiary Guarantors party thereto, certain lenders and the Administrative Agent are parties to a Credit Agreement dated as of December 19, 2003 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to the Borrower in an initial aggregate principal or face amount of $475,000,000. In addition, the Borrower and the Guarantors may from time to time be obligated to various of said lenders (or their affiliates) in respect of Rate Protection Agreements (as defined in the Credit Agreement).

        To induce said lenders to enter into the Credit Agreement and to extend credit thereunder and to extend credit under Rate Protection Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors have agreed to guarantee the Guaranteed Obligations (as hereinafter defined), and to pledge and grant a security interest in the Collateral (as so defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

        Section 1.    Definitions, Etc.

        1.01    Terms Generally.    Terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

        1.02    Certain UCC Terms.    The terms "Account", "Chattel Paper", "Deposit Account", "Instrument", "Investment Property" and "Proceeds" have the respective meanings ascribed thereto in Article 9 of the NYUCC. The term "Financial Assets" and "Securities Account" shall have the meaning ascribed thereto in Article 8 of the NYUCC.

        1.03    Additional Definitions.    In addition, as used herein:

          "Additional Parent Debt" means unsecured Debt of the Parent (other than any Debt in respect of the Senior Notes) issued on or after the Effective Date, in accordance with the terms and conditions set forth in Section 6.05.

          "Assigned Agreement" means each agreement described on Annex 4.

          "Collateral" has the meaning assigned to such term in Section 4.

          "Collateral Account" has the meaning assigned to such term in Section 5.01(a).

          "FCC License" means any paging, mobile telephone, specialized mobile radio, microwave, personal communications services or other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by the FCC, including any of the foregoing authorizing or permitting the acquisition, construction or operation of any Mobile Communications System.

          "Guaranteed Obligations" has the meaning assigned to such term in Section 2.01.

          "Mobile Communications System" means any specialized mobile radio system, radio paging system, mobile telephone system, cellular radio telecommunications system, conventional mobile telephone system, personal communications system, data transmission system or other radio communications system.

          "Nextel Ventures" means Nextel Ventures, L.P., a Delaware limited partnership.

          "NYUCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

          "Pledged Stock" has the meaning assigned to such term in Section 4(a).

          "PUC" means any state regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any Mobile Communications System or over Persons who own, construct or operate Mobile Communications Systems, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in said state.

          "PUC Authorization" means any validation, exemption, franchise, waiver, approval, order or authorization, consent, license, certificate or permit issued by a PUC.

          "Secured Obligations" means, collectively, (a) all obligations of the Guarantors in respect of its Guarantee under Section 2, and (b) all other obligations of the Guarantors to the Lenders and the Administrative Agent hereunder.

          "Secured Party" means, as the context may require, any Lender, the Issuer and each Agent and each of their respective successors, transferees and assigns.

          "Stock Collateral" has the meaning assigned to such term in Section 4(c).

        1.04    Treatment of Rate Protection Agreements.    For purposes hereof, it is understood that any obligations to any Person arising under a Rate Protection Agreement entered into at a time such Person (or an affiliate thereof) is party to the Credit Agreement as a Lender (or the Existing Rate Protection Provider with respect to the Existing Rate Agreements) shall continue to constitute Secured Obligations hereunder, notwithstanding that such Person (or its affiliate) has ceased to be a Lender party hereto (by assigning all of its Commitments, Loans, Revolving Credit Exposure and other interests herein) at the time a claim is to be made in respect of such Rate Protection Agreement.

        Section 2.    The Guarantee.

        2.01    The Guarantee.

        (a)    Guarantee.    The Guarantors hereby guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower under the Credit Agreement and by any Obligor under any of the other Loan Documents, and all obligations of the Parent, the Borrower or any of the Borrower's Subsidiaries to any Lender (or any affiliate of any Lender) in respect of any Rate Protection Agreement (or the Existing Rate Protection Provider with respect to the Existing Rate Agreements), in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby further agree that if the Parent, the Borrower or the Borrower's Subsidiaries shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when

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due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

        2.02    Obligations Unconditional.    The obligations of the Guarantors under Section 2.01 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under Credit Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

            (i)  at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

           (ii)  any of the acts mentioned in any of the provisions of the Credit Agreement or any other agreement or instrument referred to therein shall be done or omitted;

          (iii)  the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (iv)  any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under the Credit Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

        2.03    Reinstatement.    The obligations of the Guarantors under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

        2.04    Subrogation.    The Guarantors hereby agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under the Credit Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 2.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

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        2.05    Remedies.    The Guarantors agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under the Credit Agreement may be declared to be forthwith due and payable as provided in Article VIII thereof (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII thereof) for purposes of Section 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 2.01.

        2.06    Instrument for the Payment of Money.    The Guarantors hereby acknowledge that the guarantee in this Article constitutes an instrument for the payment of money, and consent and agree that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by the Guarantors in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

        2.07    Continuing Guarantee.    The guarantee in this Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

        Section 3.    Representations and Warranties.    Each Guarantor represents and warrants to the Lenders and the Administrative Agent that:

          3.01    Corporate Existence.    Each Guarantor (a) is a corporation validly organized and existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction where the nature of its business requires such qualification and (b) has full power and authority and holds all requisite governmental licenses, permits and other approvals to (i) enter into and perform its obligations in connection with the Transactions and under this Agreement and each other Loan Document to which it is a party and (ii) own and hold under lease its property and to conduct its business substantially as currently conducted by it.

          3.02    Due Authorization, Non-Contravention etc.    The execution, delivery and performance by such Guarantor of this Agreement and such Guarantor's participation in the consummation of the Transactions are within such Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene such Guarantor's Organic Documents, contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Guarantor, or result in, or require the creation or imposition of, any Lien on any of such Guarantor's properties, except pursuant to the terms of a Loan.

          3.03    Validity, etc.    This Agreement constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          3.04    Approvals.    No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required either

            (a)   for the pledge by such Guarantor of any Collateral pursuant to this Agreement or for the execution, delivery, and performance of this Agreement by such Guarantor, or

            (b)   for the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement, or, except, with respect to any Pledged Stock, as may be required in connection with a disposition of such Pledged Stock by laws affecting the offering and sale of

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    securities generally or the rules and regulations of the FCC, the remedies in respect of the Collateral pursuant to this Agreement.

          3.05    Credit Agreement Representations and Warranties.    The representations and warranties contained in Article IV of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to such Guarantor and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Agreement by reference as though specifically set forth in this Section 3.

          3.06    Title.    Each Guarantor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 4 and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for (i) the pledge and security interest in favor of the Administrative Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of such Collateral, except for Liens described in Section 6.06 and (ii) any Lien, charge or claim imposed by the Communications Act.

          3.07    Names, Etc.    The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of each Guarantor as of the date hereof are correctly set forth in Annex 1. Annex 1 correctly specifies (i) the place of business of each Guarantor or, if such Guarantor has more than one place of business, the location of the chief executive office of such Guarantor and (ii) each location where Goods of each Guarantor are located (other than Motor Vehicles constituting Equipment and Goods in transit).

          3.08    Changes in Circumstances.    Such Guarantor has not (i) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the NYUCC), (ii) except as specified in Annex 1, heretofore changed its name, or (iii) except as specified in Annex 2, heretofore become a "new debtor" (as defined in Section 9-102(a)(56) of the NYUCC) with respect to a currently effective security agreement previously entered into by any other Person.

          3.09    Pledged Stock.    The Pledged Stock identified in Annex 3 hereto constitutes (i) all of the issued and outstanding shares of capital stock, partnership or other ownership interest of any class of the Borrower and Nextel WIP License MR beneficially owned by the Parent on the date hereof, whether or not registered in the name of the Parent. Annex 3 hereto correctly identifies, as at the date hereof, the respective class and par value of the shares comprising the Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

          The Pledged Stock identified in Annex 3 is, and all other Pledged Stock in which the Parent shall hereafter grant a security interest pursuant to Section 4 will be, duly authorized, validly existing, fully paid and non-assessable, and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter, by-laws, partnership agreement or other organizational instrument of either the Borrower or Nextel WIP License MR, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Basic Documents, or under such organizational instruments).

          3.10    Business Activities.    The Parent has not engaged in any business activities other than in connection with Parent's continuing ownership of the issued and outstanding shares of Capital Stock of the Borrower and Nextel WIP License MR, entering into lease guarantees in connection with leases entered into by the Borrower in the ordinary course of business and the holding of

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  Investments that would be permitted under Section 6.07. Nextel WIP License MR has not engaged in any business activities other than owning the FCC Licenses and PUC Authorizations.

          3.11    Licenses.    The FCC Licenses and PUC Authorizations held by Nextel WIP License MR as of the date hereof are set forth on Annex 6 and such FCC Licenses and PUC Authorizations combined with the Licenses held by the other License Subsidiaries are all of the FCC Licenses and PUC Authorizations necessary to construct, install and develop the Network, and to operate those portions of the Network for which development has been completed, in the markets listed on Annex 6. Nextel WIP License MR combined with the Borrower and its Subsidiaries have the full use and benefit of all FCC Licenses necessary to construct, install and develop the Network, and to operate those portions of the Network for which development has been completed, in the markets listed on Annex 6. The Nextel WIP License MR FCC Licenses (a) have been duly issued by the FCC and (b) are in full force and effect and Nextel WIP License MR is in compliance in all material respects with all of the provisions of each such FCC License held at any time by it. Except as indicated on Annex 6, development of all portions of the Network covered by any FCC License listed on Annex 6 has been completed.

          3.12    FCC Compliance.    Except as set forth in Annex 5,

            (a)   Nextel WIP License MR is in compliance with the Communications Act and all requirements of the FCC, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

            (b)   Nextel WIP License MR has no knowledge of any investigation, notice of apparent liability, violation, forfeiture or any other proceedings (other than proceedings relating to the wireless communications industries generally) of or before the FCC, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (c)   No event or group of events has occurred or failed to occur which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modifications, non-renewal, forfeiture with respect to, any FCC License or group of FCC Licenses in any respect which could reasonably be expected to have a Material Adverse Effect or (ii) affects or could reasonably be expected in the future to affect any of the rights of Nextel WIP License MR under any FCC License or group of FCC Licenses held by Nextel WIP License MR in any respect which could reasonably be expected to have a Material Adverse Effect.

            (d)   Nextel WIP License MR has duly filed in a timely manner all filings, reports, applications, documents, instruments and information required to be filed by any of them under the Communications Act which could reasonably be expected to have a Material Adverse Effect, and all such filings were when made (and where required have been supplemented in order to continue to be) true, correct and complete in any respect which could reasonably be expected to have a Material Adverse Effect.

            (e)   Nextel WIP License MR has no reason to believe that each FCC License held by it will not be renewed in the ordinary course, except where non-renewal could not reasonably be expected to have a Material Adverse Effect.

          3.13    Indebtedness.    Nextel WIP License MR has no Indebtedness or other obligations.

          3.14    Subsidiaries.    Nextel WIP License MR is a wholly-owned Subsidiary of the Parent, and all the Capital Stock of Nextel WIP License MR is directly or indirectly owned by the Parent free and clear of all Liens, charges or claims (other than any Lien, charge or claim created by the Security Documents). All Licenses which are directly or indirectly held by the Parent or Nextel WIP License MR are owned, beneficially and of record by Nextel WIP License MR, free and clear

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  of all Liens, charges or claims (other than any Lien, charge or claim under the Security Documents or imposed by the Communications Act).

        Section 4.    Collateral.    As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Guarantor hereby pledges and grants to the Administrative Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of such Guarantor's right, title and interest in the following property, assets and revenues, whether now owned by such Guarantor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property, assets and revenues described in this Section being collectively referred to herein as "Collateral"):

          (a)   the shares of Capital Stock of the Borrower and Nextel WIP License MR identified in Annex 3 and all other shares of Capital Stock of whatever class or character of the Borrower and Nextel WIP License MR, now or hereafter owned by the Parent, and all certificates evidencing the same (collectively, the "Pledged Stock"), together with, in each case;

              (i)  all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock; and

             (ii)  without affecting the obligations of the Parent under any provision prohibiting such action hereunder or under any Basic Document, in the event of any consolidation or merger in which neither the Borrower nor Nextel WIP License MR is the surviving entity, all ownership interests of any class or character of the successor entity (unless such successor entity is such Guarantor itself) formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to this clause (ii) or clause (i) above being herein collectively called the "Stock Collateral"); and

          (b)   the Collateral Account and the balance from time to time therein;

          (c)   all rights of such Guarantor under or relating to FCC Licenses and PUC Authorizations and the proceeds from the sale of any FCC Licenses or PUC Authorizations or any goodwill or other intangible rights or benefits associated therewith, provided that such security interest does not include at any time any FCC Licenses to the extent (but only to the extent) that at such time the Administrative Agent may not validly possess a security interest therein pursuant to the Communications Act of 1934, as amended, and the regulations promulgated thereunder, as in effect at such time, but such security interest does include, to the maximum extent permitted by law, all rights incident or appurtenant to FCC Licenses and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of the FCC Licenses;

          (d)   all rights (if any) under each Assigned Agreement, together with (i) all rights and benefits (whether monetary or otherwise) of such Guarantor to receive benefits due and to become due under or pursuant to each Assigned Agreement, (ii) all rights of such Guarantor to receive proceeds of any insurance, indemnity, warranty, guaranty or collateral security with respect to any Assigned Agreement, (iii) all claims of such Guarantor for damages arising out of or for breach or default under any Assigned Agreement and (iv) all rights of such Guarantor to terminate any Assigned Agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

          (e)   all Accounts, Deposit Accounts, Instruments, Documents, Financial Assets and Securities Accounts to the extent not covered by the foregoing clauses (a) through (d); and

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          (f)    all Proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Collateral and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Parent or any computer bureau or service company from time to time acting for the Parent).

        Section 5.    Cash Proceeds of Collateral.

        5.01    Collateral Account.

        (a)    Establishment of Collateral Account.    The Administrative Agent will cause to be established at a banking institution to be selected by the Administrative Agent a cash collateral account (the "Collateral Account"), that

            (i)  to the extent of all Investment Property or Financial Assets (other than cash) credited thereto shall be a "securities account" (as defined in Section 8-501 of the NYUCC) in respect of which the Administrative Agent shall be the "entitlement holder" (as defined in Section 8-102(a)(7) of the NYUCC) and

           (ii)  to the extent of any cash credited thereto, shall be a Deposit Account and into which each Guarantor agrees to deposit from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Administrative Agent pursuant to any of the Loan Documents, or pursuant hereto, and into which any Guarantor may from time to time deposit any additional amounts that it wishes to pledge to the Administrative Agent for the benefit of the Lenders as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Obligations until applied as hereinafter provided.

        (b)    Withdrawals.    The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided in this paragraph (b). The Administrative Agent shall (except as otherwise provided in the last sentence of this paragraph (b)) remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the relevant Guarantor as such Guarantor shall from time to time instruct, provided that at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as provided in the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account (regardless of the origin thereof) to the payment of the Secured Obligations then due and payable in the manner specified in Section 7.09.

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        5.02    Investment of Balance in Collateral Account.    The cash balance standing to the credit of the Collateral Account shall be invested from time to time in such Cash Equivalent Investments as the respective Guarantor (or, after the occurrence and during the continuance of an Event of Default, the Administrative Agent) shall determine, which Cash Equivalent Investments shall be held in the name and be under the control of the Administrative Agent (and credited to the Collateral Account), provided that at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as provided in the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Cash Equivalent Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations then due and payable in the manner specified in Section 7.09.

        Section 6.    Covenants.    Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable under the Credit Agreement shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Parent and Nextel WIP License covenant and agree with the Lenders that:

        6.01    Maintenance of Corporate Existence; Payment of Net Equity Proceeds.    Each Guarantor will cause to be taken all actions necessary to maintain and preserve at all times its corporate existence. Upon contribution of any Net Equity Proceeds from an equity issuance to the Borrower, each Guarantor will repay, or cause the Borrower to repay, the Loans in the amounts, if any, and on the dates required pursuant to Section 2.09(b)(iii) of the Credit Agreement.

        6.02    Financial Information.    Parent will furnish, or will cause to be furnished, to each Lender and the Administrative Agent promptly after filing all Forms 10-K and 10-Q which each Guarantor or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange and prompt notice of the filing of any other reports and registration statements with the Securities and Exchange Commission or any other national securities exchange.

        6.03    Compliance with Laws, etc.    Each Guarantor will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

          (a)   the maintenance and preservation of its corporate existence and qualification as a foreign corporation; and

          (b)   the payment, before the same become delinquent, of all material taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

        6.04    Business Activities.    The Parent will not engage in any business activity other than in connection with the Parent's continuing ownership of the issued and outstanding shares of Capital Stock of the Borrower and Nextel WIP License MR, entering into lease guarantees in connection with leases entered into by the Borrower in the ordinary course of business and the holding of Investments permitted under Section 6.07. Nextel WIP License MR will not engage in any business activity other than owning the FCC Licenses and PUC Authorizations.

        6.05    Indebtedness.    Nextel WIP License MR will not create, incur, assume or suffer to exist or otherwise become liable in respect of any Indebtedness, other than its Guarantee pursuant to Section 2 hereof. The Parent will not create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

          (a)   Indebtedness in respect of the Senior Notes;

          (b)   Indebtedness in respect of Additional Parent Debt; provided that

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              (i)  the Administrative Agent shall have received (with copies for each Lender that shall have expressly requested copies thereof) a fully-executed copy of the indenture (or similar document) related to the issuance of any such Additional Parent Debt, and all certificates, opinions and other documents delivered thereunder, pursuant to which any such Additional Parent Debt shall have been issued; provided that such Additional Parent Debt (x) shall have a "bullet" final maturity date not earlier than 30 days following the latest stated Term Loan Maturity Date, (y) shall not be subject to any prepayment or amortization requirements (including sinking fund or similar arrangements) prior to such final maturity date, and (z) shall be unsecured;

             (ii)  no Default shall have occurred and be continuing on the date of the issuance of any such Additional Parent Debt, nor would a Default result from the issuance of any such Additional Parent Debt;

            (iii)  after giving effect to the issuance of any such Additional Parent Debt, the Parent and its Subsidiaries shall be in pro forma compliance with the covenants set forth in Section 7.04 of the Credit Agreement for the most recent full Fiscal Quarter immediately preceding the date of such issuance for which relevant financial information has been delivered pursuant to Section 6.01 of the Credit Agreement;

            (iv)  all proceeds received by the Parent in respect of the Additional Parent Debt shall, subject to Section 6.04, be used by the Parent for general corporate purposes of the Parent and its Subsidiaries, including, working capital needs and the refinancing of Permitted Parent Debt;

             (v)  an Authorized Officer of the Parent shall have delivered a certificate to the Administrative Agent in form and substance satisfactory to the Administrative Agent (including calculation of compliance with the covenants set forth in Section 7.04 of the Credit Agreement) certifying as to the accuracy of clauses (i) through (iv) above;

          (c)   the Guarantee under Section 2 hereof and Hedging Obligations of the Parent to the extent permitted under the other Loan Documents;

          (d)   lease guarantees by the Parent in connection with leases entered into by the Borrower in the ordinary course of business; and

          (e)   unsecured indebtedness incurred by either the Parent in the ordinary course of business as permitted by Section 6.04.

        6.06    Liens, etc.    The Guarantors will not create, incur, assume, or enter into any agreement which by its terms creates, incurs or assumes any Lien upon any of its assets (including any shares of Capital Stock of the Borrower or Nextel WIP License MR), whether now owned or hereafter acquired by such Guarantor, except (i) any Lien created by this Agreement and (ii) in the case of the Parent, Liens on cash or Cash Equivalent Investments pledged as collateral to support Rate Protection Agreements in an aggregate amount at any time not to exceed $30,000,000; nor will the Parent sell, transfer, contribute or otherwise dispose of or convey (or grant any options, warrants or other rights with respect thereto) any shares of Capital Stock of the Borrower or Nextel WIP License MR (except pursuant to a transaction in which the principal of and interest on each Loan and all fees payable under the Credit Agreement shall be paid in full and all Letters of Credit shall have expired or be terminated and all LC Disbursements shall be reimbursed or otherwise contemplated by Section 6.13 hereof).

        6.07.    Investments.    The Parent will not make, incur, assume or suffer to exist any Investment of the Parent in any other Person, except (i) Investments in the Borrower and (ii) Investments in Nextel Ventures or any other Permitted Joint Venture in an aggregate amount at any time outstanding not to

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exceed $40,000,000 in cash. Nextel WIP License MR will not make, incur, assume or suffer to exist any Investment in any other Person, except as contemplated by Section 6.13 hereof.

        6.08.    Fixed Assets.    Neither Guarantor will make or commit to make any Capital Expenditure or enter into any arrangement which would give rise to any Capitalized Lease Liability.

        6.09    Rental Obligations.    Neither Guarantor will enter into any arrangement which involves the leasing by such Guarantor from any lessor of any real or personal property (or any interest therein) other than, in the case of the Parent, the lease of office space.

        6.10.    Consolidation, Merger.    Neither Guarantor will wind-up, liquidate or dissolve, consolidate or amalgamate with, or merge into or with any other corporation or purchase or otherwise acquire all or any part of the assets of any Person (or division thereof); provided, however, that Nextel WIP License MR may be dissolved if all of the Licenses are transferred to the Borrower or a wholly-owned subsidiary of the Borrower pursuant to Section 6.13 hereof.

        6.11.    Asset Dispositions, etc.    Neither Guarantor will sell, transfer, lease or otherwise dispose of, or grant to any Person options, warrants or other rights with respect to any of the Collateral except as otherwise contemplated by Section 6.13 hereof.

        6.12.    No Defaults.    The Parent will not, and will not permit the Borrower or any of its Subsidiaries to, take any action or fail to take any action if such action or failure to act would result in a Default under the Credit Agreement.

        6.13    Transfer of Licenses.    The Parent will within 180 days following the Effective Date either cause Nextel WIP License MR to transfer all of its FCC Licenses and PUC Authorizations to the Borrower or a wholly-owned Subsidiary of the Borrower or transfer all of the Capital Stock of Nextel WIP License MR to the Borrower or a wholly-owned Subsidiary of the Borrower.

        Section 7.    Further Assurances; Remedies.    In furtherance of the grant of the pledge and security interest pursuant to Section 4, each Guarantor hereby agrees with each Lender and the Administrative Agent as follows:

          7.01    Delivery and Other Perfection.    Each Guarantor agrees, that to the extent applicable it shall:

            (a)   if any of the Stock Collateral pledged by such Securing Party under clause (a) of Section 4 are received by the Parent, forthwith either (x) deliver to the Administrative Agent such Stock Collateral (together with the certificates or instruments for any such Stock Collateral duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may request), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent shall reasonably deem necessary or appropriate to duly record or otherwise perfect the Lien created hereunder in such Stock Collateral pursuant to said clause (a);

            (b)   give, execute, deliver, file, record, authorize or obtain all such financing statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, following the occurrence and during the continuance of an Event of Default, causing any or all of the Stock Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Administrative

11

    Agent will thereafter promptly give to the Parent copies of any notices and communications received by it with respect to the Stock Collateral pledged by the Parent hereunder);

            (c)   keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement;

            (d)   permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at such Guarantor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Guarantor with respect to the Collateral, all in such manner as the Administrative Agent may require;

            (e)   within 60 days of the Effective Date and from time to time thereafter, enter into such account control agreements (and obtain the written agreement with respect thereto from the applicable financial institution where each Deposit Account or Securities Account is located) as may be necessary to perfect the security interests granted by Section 4 of this Agreement with respect to all Deposit Accounts and Securities Accounts (except with respect to any Deposit Account and Securities Account in which the average daily balance over the past 30 days was less than $100,000);

            (f)    execute and deliver and, subject to the execution thereof by the Administrative Agent, cause to be filed, such continuation statements, and do such other acts and things, as may be necessary to maintain the perfection of the security interest granted pursuant hereto;

          7.02    Other Financing Statements and Liens.    Without limiting the generality of Section 6.06, without the prior written consent of the Administrative Agent (granted with the authorization of the Lenders as provided in the Credit Agreement), no Guarantor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Lenders.

          7.03    Preservation of Rights.    The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

          7.04    Special Provisions Relating to Certain Collateral.

            (a)   Stock Collateral.

                (i)  The Parent will cause the Stock Collateral to constitute at all times 100% of the respective total number of shares of each class of capital stock of the Borrower and Nextel WIP License MR then outstanding.

               (ii)  So long as no Event of Default shall have occurred and be continuing, the Parent shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Loan Documents or any other instrument or agreement referred to herein or therein, provided that the Parent agrees that it will not vote the Stock Collateral in any manner that is inconsistent with the terms of this Agreement, the Loan Documents or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Parent or cause to be executed and delivered to the Parent all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Parent may reasonably request for the purpose of

12

      enabling the Parent to exercise the rights and powers which they are entitled to exercise pursuant to this Section 7.04(a)(ii).

              (iii)  Unless and until an Event of Default shall have occurred and be continuing, or the principal of and interest on the Loans, and all other amounts outstanding under the Credit Agreement shall have been declared (or become) due and payable, the Parent shall be entitled to receive and retain any dividends, distributions or proceeds on the Stock Collateral paid in cash out of earned surplus.

              (iv)  If any Event of Default shall have occurred and be continuing, and whether or not the Lenders exercise any available right to declare any Secured Obligations due and payable or seek or pursue any other relief or remedy available to them under applicable law or under this Agreement, the Loan Documents or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Stock Collateral shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Parent agrees to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Parent (except to the extent theretofore applied to the Obligations), be returned by the Administrative Agent to the Parent.

            (b)    Assigned Agreements.

                (i)  Each Guarantor shall at its expense (I) perform and observe all the terms and provisions of the Assigned Agreements to be performed or observed by it, maintain each Assigned Agreement in full force and effect except as otherwise permitted by the Credit Agreement, enforce each Assigned Agreement in accordance with its terms, and take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and (II) furnish to the Administrative Agent promptly upon receipt thereof copies of all material notices, requests and other documents delivered by or to such Guarantor under or pursuant to any Assigned Agreement which notice, request or document (x) relates to any default or nonperformance of such Guarantor or any counterparty to such Assigned Agreement or any termination of such Assigned Agreement or (y) relates to the occurrence (or nonoccurrence) of any event which could reasonably be expected to have a Material Adverse Effect on the ability of such Guarantor or such counterparty to perform its obligations under such Assigned Agreement, and from time to time:

                (A)  furnish to the Administrative Agent such information and reports regarding the Assigned Agreements as the Administrative Agent may reasonably request, and

                (B)  upon request of the Administrative Agent make to any other party to any Assigned Agreement such demands and requests for information and reports or for action as such Guarantor is entitled to make under any Assigned Agreement.

               (ii)  Each Guarantor agrees for the benefit of the Administrative Agent and the Lenders that it shall not:

                (A)  cancel or terminate any Assigned Agreement or consent to or accept any cancellation or termination thereof other than in accordance with its terms; or

                (B)  amend or otherwise modify any Assigned Agreement, waive any default under or breach of any Assigned Agreement, or take any other action in connection

13

        with any Assigned Agreement which, in any case, would reasonably be expected to impair the value of the interest or rights of such Guarantor thereunder or which would impair the interest or rights of the Administrative Agent.

          7.05    Events of Default, Etc.    During the period during which an Event of Default shall have occurred and be continuing:

            (a)   each Guarantor shall, at the request of the Administrative Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to the Administrative Agent and such Guarantor, designated in the Administrative Agent's request;

            (b)   the Administrative Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

            (c)   the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the NYUCC (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and each Guarantor agrees to take all such action as may be appropriate to give effect to such right);

            (d)   the Administrative Agent in its discretion may, in its name or in the name of any Guarantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

            (e)   the Administrative Agent may, upon ten Business Days' prior written notice to the Guarantors of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the holders of the Secured Obligations or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any holder of any Secured Obligation or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Guarantors, any such demand, notice and right or equity being hereby expressly waived and released. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

  The proceeds of each collection, sale or other disposition under this Section 7.05 shall be applied in accordance with Section 7.09.

          The Guarantors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be

14

  compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Guarantors acknowledge that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

          7.06    Deficiency.    If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 7.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Guarantors shall remain liable for any deficiency.

          7.07    Locations; Names.    Without at least 30 days' prior written notice to the Administrative Agent, no Guarantor shall change its location (as defined in Section 9-307 of the Uniform Commercial Code) or change its name from the name shown as its current legal name on the signature pages hereto.

          7.08    Private Sale.    The Administrative Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 7.04 conducted in a commercially reasonable manner. Each Guarantor hereby waives any claims against the Administrative Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

          7.09    Application of Proceeds.    Except as otherwise herein expressly provided and except as provided below in this Section 7.09, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under Section 5 or this Section 7, shall be applied by the Administrative Agent:

            First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;

            Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders (and other obligees entitled to the benefit of the proceeds in accordance with Section 1.04) holding the same may otherwise agree; and

            Finally, to the payment to the respective Guarantor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

          7.10    Attorney-in-Fact.    Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of each Guarantor for the purpose of carrying out the provisions of this Section 7 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the

15

  foregoing, so long as the Administrative Agent shall be entitled under this Section 7 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Guarantor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

          7.11    Perfection and Recordation.    Prior to or concurrently with the execution and delivery of this Agreement, each Guarantor shall, to the extent applicable:

            (a)   file such financing statements and other documents in such offices as the Administrative Agent may request to perfect the security interests granted by Section 4 of this Agreement and

            (b)   deliver to the Administrative Agent all certificates evidencing any of the Pledged Stock, accompanied by undated stock or other powers duly executed in blank.

  Without limiting the foregoing, each Guarantor consents that Uniform Commercial Code financing statements may be filed describing the Collateral in the manner specified in Section 4 (provided that no such description shall be deemed to modify the description of Collateral set forth in Section 4).

          7.12    Termination.    When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all LC Exposure shall have expired or been terminated (as used in this Section 7.12, the "Termination Date"), this Agreement shall terminate (provided, that with respect to Nextel WIP License MR, this Agreement shall terminate upon the earlier of (i) the Termination Date, (ii) the date that Nextel WIP License MR transfers all of its FCC Licenses and PUC Authorizations pursuant to, and in accordance with, Section 6.13 or (iii) the date Nextel WIP Licenses MR transfers all of its Capital Stock pursuant to, and in accordance with, Section 6.13 and duly executes the Guarantee Assumption Agreement pursuant to Section 6.07(a) of the Credit Agreement), and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Guarantor. The Administrative Agent shall also, at the expense of such Guarantor, execute and deliver to the respective Guarantor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the respective Guarantor to effect the termination and release of the Liens on the Collateral.

          7.13    Further Assurances.    Each Guarantor agrees that, from time to time upon the written request of the Administrative Agent, such Guarantor will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

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        Section 8.    Miscellaneous.

        8.01    Notices.    All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereto or, as to either party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

        8.02    No Waiver.    No failure on the part of the Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

        8.03    Amendments, Etc.    The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Guarantor and the Administrative Agent (with the consent of the Lenders as specified in Section 10.02 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Secured Obligations and each Guarantor.

        8.04    Expenses.    The Guarantors jointly and severally agree to reimburse each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Guarantors in respect of the Collateral that the Guarantors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 8.04, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 4.

        8.05    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Guarantor, the Administrative Agent, the Lenders and each holder of any of the Secured Obligations (provided that no Guarantor shall assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent).

        8.06    Counterparts.    This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

        8.07    Governing Law; Jurisdiction; Etc.

        (a)    Governing Law.    This Agreement shall be construed in accordance with and governed by the law of the State of New York.

        (b)    Submission to Jurisdiction.    Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of

17

New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against each Guarantor or its properties in the courts of any jurisdiction.

        (c)    Waiver of Venue.    Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

        (d)    Service of Process.    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

        8.08    WAIVER OF JURY TRIAL.    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        8.09    Captions.    The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

        8.10    Certain Regulatory Requirements.

        (a)    Cooperation by Guarantors.    Each Guarantor shall take all action that the Administrative Agent may reasonably request in the exercise of its rights and remedies hereunder, which include the right to require such Guarantor to transfer or assign the FCC Licenses or the PUC Authorizations held by it or any of its Subsidiaries to any party or parties. In furtherance of this right, each Guarantor shall (i) cooperate fully with the Administrative Agent in obtaining all approvals and consents from the FCC and each other Governmental Authority that the Administrative Agent may deem necessary or advisable to accomplish any such transfer or assignment of such FCC Licenses or the PUC Authorizations and (ii) prepare, execute and file with the FCC and any other Governmental Authority any application, request for consent, certificate or instrument that the Administrative Agent may deem necessary or advisable to accomplish any such transfer or assignment of such FCC Licenses or the PUC Authorizations. If any Guarantor fails to execute such applications, requests for consent, certificates or instruments, the clerk of any court that has jurisdiction over the Loan Documents may, upon an ex parte request by the Administrative Agent, execute and file the same on behalf of such Guarantor.

18

        (b)    Actions by Administrative Agent.    To enforce the provisions of Section 7.05, the Administrative Agent is authorized to request the consent or approval of the FCC or any other Governmental Authority to a voluntary or an involuntary transfer of control of any Guarantor or the voluntary or involuntary assignment of any FCC Licenses or PUC Authorizations held by any Guarantor. In connection with the exercise of its remedies under this Agreement, the Administrative Agent may obtain the appointment of a trustee or receiver to assume control of any Guarantor, subject to any required prior approval of the FCC or any other Governmental Authority. Such trustee or receiver shall have all rights and powers provided to it by law or by court order or provided to the Administrative Agent under this Agreement.

        (c)    Certain Limitations Upon Actions by Administrative Agent.    Notwithstanding anything to the contrary contained in this Agreement,

            (i)  the Administrative Agent will not take any action hereunder that would constitute or result in any transfer of control or assignment of the FCC Licenses or any Guarantor without obtaining all necessary FCC and other Governmental Authority approvals (and, in that connection, the Administrative Agent and the Lenders shall be entitled to rely on the advice of FCC counsel selected by the Administrative Agent to determine whether FCC approval or other Governmental Authority approvals are required), and

           (ii)  the Administrative Agent shall not foreclose on, sell, assign, transfer or otherwise dispose of, or exercise any right to control the FCC Licenses as provided herein or take any other action that would affect the operational, voting, or other control of any Guarantor, unless such action is taken in accordance with the provisions of the Communications Act of 1934, as from time to time amended, and the rules, regulations and policies of the FCC and any other Governmental Authority.

        (d)    Acknowledgement by the Guarantors.    Each Guarantor acknowledges that the approval of the FCC and of each other appropriate Governmental Authority to the assignment of the FCC Licenses or the transfer of control of such Guarantor is integral to the Administrative Agent's realization of the value of the Collateral, including the FCC Licenses, that there is no adequate remedy at law for failure by such Guarantor to comply with the provisions of this Section 8.10 and that such failure could not be adequately compensable in damages. Therefore, each Guarantor agrees that the provisions of this Section 8.10 may be specifically enforced.

        8.11    Agents and Attorneys-in-Fact.    The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

        8.12    Severability.    If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

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        IN WITNESS WHEREOF, the parties hereto have caused this Guaranty and Pledge Agreement to be duly executed and delivered as of the day and year first above written.

NEXTEL PARTNERS, INC.
By	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel
Address for Notices:
Nextel Partners 4500 Carillion Point Kirkland, WA 98033 Attention: Donald J. Manning
NEXTEL WIP LICENSE MR, INC.
By:	/s/ DONALD J. MANNING Name: Donald J. Manning Title: VP, Secretary and General Counsel
Address for Notices:
Nextel Partners 4500 Carillion Point Kirkland, WA 98033 Attention: Donald J. Manning
JPMORGAN CHASE BANK, as the Administrative Agent
By	/s/ ROBERT ANASTASIO Name: Robert Anastasio Title: Vice President
Address for Notices:
JPMorgan Chase Bank JPMChase Bank Loans and Agency Services 1111 Fannin Street, 10th Floor Houston, TX, 77002 Attention: Kunal Sharma
With Copy to:
JPMorgan Chase Bank 560 Mission Street, 18th Floor San Francisco, CA 94105 Attention: William Rindfuss
And Copy to:
JPMorgan Chase Bank 270 Park Avenue, 15th Floor New York, NY 10017 Attention: Linda Wisnieski

20

ANNEX 1

FILING DETAILS

Obligor	Type of Organization	Current Mailing Address / Location of Chief Executive Office	Jurisdiction of Incorporation	Organizational ID Number	Location of Goods
Nextel Partners, Inc.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware	2916483	N/A
Nextel WIP License MR, Inc.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware	33864500	N/A
NPOC	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware	2916484	N/A
Nextel Partners of Upstate NY	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware	2982619	New York
Nextel WIP Lease Corp.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware	2995284	N/A
Nextel WIP License Corp.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware	2963210	N/A
Nextel WIP Expansion Corp.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware	3082387	N/A
Nextel WIP Expansion Two Corp.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware	3278871	N/A
Nextel Partners Equipment Corp.	Nevada Corporation	4500 Carillon Pt. Kirkland, WA 98033	Nevada	C4560-1999	see attached list of states
NPFC, Inc.	Nevada Corporation	4500 Carillon Pt. Kirkland, WA 98033	Nevada	C31629-1999
NPCR, Inc.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA, 98033	Delaware	2982613	see attached list of states
Location of Collateral	Entity
Alabama	NPCR, Inc. Nextel Partners Equipment Corp.
Florida	NPCR, Inc. Nextel Partners Equipment Corp.
Hawaii	NPCR, Inc. Nextel Partners Equipment Corp.
Idaho	NPCR, Inc. Nextel Partners Equipment Corp.
Illinois	NPCR, Inc.

21

Indiana	NPCR, Inc.
Iowa	NPCR, Inc. Nextel Partners Equipment Corp.
Kentucky	NPCR, I Inc. Nextel Partners Equipment Corp.
Louisiana	NPCR, Inc.
Minnesota	NPCR, Inc. Nextel Partners Equipment Corp.
Mississippi	NPCR, Inc. Nextel Partners Equipment Corp.
Missouri	NPCR, Inc. Nextel Partners Equipment Corp.
Nebraska	NPCR, Inc. Nextel Partners Equipment Corp.
New York	NP of Upstate NY
Oklahoma	NPCR, Inc. Nextel Partners Equipment Corp.
Pennsylvania	NPCR, Inc./ Nextel Partners Equipment Corp.
Tennessee	NPCR, Inc. Nextel Partners Equipment Corp.
Texas	NPCR, Inc. Nextel Partners Equipment Corp.
Virginia	NPCR, Inc.
Wisconsin	NPCR, Inc. Nextel Partners Equipment Corp.
Arkansas	NPCR, Inc. Nextel Partners Equipment Corp.
Georgia	NPCR, Inc. Nextel Partners Equipment Corp.
Maryland	NPCR, Inc. Nextel Partners Equipment Corp.
Nevada	NPCR, Inc.
North Dakota	NPCR, Inc. Nextel Partners Equipment Corp.
Ohio	NPCR, Inc.
South Carolina	NPCR, Inc. Nextel Partners Equipment Corp.
South Dakota	NPCR, Inc.
Vermont	NP of Upstate New York
Washington	NPCR, Inc.
West Virginia	NPCR, Inc.

22

ANNEX 2

NEW DEBTOR EVENTS

None.

23

ANNEX 3

PLEDGED EQUITY

Stock Owned	Class of Capital Stock	Percentage Ownership	Class / Par Value	Certificate No.	Number of Shares
NPOC	Common	100%	$.001	1	100
Nextel WIP License MR, Inc.	Common	100%	$10.00	8	100

24

ANNEX 4

ASSIGNED AGREEMENTS

Assigned Agreements

1.
Joint Venture Agreement dated as of January 29, 1999, among NWIP, the Parent and the Borrower

2.
Trademark License Agreement dated as of January 29, 1999, between the Borrower and NWIP

3.
Switch Sharing Agreement dated as of January 29, 1999, between the Borrower and NWIP

4.
Roaming Agreement dated as of January 29, 1999, between the Borrower and NWIP

5.
Management Agreement dated as of December 19, 2003, between the Borrower and Nextel WIP Lease Corp.

6.
Infrastructure Equipment Purchase Agreement dated January 29, 1999, between Motorola and the Borrower

7.
Agreement in Support of Charter Obligations dated as of January 29, 1999, between NWIP and the Parent

8.
Agreement Specifying Obligations of, and Limiting Liability and Recourse to, Nextel dated as of January 29, 1999, among Nextel Communications, Inc., the Parent and the Borrower

25

ANNEX 5

FCC COMPLIANCE

None.

26

ANNEX 6

LICENSES

Nextel WIP License MR, Inc.	KNDB895	Site	6/23/08
Nextel WIP License MR, Inc.	KNHJ362	Site	3/17/09
Nextel WIP License MR, Inc.	KNHK784	Site	1/26/11
Nextel WIP License MR, Inc.	WNCE208	Site	1/30/11
Nextel WIP License MR, Inc.	WNCE212	Site	1/31/11
Nextel WIP License MR, Inc.	WNPQ826	Site	8/17/09
Nextel WIP License MR, Inc.	WPBE385	Site	6/5/11
Nextel WIP License MR, Inc.	WPCE860	Site	10/31/10
Nextel WIP License MR, Inc.	WPES525	Site	6/13/09
Nextel WIP License MR, Inc.	WPEU433	Site	5/16/09
Nextel WIP License MR, Inc.	WPEU437	Site	5/16/09
Nextel WIP License MR, Inc.	WPEU441	Site	5/16/09
Nextel WIP License MR, Inc.	WPEU445	Site	5/16/09
Nextel WIP License MR, Inc.	WPEU449	Site	5/16/09
Nextel WIP License MR, Inc.	WPEU453	Site	5/16/09
Nextel WIP License MR, Inc.	WPIX668	Site	11/22/10

27

EXHIBIT D

[Form of NWIP Undertaking]

UNDERTAKING AGREEMENT

        UNDERTAKING AGREEMENT (this "Undertaking") dated as of December 19, 2003, between NEXTEL WIP CORP., a corporation duly organized and validly existing under the laws of the State of Delaware ("NWIP") and a wholly owned subsidiary of Nextel Communications, Inc. ("Nextel"); and JPMORGAN CHASE BANK, as the administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

W I T N E S S E T H:

        WHEREAS, Nextel Partners Operating Corp., a corporation organized under the laws of the State of Delaware (the "Borrower"), the Subsidiary Guarantors party thereto, the lenders party thereto and the Administrative Agent are parties to a Credit Agreement dated as of December 19, 2003 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to the Borrower in an aggregate principal or face amount not exceeding $475,000,000 (capitalized terms used herein and not otherwise defined, to have the meanings assigned to such term in the Credit Agreement);

        WHEREAS, the Borrower and NWIP are parties to the Joint Venture Agreement;

        WHEREAS, pursuant to Section 4.13 of the Joint Venture Agreement, the Borrower has agreed not to grant security interests in the Licenses or pledge the stock of any License Subsidiary to senior lenders unless such senior lenders have first granted NWIP certain rights;

        WHEREAS, it is a condition precedent to the making of the extensions of credit under the Credit Agreement, that NWIP and the Administrative Agent execute and deliver this Undertaking; and

        WHEREAS, NWIP and the Administrative Agent have each duly authorized the execution, delivery and performance of this Undertaking;

        NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to extend credit to the Borrower pursuant to the Credit Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, NWIP agrees for the benefit of the Administrative Agent and each Lender, and the Administrative Agent agrees, on behalf of itself (including any successor Administrative Agent) and each Lender, for the benefit of each of Nextel and NWIP, as follows;

ARTICLE I

COVENANTS

        SECTION 1.01    Covenants Regarding Nextel License Subsidiary.    NWIP agrees with the Administrative Agent (on behalf of itself and any successor administrative agent) and each Lender that if (a) as a result of actions of Nextel or any of its Subsidiaries, a Change of Control of the Company (as defined in the Joint Venture Agreement) occurs under the Joint Venture Agreement and as a result of such Change of Control of the Company, Nextel and/or its Subsidiaries control the economic and/or voting interests of Nextel Partners, Inc. and (b) NWIP exercises its option to acquire certain licenses pursuant to Section 4.16(A) of the Joint Venture Agreement, then until such time as all the principal of and interest on the Loans shall have been paid in full in cash and the Commitments of the Lenders under the Credit Agreement and all LC Exposure shall have expired or been terminated, NWIP shall (i) cause such Licenses to be held by a corporation, limited liability company or partnership wholly-

owned, directly or indirectly, by NWIP ("Nextel License Subsidiary") and (ii) perform the obligations set forth in this Article I.

        SECTION 1.02    Maintenance of Corporate Existence.    NWIP shall cause to be taken all actions necessary to maintain and preserve at all times the existence of the Nextel License Subsidiary.

        SECTION 1.03    Business Activities.    NWIP shall not permit the Nextel License Subsidiary to, at any time, engage in any business activity other than owning and maintaining the Licenses. At the time of any proposed acquisition of the Licenses by NWIP, the Nextel License Subsidiary shall not be engaged, or be committed to engage in any business activities, have entered into, or be committed to enter into, any transactions, incurred or be committed to incur, any obligations or liabilities, or otherwise taken any actions, that would be prohibited by this Article I subsequent to the date of such License acquisition.

        SECTION 1.04    Subsidiaries.    NWIP shall not permit the Nextel License Subsidiary to form, or cause to be formed, any Subsidiaries.

        SECTION 1.05    Indebtedness; Guarantees.    NWIP shall not permit the Nextel License Subsidiary to create, incur, assume or suffer to exist or otherwise be or become liable in respect of any Indebtedness (including any Capitalized Lease Liability) other than Indebtedness approved in writing by the Administrative Agent (given with the consent of the Required Lenders pursuant to Section 10.02 of the Credit Agreement). Except as otherwise provided in the preceding sentence, without the prior written consent of the Administrative Agent (given with the consent of the Required Lenders pursuant to Section 10.02 of the Credit Agreement), NWIP shall not permit the Nextel License Subsidiary to assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital; provided that no action taken by NWIP in accordance with the Transaction Documents (as that term is defined in the Joint Venture Agreement) as in effect on the date hereof, shall be prohibited by, or result in any breach or violation of, this Section 1.05.

        SECTION 1.06    Liens, etc.    NWIP shall not permit the Nextel License Subsidiary, to create, incur, assume, or enter into any agreement which by its terms creates, incurs or assumes any Lien upon any of its assets (including any shares of Capital Stock of the Nextel License Subsidiary), whether now owned or hereafter acquired by NWIP, nor will NWIP sell, transfer, contribute or otherwise dispose of or convey (or grant any options, warrants or other rights with respect thereto) any shares of Capital Stock of the Nextel License Subsidiary (except pursuant to a transaction in which the principal of and interest on each Loan and all fees payable under the Credit Agreement shall be paid in full and all Letters of Credit shall have expired or be terminated and all LC Disbursements shall be reimbursed); provided that no action taken by NWIP in accordance with the Transaction Documents as in effect on the date hereof, shall he prohibited by, or result in any breach or violation of, this Section 1.06.

        SECTION 1.07    Investments.    NWIP shall not permit the Nextel License Subsidiary to make, incur, assume or suffer to exist any investment in any other Person.

        SECTION 1.08    Fixed Assets.    NWIP shall not permit the Nextel License Subsidiary to make or commit to make any Capital Expenditure, other than making or committing to make payments or expenditures necessary to preserve the Licenses.

        SECTION 1.09    Rental Obligations.    NWIP shall not permit the Nextel License Subsidiary to enter into any arrangement which involves the leasing by the Nextel License Subsidiary from any lessor of any real or personal property (or any interest therein).

        SECTION 1.10    Consolidation, Merger.    NWIP shall not permit the Nextel License Subsidiary to wind-up, liquidate or dissolve, consolidate or amalgamate with, or merge into or with any other

2

corporation or purchase or otherwise acquire all or any part of the assets of any Person (or division thereof).

        SECTION 1.11    Asset Dispositions, etc.    NWIP shall not permit the Nextel License Subsidiary to sell, transfer, lease or otherwise dispose of, or grant to any Person options, warrants or other rights with respect to any of its assets.

        SECTION 1.12    Management Agreement.    Immediately upon acquisition of the Licenses, NWIP will enter into a management agreement, substantially in the form of the Interim Management Agreement; provided that the management agreement will not provide for termination upon the event listed in Section 8(a) of the Interim Management Agreement.

        SECTION 1.13    License Transfers.    If NWIP shall have acquired the Licenses or Capital Stock of a License Subsidiary subsequent to the Effective Date in accordance with the terms of the Joint Venture Agreement and shall subsequently effect a Section 5.5 Sale (as defined in the Restated Certificate of Incorporation of Parent dated February 25, 2000 (the "Charter"), then not later than the closing date of such Section 5.5 Sale, NWIP shall cause the Licenses or Capital Stock of the applicable License Subsidiary to be assigned to the Parent in accordance with Section 5.5(f) of the Charter.

ARTICLE II

DISPOSITION OF LICENSES AND CAPITAL STOCK

        SECTION 2.01    Right to Acquire.    In the event that the Administrative Agent (as directed by the Lenders or otherwise) proposes to sell, dispose of or otherwise transfer any License or shares of Capital Stock of the License Subsidiary in the exercise of the rights and remedies provided for in the Credit Agreement and the Security Agreement or otherwise available to it following the occurrence of an Event of Default, the Administrative Agent shall give NWIP written notice thereof (a "Notice of Sale") and NWIP shall have the right to elect to purchase such License or Capital Stock for a cash purchase price not less than the cash amount of the bid or offer (the "Offer Price") from a third party in respect of such License or Capital Stock which the Administrative Agent and the Lenders have determined to be acceptable.

        To exercise its rights hereunder, NWIP must deliver to the Administrative Agent, within ten Business Days of its receipt of a Notice of Sale setting forth such Offer Price, a written notice (a "Purchase Election Notice") stating that NWIP is irrevocably exercising its option to purchase such License or Capital Stock for a cash purchase price not less than the Offer Price. Failure to deliver a Purchase Election Notice within such period of ten Business Days or, after delivery of a Purchase Election Notice within such period, failure to pay to the Administrative Agent the cash purchase price for the applicable License or shares of Capital Stock within 45 days after FCC approval of such purchase, shall, in each case, irrevocably be deemed to be an election by NWIP not to exercise its rights hereunder. Upon request of NWIP, after NWIP's delivery of a Purchase Election Notice, the Administrative Agent shall execute and deliver (at the sole cost and expense of NWIP) such documents as NWIP shall reasonably request to seek and obtain all required consents (including necessary regulatory approvals) relating to such purchase. Upon request of NWIP, after NWIP's delivery of a Purchase Election Notice and payment of an amount not less than the Offer Price, the Administrative Agent shall deliver or assign (at the sole cost and expense of NWIP) to NWIP any License or Capital Stock purchased by NWIP, and execute and deliver (at the sole cost of NWIP) such documents as NWIP shall request to evidence such purchase.

        SECTION 2.02    Consent to Release of Lien.    The Administrative Agent, on behalf of the Lenders, shall not release any License or shares of Capital Stock of the License Subsidiary from the Lien created by the Security Agreement without the prior consent of NWIP, except that the consent of NWIP shall not be required (a) following the exercise of remedies as described in Section 2.01 and subject to

3

compliance with Section 2.01, (b) upon the payment in full in cash of and interest on the Loans and the termination or expiration of the Commitments and all LC Exposure, (c) upon the Administrative Agent's receipt of both the Borrower's certification that such release relates to a transaction permitted by the Joint Venture Agreement and NWIP's written confirmation that the release relates to a transaction permitted by the Joint Venture Agreement], or (d) in a refinancing of the Indebtedness under the Credit Agreement in which the institutions parties to such refinancing have agreed to provisions similar to the restrictions contained in this Article II.

        SECTION 2.03    Consent to Disposition, Creation of Liens.    The Administrative Agent, on behalf of the Lenders, shall not consent to the sale, disposition or other transfer of, or the creation of additional Liens on or in respect of, any License or Capital Stock of the License Subsidiary without the prior consent of NWIP, except that (a) nothing in this Section shall prohibit additional Liens securing obligations under the Credit Agreement, (b) the consent of NWIP shall not be required following the exercise of remedies as described in Section 2.01 (and subject to compliance with Section 2.01) and (c) the consent of NWIP shall not be required upon the Administrative Agent's receipt of both the Borrower's certification that such sale, disposition, transfer or creation of Liens is permitted by the Joint Venture Agreement and NWIP's written confirmation that the sale, disposition, transfer or creation of Liens is permitted by the Joint Venture Agreement.

ARTICLE III

MISCELLANEOUS PROVISIONS

        SECTION 3.01    Loan Document.    This Undertaking is a Loan Document and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof. Notwithstanding the foregoing, unless otherwise expressly provided, NWIP shall have no obligation or liability to the Administrative Agent or to any Lender or any other party under any Loan Document other than this Undertaking (including, but not limited to, the Credit Agreement). NWIP has no responsibility, liability or obligation with respect to payment of any of the obligations of the Borrower and its Subsidiaries under the Credit Agreement and NWIP's only obligations in respect of any financing to be provided under or pursuant to any of the Loan Documents are those expressly set forth in this Undertaking.

        SECTION 3.02    Amendments, etc.    No amendment to or waiver of any provision of this Undertaking nor consent to any departure herefrom by any party hereto, shall in any event be effective unless the same shall be in writing and signed by the parties hereto; provided that the Administrative Agent shall not consent to any such amendment, waiver or consent without the consent of the Required Lenders. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        SECTION 3.03    Addresses for Notices.    All notices and other communications provided to any party hereto under this Undertaking shall be in writing or facsimile and addressed, delivered or transmitted (receipt confirmed telephonically) to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

        SECTION 3.04    Section Captions.    Section captions used in this Undertaking are for convenience of reference only, and shall not affect the construction of this Undertaking.

        SECTION 3.05    Severability.    Wherever possible each provision of this Undertaking shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Undertaking shall be prohibited by or invalid under such law, such provision shall be ineffective to the

4

extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Undertaking.

        SECTION 3.06    Governing Law; Jurisdiction; Etc.

        (a)    Governing Law.    This Undertaking shall be construed in accordance with and governed by the law of the State of New York.

        (b)    Submission to Jurisdiction.    Each of NWIP and the Administrative Agent (on behalf of itself and any successor administrative agent) hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of NWIP and the Administrative Agent (on behalf of itself and any successor administrative agent) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Undertaking against NWIP or its properties in the courts of any jurisdiction.

        (c)    Waiver of Venue.    Each of NWIP and the Administrative Agent (on behalf of itself and any successor administrative agent) hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Undertaking in any court referred to in paragraph (b) of this Section. Each of NWIP and the Administrative Agent (on behalf of itself and any successor administrative agent) hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

        (d)    Service of Process.    Each of NWIP and the Administrative Agent (on behalf of itself and any successor administrative agent) irrevocably consents to service of process in the manner provided for notices in Section 3.03. Nothing in this Undertaking will affect the right of any party to this Undertaking to serve process in any other manner permitted by law.

        SECTION 3.07.    WAIVER OF JURY TRIAL.    EACH OF NWIP AND THE ADMINISTRATIVE AGENT (ON BEHALF OF ITSELF AND ANY SUCCESSOR ADMINISTRATIVE AGENT) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS UNDERTAKING OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS UNDERTAKING BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        SECTION 3.08    Execution in Counterparts, Effectiveness, etc.    This Undertaking may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

5

        IN WITNESS WHEREOF, the parties hereto have caused this Undertaking to be duly executed and delivered as of the day and year first above written.

NEXTEL WIP CORP.
By:	/s/ GARY D. BEGEMAN
Name: Gary D. Begeman Title: Vice President & Deputy General Counsel
Address for Notices:
2001 Edmund Halley Drive Reston, VA 20191 Facsimile: 703-433-4846 Attention: General Counsel
JPMORGAN CHASE BANK, as the Administrative Agent
By	/s/ ROBERT ANASTASIO
Name: Robert Anastasio Title: Vice President
Address for Notices:
JPMorgan Chase Bank JPMChase Bank Loans and Agency Services 1111 Fannin Street, 10th Floor Houston, TX, 77002 Attention: Kunal Sharma
With Copy to:
JPMorgan Chase Bank 560 Mission Street, 18th Floor San Francisco, CA 94105 Attention: William Rindfuss
And Copy to:
JPMorgan Chase Bank 270 Park Avenue, 15th Floor New York, NY 10017 Attention: Linda Wisnieski

6

EXHIBIT E

PERFECTION CERTIFICATE

[Form of Perfection Certificate]

PERFECTION CERTIFICATE

        Reference is made to (a) the Credit Agreement dated as of December 19, 2003 (the "Credit Agreement") between Nextel Partners Operating Corp. (the "Borrower"), the Subsidiary Guarantors party thereto (the "Subsidiary Guarantors"), the Lenders party thereto and JP Morgan Chase Bank, as the Administrative Agent, (b) the Security Agreement dated as of December 19, 2003, between the Borrower, the Subsidiary Guarantors and the Administrative Agent and (c) the Guaranty and Pledge Agreement dated as of December 19, 2003 between Nextel Partners, Inc. (the "Parent") and the Administrative Agent. Terms defined in the Credit Agreement and used herein are used herein as defined therein. In addition, the Parent, the Borrower, Nextel WIP License MR, Inc. and the Subsidiary Guarantors are herein collectively referred to as the "Grantors".

        The undersigned, the chief financial officer and the general counsel, respectively, of the Borrower, the Parent, Nextel WIP License MR, Inc. and the Subsidiary Guarantors hereby certify to the Administrative Agent and the Lenders as follows:

          (1)    Names and Identifying Information.    Set forth in Schedule I is (a) the exact legal name of each Grantor as its name appears in its certificate of incorporation, operating agreement, agreement of partnership or other similar instrument of organization, (b) each other legal name that each Grantor has had since its organization together with the date of the relevant change, (c) any change in the identity or corporate structure of each Grantor in any way within the past five years and (d) the Federal taxpayer identification number of each Grantor.

          (2)    Places of Business.    Set forth in Schedule II, on a state and county basis, are all the places of business of each Grantor other than its chief executive office in Kirkland, WA (and said Schedule II identifies whether such location is owned or leased by such Grantor).

          (3)    Locations of Collateral.    Set forth in Schedule III are all locations (other than locations referred to in Schedule II) where each Grantor maintains any Collateral. Perfection Certificate

          (4)    Third-Party Collateral Sites.    Set forth in Schedule IV are the names and addresses of all persons other than the Grantors that have possession of any of the Collateral of any Grantor with an aggregate value exceeding $100,000, excluding any leased site identified in Schedule V.

          (5)    Real Property Interests.    Set forth in Schedule V is a list of real property interests held by each Grantor at which the value of personal property of any Grantor held at such real property exceeds $3,000,000 indicating (i) whether the respective property is owned or leased, (ii) the identity of the owner or lessee and the location of the respective property and (iii) the use to which such real property is employed by such Grantor.

          (6)    Mobile Goods.    No Grantor owns any railroad cars, aircraft or Motor Vehicles (as defined in the Security Agreement).

          (7)    Trademark Collateral.    Set forth in Schedule VI is a true and correct list of all Trademark Collateral (as defined in the Security Agreement) of each Grantor.

          (8)    Stock Ownership.    Attached hereto as Schedule VII is a true and correct list of all the duly authorized, issued and outstanding shares of common and preferred stock of, or partnership and other ownership interest in, the Borrower and each of its Subsidiaries and the record and beneficial owners of such shares of common and preferred stock, or partnership and other ownership interests.

          (9)    Promissory Notes.    Attached hereto as Schedule VIII is a true and correct list of all promissory notes (including any intercompany notes) in an amount exceeding $100,000 held by each Grantor and all intercompany notes (regardless of amount).

        IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this    day of                        .

NEXTEL PARTNERS OPERATING CORP.
By	/s/ BARRY L. ROWAN
Name: Barry L. Rowan Title: [Financial Officer] V.P., CFO and Treasurer
By	/s/ DONALD J. MANNING
Name: Donald J. Manning Title: [Legal Officer] V.P., General Counsel and Secretary
NEXTEL PARTNERS, INC.
By	/s/ BARRY L. ROWAN
Name: Barry L. Rowan Title: [Financial Officer] V.P., CFO and Treasurer
By	/s/ DONALD J. MANNING
Name: Donald J. Manning Title: [Legal Officer] V.P., General Counsel and Secretary
NEXTEL WIP LICENSE MR, INC.
By	/s/ BARRY L. ROWAN
Name: Barry L. Rowan Title: [Financial Officer] V.P., CFO and Treasurer
By	/s/ DONALD J. MANNING
Name: Donald J. Manning Title: [Legal Officer] V.P., General Counsel and Secretary
NEXTEL WIP LEASE CORP.
By	/s/ BARRY L. ROWAN
Name: Barry L. Rowan Title: [Financial Officer] V.P., CFO and Treasurer
By	/s/ DONALD J. MANNING
Name: Donald J. Manning Title: [Legal Officer] V.P., General Counsel and Secretary

2

NPCR, INC.
By	/s/ BARRY L. ROWAN
Name: Barry L. Rowan Title: [Financial Officer] V.P., CFO and Treasurer
By	/s/ DONALD J. MANNING
Name: Donald J. Manning Title: [Legal Officer] V.P., General Counsel and Secretary
NEXTEL WIP LICENSE CORP.
By	/s/ BARRY L. ROWAN
Name: Barry L. Rowan Title: [Financial Officer] V.P., CFO and Treasurer
By	/s/ DONALD J. MANNING
Name: Donald J. Manning Title: [Legal Officer] V.P., General Counsel and Secretary
NEXTEL WIP EXPANSION CORP.
By	/s/ BARRY L. ROWAN
Name: Barry L. Rowan Title: [Financial Officer] V.P., CFO and Treasurer
By	/s/ DONALD J. MANNING
Name: Donald J. Manning Title: [Legal Officer] V.P., General Counsel and Secretary
NEXTEL PARTNERS OF UPSTATE NEW YORK, INC.
By	/s/ BARRY L. ROWAN
Name: Barry L. Rowan Title: [Financial Officer] V.P., CFO and Treasurer
By	/s/ DONALD J. MANNING
Name: Donald J. Manning Title: [Legal Officer] V.P., General Counsel and Secretary

3

NPFC, INC.
By	/s/ BARRY L. ROWAN
Name: Barry L. Rowan Title: [Financial Officer] V.P., CFO and Treasurer
By	/s/ DONALD J. MANNING
Name: Donald J. Manning Title: [Legal Officer] V.P., General Counsel and Secretary
NEXTEL PARTNERS EQUIPMENT CORP.
By	/s/ BARRY L. ROWAN
Name: Barry L. Rowan Title: [Financial Officer] V.P., CFO and Treasurer
By	/s/ DONALD J. MANNING
Name: Donald J. Manning Title: [Legal Officer] V.P., General Counsel and Secretary
NEXTEL WIP EXPANSION TWO CORP.
By	/s/ BARRY L. ROWAN
Name: Barry L. Rowan Title: [Financial Officer] V.P., CFO and Treasurer
By	/s/ DONALD J. MANNING
Name: Donald J. Manning Title: [Legal Officer] V.P., General Counsel and Secretary

4

SCHEDULE I

NAMES AND IDENTIFYING INFORMATION

Obligor	Type of Organization	Current Mailing Address / Location of Chief Executive Office	Jurisdiction of Incorporation	Are there changes in name, identity or corporate structure in the past 5 years?
Nextel Partners, Inc.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware	WIP Parent Corp. :mda incorporated 7/8/98
Name changed: Nextel Partners Holdings, Inc. :mda 8/6/98
Name changed: Nextel Partners, Inc. 8/11/98
Restated Certificate of Incorporation 1/28/99
Nextel WIP License MR, Inc.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware	Mobile Relays, Inc. 2/174
Name changed: Nextel WIP License MR, Inc.
NPOC	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware	WIP Corp. Incorporated 7/8/98
Name changed: Nextel Partners, Inc. 8/6/98
Name changed: Nextel Partners Operating Corp, 8/11/98
Nextel Partners of Upstate NY	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware	None
Nextel WIP Lease Corp.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware	None
Nextel WIP License Corp.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware	None
Nextel WIP Expansion Corp.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware	None
Nextel WIP Expansion Two Corp.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware	None
Nextel Partners Equipment Corp.	Nevada Corporation	4500 Carillon Pt. Kirkland, WA 98033	Nevada	None
NPFC, Inc.	Nevada Corporation	4500 Carillon Pt. Kirkland, WA 98033	Nevada	None
NPCR, Inc.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware	Merger 5/26/99 of Nextel
Partners of Florida; Nextel
Partners of Kentucky; Nextel
Partners of Louisiana; Nextel
Partners of Midwest; Nextel
Partners of Pennsylvania; Nextel
Partners of Southeast; Nextel
Partners of Texas; Nextel
Partners of Wisconsin with NPCR, Inc. as the surviving company.

SCHEDULE II

PLACES OF BUSINESS

Obligor	Current Mailing Address / Location of Chief Executive Office
Nextel Partners, Inc.	4500 Carillon Pt. Kirkland, WA 98033
NPOC	4500 Carillon Pt. Kirkland, WA 98033
Nextel Partners of Upstate NY	4500 Carillon Pt. Kirkland, WA 98033
Nextel WIP Lease Corp.	4500 Carillon Pt. Kirkland, WA 98033
Nextel WIP License Corp.	4500 Carillon Pt. Kirkland, WA 98033
Nextel WIP Expansion Corp.	4500 Carillon Pt. Kirkland, WA 98033
Nextel WIP Expansion Two Corp.	4500 Carillon Pt. Kirkland, WA 98033
Nextel Partners Equipment Corp.	4500 Carillon Pt. Kirkland, WA 98033
NPFC, Inc.	4500 Carillon Pt. Kirkland, WA 98033
NPCR, Inc.	4500 Carillon Pt. Kirkland, WA 98033

SCHEDULE III

LOCATION OF COLLATERAL

Location of Collateral	Entity
Alabama	NPCR, Inc. Nextel Partners Equipment Corp.
Florida	NPCR, Inc. Nextel Partners Equipment Corp.
Hawaii	NPCR, Inc. Nextel Partners Equipment Corp.
Idaho	NPCR, Inc. Nextel Partners Equipment Corp.
Illinois	NPCR, Inc.
Indiana	NPCR, Inc.
Iowa	NPCR, Inc. Nextel Partners Equipment Corp.
Kentucky	NPCR, I Inc. Nextel Partners Equipment Corp.
Louisiana	NPCR, Inc.
Minnesota	NPCR, Inc. Nextel Partners Equipment Corp.
Mississippi	NPCR, Inc. Nextel Partners Equipment Corp.
Missouri	NPCR, Inc. Nextel Partners Equipment Corp.
Nebraska	NPCR, Inc. Nextel Partners Equipment Corp.
New York	NP of Upstate NY
Oklahoma	NPCR, Inc. Nextel Partners Equipment Corp.
Pennsylvania	NPCR, Inc./ Nextel Partners Equipment Corp.
Tennessee	NPCR, Inc. Nextel Partners Equipment Corp.
Texas	NPCR, Inc. Nextel Partners Equipment Corp.
Virginia	NPCR, Inc.
Wisconsin	NPCR, Inc. Nextel Partners Equipment Corp.
Arkansas	NPCR, Inc. Nextel Partners Equipment Corp.
Georgia	NPCR, Inc. Nextel Partners Equipment Corp.
Maryland	NPCR, Inc. Nextel Partners Equipment Corp.
Nevada	NPCR, Inc.
North Dakota	NPCR, Inc. Nextel Partners Equipment Corp.
Ohio	NPCR, Inc.
South Carolina	NPCR, Inc. Nextel Partners Equipment Corp.
South Dakota	NPCR, Inc.
Vermont	NP of Upstate New York
Washington	NPCR, Inc.
West Virginia	NPCR, Inc.

SCHEDULE IV

THIRD-PARTY COLLATERAL SITES

None.

SCHEDULE V

REAL PROPERTY INTERESTS

Location	Agreement	Purpose
Dallas, TX	Sublease Agreement between Nextel of Texas, Inc., a Delaware corporation, and Realco, effective July 15, 2003, as it may have been amended to date	Switch Site
Hawaii
	Agreement of Lease between Airport Industrial Park Associates, a Hawaii limited partnership, and Realco, as successor in interest to Nextel West Corp., a Delaware corporation, dated October 10, 1997, as it may have been amended to date	Switch Site
Urbandale, IL	Office Lease between West Lakes Properties, L.C., an Iowa limited liability company, and Realco, dated April 16, 2001, as it may have been amended to date	Switch Site
Syracuse, NY
	Office Lease Agreement between Rockwest Center II, L.L.C., a New York limited liability company, and Realco, as successor in interest to Smart SMR of New York, Inc., a Delaware corporation, dated October 1, 1997, as it may have been amended to date	Switch Site
Panama City Beach, FL	Lease Agreement between The St. Joe Company, a Florida corporation, and Realco, dated May 24, 2001, as it may have been amended to date	Call Center
Las Vegas, NV	Lease Agreement between McCarran Center, LC, a Nevada limited liability company, and Realco, dated June 12, 2000, as it may have been amended to date	Call Center
Las Vegas, NV	Lease Agreement between McCarran Center, LC, a Nevada limited liability company, and Realco, dated May 11, 1999, as it may have been amended to date	Call Center
Eden Prairie, MN	First Industrial, L.P. Standard Form Industrial Building Lease between First Industrial, L.P., a Delaware limited partnership, and Realco, dated July 5, 2001, as it may have been amended to date	Administrative

SCHEDULE VI

TRADEMARKS

None.

SCHEDULE VII

STOCK OWNERSHIP

ISSUE	AUTHORIZED SHARES	SHAREHOLDERS	OUTSTANDING SHARES	CERT.#
Nextel Partners Operating Corp.	200 shares common stock, par value $0.001	Nextel Partners, Inc.	100 shares	1
Nextel WIP Lease Corp.	100 shares common stock no par value	Nextel Partners Operating Corp.	100 shares	2
NPCR, Inc.	200 shares common stock, par value $0.01	Nextel Partners Operating Corp.	100 shares	1
Nextel WIP License Corp.	100 shares common stock no par value	Nextel Partners Operating Corp.	100 shares	1
Nextel WIP Expansion Corp.	100 shares of common stock no par value	Nextel Partners Operating Corp.	100 shares*	1
Nextel WIP Expansion Two Corp.	100 shares of common stock no par value	Nextel Partners Operating Corp.	100 shares*	1
Nextel Partners Equipment Corp.	200 shares common stock, par value $0.01	Nextel Partners Operating Corp.	100 shares	1
NPFC, Inc.	200 shares common stock, par value $0.01	Nextel Partners Operating Corp.	100 shares	1
Nextel Partners of Upstate New York, Inc.	200 shares common stock, par value $0.01	Nextel Partners Operating Corp.	100 shares	1
Nextel WIP License MR, INc.	100 shares common stock, par value !10	Nextel Partners, Inc.	352 shares
Extend America, Inc.*	149,293 share, Series A Pref. Conv. stock, par value $0.0001	Nextel Partners Operating Corp.

*
This pledge equates to less than 1% of all outstanding stock.

SCHEDULE VIII

PROMISSORY NOTES

        Intercompany loans:

Date	Amount of Loan	Amount of Principal Payment	Outstanding Principal Balance
July 1, 2002	$700,000,000	None	$700,000,000

        Promissory Note dated July 1, 2002, between NPCR, Inc. (as borrower) and NPFC, Inc. (as lender) for $700,000,000.00

EXHIBIT F

[Form of Guarantee Assumption Agreement]

GUARANTEE ASSUMPTION AGREEMENT

        GUARANTEE ASSUMPTION AGREEMENT dated as of                            , 200            , by                        , a                        corporation (the "Additional Subsidiary Guarantor"), in favor of JPMORGAN CHASE BANK, as the administrative agent for the lenders or other financial institutions or entities party, lenders, to the Credit Agreement referred to below (in such capacity together with its successors in such capacity, the "Administrative Agent").

        Nextel Partners Operating Corp., a Delaware corporation, the Subsidiary Guarantors party thereto, certain lenders named therein (the "Lenders"), and the Administrative Agent are parties to a Credit Agreement dated as of December 19, 2003 (as modified and supplemented and in effect from time to time, the "Credit Agreement").

        Pursuant to Section 6.07(a) of the Credit Agreement, the Additional Subsidiary Guarantor hereby agrees to become a "Subsidiary Guarantor" for all purposes of the Credit Agreement and the Security Agreement. Without limiting the generality of the foregoing, the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in the Credit Agreement) in the same manner and to the same extent as is provided in Article III of the Credit Agreement. The Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Sections 4.01, 4.02, 4.03 and 4.04 of the Credit Agreement, and in Section 2 of the Security Agreement, with respect to itself and its obligations under this Agreement (with any reference in said Sections to the Loan Documents being deemed to include a reference to this Agreement). In addition, each of the Annexes to the Security Agreement shall be deemed to be supplemented in respect of the Additional Subsidiary Guarantor as specified in Appendix A hereto.

        IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

[ADDITIONAL SUBSIDIARY GUARANTOR]
		By	Title:
Accepted and Agreed:
JPMORGAN CHASE BANK, as the Administrative Agent
By	Title:

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EXHIBIT G

[Form of Consent to Assignment]

CONSENT AND AGREEMENT

        CONSENT TO ASSIGNMENT (this "Consent"), dated as of December 19, 2003 is made by and between [NEXTEL WIP CORP., a corporation organized under the laws of the State of Delaware] [MOTOROLA, INC., a corporation organized under the laws of the State of Delaware] [NEXTEL COMMUNICATIONS, INC., a corporation organized under the laws of the State of Delaware] (the "Counterparty") and JPMORGAN CHASE BANK, as the Administrative Agent (the "Administrative Agent") for the Lenders (as defined below). Capitalized terms used herein, and not otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement referred to below.

        WHEREAS, the Counterparty has entered into the agreements listed on Schedule I hereto (as amended, supplemented, amended and restated or otherwise modified from time to time, collectively, the "Assigned Agreements");

        WHEREAS, Nextel Partners Operating Corp., a corporation organized under the laws of the State of Delaware (the "Borrower"), the Subsidiary Guarantors party thereto (the "Subsidiary Guarantors" and, together with the Borrower, the "Obligors"), certain lenders and the Administrative Agent are parties to a Credit Agreement dated as of December 19, 2003 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to the Borrower in an aggregate principal or face amount not exceeding $475,000,000 (capitalized terms used herein and not otherwise defined, to have the meanings assigned to such term in the Credit Agreement);

        WHEREAS, the Obligors and the Administrative Agent are parties to a Security Agreement dated as of December 19, 2003 (as modified and supplemented and in effect from time to time, the "Security Agreement"), pursuant to which the Obligors have pledged and granted security interests in substantially all of their property, assets and revenues (including all of their right, title and interest in, to and under the Assigned Agreements);

        WHEREAS, Nextel Partners, Inc., a corporation organized under the laws of the State of Delaware (the "Parent" and, together with the Obligors, the "Assignors"), and the Administrative Agent are parties to a Guaranty and Pledge Agreement dated as of December 19, 2003 (as modified and supplemented and in effect from time to time, the "Parent Guaranty and Pledge Agreement"), pursuant to which the Parent has, inter alia, guaranteed the obligations of the Parent under the Credit Agreement and pledged and granted security interests in all of its right, title and interest in, to and under the Assigned Agreements;

        WHEREAS, the pledge and grant of security interests pursuant to the Security Agreement and the Parent Guaranty and Pledge Agreement covers all of their respective right, title and interest under (but not any of their obligations, liabilities or duties with respect thereto) the Assignment Agreement (the "Assigned Rights");

        WHEREAS, the execution and delivery by the Counterparty of this Consent is a condition precedent to the effectiveness of the transactions contemplated by the Credit Agreement;

        NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

        SECTION 1.    The Counterparty hereby irrevocably consents to:

          (a)   the assignment by the Assignors to the Administrative Agent for the benefit of the Lenders of the Assigned Rights as security for the performance of the Obligations;

          (b)   any subsequent transfer by the Administrative Agent of the Assigned Rights to any Person that may become a successor Administrative Agent; and

          (c)   to the extent any such transfer would have been permitted to have been made by the applicable Assignor under the applicable Assigned Agreement, any subsequent transfer of the Assigned Rights to any Person in connection with the Administrative Agent's or any successor Administrative Agent's exercise of its rights and remedies, at law, in equity or otherwise; provided that each such Person shall have assumed in writing all of the duties and obligations of the applicable Assignor under the Assigned Agreement arising on or after the date of such assumption.

        SECTION 2.    The Counterparty agrees as set forth below:

          (a)   the assignments referred to in Section 1 shall be fully binding and effective against the Counterparty and shall not constitute a breach or default under the Assigned Agreement;

          (b)   upon the transfer of the Assigned Rights to any Person pursuant to Section 1(c) above, such Person shall succeed to all rights and benefits of the Assignors under the Assigned Agreement to the same extent as if such Person were named in place of the applicable Assignor in the Assigned Agreement;

          (c)   notwithstanding the assignments referred to in Sections 1(a) through 1(c) above, no Assignor shall be relieved of any duty or obligation under the Assigned Agreement;

          (d)   the Counterparty shall send to the Administrative Agent a copy of any written notice provided by the Counterparty to any Assignor regarding any event, occurrence or omission (a "Breach") giving rise to the Counterparty's right to exercise any remedies under the Assigned Agreement, and the Administrative Agent will have the same right, if any, to cure the Breach as the applicable Assignor (but will have no obligation to cure) during the same time period afforded to the applicable Assignor; and

          (e)   in the event that either (i) the Assigned Agreement is rejected, in whole or in part, by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding regarding any Assignor or (ii) the Assigned Agreement is deemed to be in whole or in part a contract to extend "financial accommodations" within the meaning of Section 365 of the United States Bankruptcy Code, 11 U.S.C. § 365, and the order regarding an event described in clause (i) or (ii) has not been stayed, within 60 days after an event described in clause (i) or (ii) has occurred, the Administrative Agent or its assignee or designee may undertake in writing to the Counterparty that it intends and is legally authorized to perform the obligations of the applicable Assignor under the Assigned Agreement and shall otherwise satisfy the conditions of clauses (i) and (ii) above, and in such event the Counterparty will execute and deliver to the Administrative Agent or such assignee or designee a new agreement (a "New Agreement") with regard to that portion of the Assigned Agreement affected by an event described in clause (i) or (ii) above, as the case may be, upon the same terms and conditions as set forth in such affected portion of the Assigned Agreement. Such New Agreement shall be for the balance of the then remaining term under the Assigned Agreement before giving effect to such event described in clause (i) or (ii) above, as the case may be, and shall contain the same conditions, agreements, terms, provisions and limitations as the Assigned Agreement (except for any requirements that have been fulfilled by the applicable Assignor prior to such rejection). References in this Section 2 to "the Assigned Agreement" shall be deemed also to refer to the New Agreement.

        SECTION 3.    Miscellaneous.

        (a)    Separate Counterparts; Amendments; Waiver.    This Consent may be executed in separate counterparts, each of which when so executed and delivered shall be an original but all such

2

counterparts shall constitute one and the same instrument. Neither this Consent nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by each of the Counterparty and the Administrative Agent or any successor Administrative Agent, as the case may be.

        (b)    Severability of Provisions.    Any provision of this Consent which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        (c)    Successors and Assigns.    This Consent shall be binding upon and shall inure to the benefit of the Counterparty and its permitted successors and assigns and the Administrative Agent and any successor Administrative Agent.

        (d)    Governing Law.    THIS CONSENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

        (e)    Obligations Absolute and Unconditional.    The Counterparty's obligations hereunder are absolute and unconditional, except as otherwise provided herein, and the Counterparty has no right, and shall have no right, to terminate this Consent or to be released, relieved or discharged from any obligation hereunder except for material default by the Administrative Agent of its obligations hereunder or upon the earlier of (i) the expiration or other termination of the Assigned Agreement or (ii) the repayment in full of all obligations then due under the Loan Documents, the termination or expiration of all Letters of Credit and the termination of all Commitments under the Credit Agreement.

        (f)    No Duty of Administrative Agent to Direct Proceeds, etc.    Nothing herein shall be construed to impose upon the Administrative Agent or the Counterparty any duty to direct the application of the extensions of credit contemplated by the Credit Agreement. The Counterparty acknowledges and agrees that the Administrative Agent is not obligated under the Credit Agreement to the Counterparty or any of its subcontractors, materialmen, suppliers or laborers. The Administrative Agent acknowledges and agrees that the Counterparty is not obligated under the Credit Agreement to the Administrative Agent or any of its subcontractors, materialmen, suppliers or laborers. The Counterparty is executing this Consent to induce the Lenders to make the Loans under the Credit Agreement.

        (g)    Addresses for Notices.    All notices and other communications provided to any party hereto under this Consent shall be in writing or facsimile and addressed, delivered or transmitted (receipt confirmed telephonically) to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

        (h)    Submission to Jurisdiction.    The Counterparty and the Administrative Agent hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Consent, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other

3

jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Consent shall affect any right that the Administrative Agent, the Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Consent against the Counterparty or its properties in the courts of any jurisdiction.

        (i)    Waiver of Venue.    The Counterparty and the Administrative Agent hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Consent in any court referred to in paragraph (h) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

        (j)    Waiver of Jury Trial.    THE COUNTERPARTY AND THE ADMINISTRATIVE AGENT (ON BEHALF OF ITSELF AND ANY SUCCESSOR ADMINISTRATIVE AGENT) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CONSENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

4

        IN WITNESS WHEREOF, each of undersigned parties has caused this Consent to be executed by its officer thereunto duly authorized as of the day and year first above written.

[NEXTEL WIP CORP.] [MOTOROLA, INC.] [NEXTEL COMMUNICATIONS, INC.]
By:	Name: Title:
JPMORGAN CHASE BANK, as Administrative Agent
By:	Name: Title:

5

SCHEDULE I TO
CONSENT TO ASSIGNMENT

Assigned Agreements

[NWIP]

        Joint Venture Agreement dated as of January 29, 1999, among NWIP, the Parent and the Borrower

        Trademark License Agreement dated as of January 29, 1999, between the Borrower and NWIP

        Switch Sharing Agreement dated as of January 29, 1999, between the Borrower and NWIP

        Roaming Agreement dated as of January 29, 1999, between the Borrower and NWIP

        Agreement in Support of Charter Obligations dated as of January 29, 1999, between NWIP and the Parent

[MOTOROLA, INC.]

        Infrastructure Equipment Purchase Agreement dated January 29, 1999, between Motorola and the Borrower

[NEXTEL COMMUNICATIONS, INC.]

        Agreement Specifying Obligations of, and Limiting Liability and Recourse to, Nextel dated as of January 29, 1999, among Nextel Communications, Inc., the Parent and the Borrower

EXHIBIT H

[Form of Realco Agreement]

REALCO AGREEMENT

        REALCO AGREEMENT, dated as of December 19, 2003, between NEXTEL PARTNERS OPERATING CORP., a Delaware corporation (the "Borrower"), Nextel WIP Lease Corp., a Delaware corporation ("Realco"), and JPMORGAN CHASE BANK, as the administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

W I T N E S S E T H:

        WHEREAS, the Borrower, the Subsidiary Guarantors party thereto, the lenders party thereto and the Administrative Agent are parties to a Credit Agreement dated as of December 19, 2003 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to the Borrower in an aggregate principal or face amount not exceeding $475,000,000 (capitalized terms used herein and not otherwise defined, to have the meanings assigned to such terms in the Credit Agreement);

        WHEREAS, the execution and delivery by the Borrower and Realco of this Agreement is a condition precedent to the effectiveness of the Credit Agreement and to the extensions of credit thereunder;

        WHEREAS, the Borrower and Realco have duly authorized the execution, delivery and performance of this Agreement;

        WHEREAS, in accordance with (i) the terms and conditions of the Asset, License and Lease Transfer Agreement (the "Lease Assignment Agreement") dated as of January 29, 1999 and entered into by and among Domestic USF Corp., a Delaware corporation, Nextel WIP Corp., a Delaware corporation ("NWIP"), Nextel WIP License Corp., a Delaware corporation, Realco, and each of the "Sellers" and each of the "Licensees" listed on the signature pages thereto and (ii) the terms and conditions of the Asset and Stock Transfer and Reimbursement Agreement dated as of January 29, 1999, by and between the Borrower and NWIP, Realco has acquired the leases (the "Transferred Leases") listed on Schedule 1.1(d) to said Asset and Stock Transfer and Reimbursement Agreement;

        WHEREAS, it is in the best interests of Realco for the Borrower to execute this Agreement inasmuch as Realco will derive substantial direct and indirect benefits from the extensions of credit made to the Borrower by the Lenders pursuant to the Credit Agreement;

        NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to extend credit to the Borrower pursuant to the Credit Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and Realco agree for the benefit of the Administrative Agent and the Lenders, as follows:

ARTICLE I

CONDITIONS

        SECTION 1.01.    Initial Loans and Letters of Credit.    The execution by the Borrower and Realco of this Agreement shall be a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to extend credit (by means of Loans and Letters of Credit) thereunder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

        In order to induce the Lenders to enter into the Credit Agreement and to extend credit (by means of Loans and Letters of Credit) thereunder, the Borrower represents and warrants to each Lender and the Administrative Agent as follows:

          SECTION 2.01.    Organization, etc.    Realco is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under this Agreement, each other Loan Document to which it is party, the Management Agreement and any other agreement entered into by Realco in connection with the consummation of the Transactions and to own and hold under lease its property, except where the failure to hold such governmental licenses, permits and approvals could not reasonably be expected to have a Material Adverse Effect.

          SECTION 2.02.    Ownership of Stock.    There are no outstanding options, warrants or convertible securities with respect to the shares of common stock of Realco.

          SECTION 2.03.    Ownership of Properties.    Realco and the Borrower are the sole and exclusive owners of leasehold and subleasehold interests and licenses listed on Schedule VIII to the Credit Agreement.

          SECTION 2.04.    No Contractual or Other Restrictions.    Realco is not a party to any agreement or arrangement or subject to any law (other than applicable corporation and limited liability company laws of general application, fraudulent transfer laws of general application and state statutes granting "landlord's" (or similar) Liens), rule, regulation or decision that limits its ability to pay dividends to, or otherwise make Investments in or other payments to, the Borrower or that limits its ability to grant Liens solely in favor of the Administrative Agent.

ARTICLE III

COVENANTS

        Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable under the Credit Agreement shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower and Realco each agrees with the Administrative Agent and each Lender that:

          SECTION 3.01.    Financial Information, Reports, Notices, etc.    The Borrower will furnish, or will cause to be furnished, to the Administrative Agent (for distribution to each Lender) the following:

            (a)   promptly upon the occurrence thereof, notice of the failure of any landlord to extend any lease to which Realco is a party following the attempt by Realco to exercise an option to extend any such lease; and

            (b)   notice of default under any Transferred Lease or other leases held from time to time by Realco.

          SECTION 3.02.    Separate Corporate Existence of Realco.    The Borrower shall do, and shall cause Realco to do, all things necessary to maintain the corporate existence of Realco separate and apart from the Borrower, any division thereof and any Affiliate thereof. Without limiting the

2

  foregoing, the Borrower shall cause Realco to follow all customary "corporate formalities," including holding regular meetings of its board of directors and its shareholders as required by Realco's charter and by-laws and maintaining a current minute book.

          SECTION 3.03.    Modifications of Transferred Leases.    The Borrower will not, and will not permit Realco to, without the prior written consent of the Administrative Agent, directly or indirectly, make or cause to be made any material changes, modifications or alterations in the terms or conditions of any of the Transferred Leases in effect on the date of this Agreement, or any other material contracts or leases to which Realco is a party, if the result of such changes, modifications or alterations would have a material adverse effect on the ability of the Borrower or any of its Subsidiaries to pay and perform their respective obligations under the Credit Agreement and other Loan Documents when due.

          SECTION 3.04.    Business Activities.    The Borrower will not permit Realco to engage in any business activity other than the ownership and leasing of real properties, buildings and other improvements thereon (other than fixtures) and any business activities directly incidental or related thereto.

          SECTION 3.05.    Realco.    Except in the ordinary course of business in connection with the business activities permitted under Section 3.04 above or in connection with a Permitted Infrastructure Sale/Leaseback, a Permitted Tower Sale, a Permitted Joint Venture or a License Exchange, the Borrower shall not permit Realco to (i) enter into or be a party to any arrangement for the purchase of materials, supplies, other property, or services, other than with respect to Capital Expenditures and (ii) wind-up, liquidate or dissolve itself (or suffer any thereof), consolidate or amalgamate with or merge into or with any other corporation or any other Person, or purchase or otherwise acquire all or substantially all of the assets of an Person (or of any division thereof) or convey, sell, transfer, lease or otherwise dispose of all or substantially all of its assets (including, without limitation, any stock or receivables), in one transaction or a series of transactions, to any Person or Persons.

          SECTION 3.06.    Real Property Acquisitions.    The Borrower shall not purchase or otherwise acquire or lease any real property, it being understood and agreed that all such purchases and other acquisitions and leases that are otherwise permitted by the terms of this Agreement or the Credit Agreement shall be made or entered into by Realco; provided, that after good faith efforts by Realco (which shall not require any material expenditure of cash or the making of material concessions under the applicable agreement) to enter into such transaction, the Borrower may purchase or otherwise acquire, lease or license real property in circumstances in which the applicable landlord, seller or licensor is unwilling to enter into such transaction with Realco.

          SECTION 3.07.    Lease Payment Monitoring.    The Borrower shall provide to the Administrative Agent, as may be reasonably requested by the Administrative Agent, but no more frequently than on a quarterly basis, such information and shall take such other steps as may be reasonably requested by it to enable the Administrative Agent and the Lenders to monitor the making of payments due by Realco under the leases to which it is a party.

ARTICLE IV

MISCELLANEOUS PROVISIONS

        SECTION 4.01.    Loan Document.    This Agreement is a Loan Document and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

3

        SECTION 4.02.    Amendments, etc.    No amendment to or waiver of any provision of this Agreement nor consent to any departure by the Borrower or Realco herefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto; provided that the Administrative Agent shall not consent to any such amendment, waiver or consent without the consent of the Required Lenders. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        SECTION 4.03.    Addresses for Notices.    All notices and other communications provided to any party hereto under this Agreement shall be given as provided in the Credit Agreement.

        SECTION 4.04.    Section Captions.    Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

        SECTION 4.05.    Severability.    Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        SECTION 4.06.    Successors and Assigns.    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that:

          (a)   the Borrower and Realco may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and the Required Lenders; and

          (b)   the rights of sale, assignment and transfer of the Lenders are subject to Section 10.04 of the Credit Agreement.

        SECTION 4.07.    Governing Law; Jurisdiction; Etc.

        (a)    Governing Law.    This Agreement shall be construed in accordance with and governed by the law of the State of New York.

        (b)    Submission to Jurisdiction.    The Borrower, Realco and the Administrative Agent each hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        (c)    Waiver of Venue.    The Borrower, Realco and the Administrative Agent each hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 4.07. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

        (d)    Service of Process.    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices as provided in the Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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        SECTION 4.08.    WAIVER OF JURY TRIAL.    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        SECTION 4.09.    Execution in Counterparts.    This Realco Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

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        IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, have caused this Agreement to be duly executed and delivered as of the date first above written.

NEXTEL PARTNERS OPERATING CORP.
By:
Name: Title:
NEXTEL WIP LEASE CORP.
By:
Name: Title:
JPMORGAN CHASE BANK, as the Administrative Agent
By:
Name: Title:

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EXHIBIT I

[Form of Opinion of Counsel to the Obligors]

December 19, 2003

To the Lenders party to the Credit Agreement
referred to below and JPMorgan Chase Bank, as the
Administrative Agent

Re:	Nextel Partners Operating Corp. $475,000,000 Extension of Credit by Lenders Party to the Credit Agreement Referenced Below

Ladies and Gentlemen:

        We have acted as counsel to Nextel Partners Operating Corp., a Delaware corporation (the "Borrower"); its subsidiaries (listed in Schedule I, collectively, the "Subsidiary Guarantors"); and its parent company Nextel Partners, Inc., and its subsidiary, Nextel WIP License MR, Inc. (together the "Parent Guarantors"), in connection with (i) the Credit Agreement (the "Credit Agreement") dated as of December 19, 2003, between the Borrower, the Subsidiary Guarantors party thereto, the various financial institutions as are or may from time to time become parties thereto (collectively, the "Lenders") and JPMorgan Chase Bank, as the Administrative Agent, providing for extensions of credit to the made by the Lenders to the Borrower in an aggregate principal or face amount not exceeding $475,000,000 and (ii) the various other agreements, instruments and other documents referred to in the next following paragraph. This opinion is rendered to you pursuant to Section 5.01(b) of the Credit Agreement. Capitalized terms used without definition in this opinion have the meanings given to them in the Credit Agreement.

I.

        We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the authenticity and conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:

  the Credit Agreement;

  the Security Agreement;

  the Parent Guaranty and Pledge Agreement;

  the Realco Agreement;

  the Consent to Assignment Agreement;

  the NWIP Undertaking Agreement;

  the Management Agreement;

  the written Borrowing Request dated December 17, 2003 submitted by the Borrower pursuant to Section 2.03 of the Credit Agreement;

  the Pay Off Letter dated December    , 2003 submitted by the Borrower pursuant to Section 5.01(j) of the Credit Agreement;

  the agreements set forth in Schedule II (the "Nextel Operating Agreements");

  the agreements set forth in Schedule III (the "Debt Documents");

  the Certificate of Incorporation of Nextel Partners, Inc. certified by the Delaware Secretary of State as of December 12, 2003, and certified to us by an officer of Nextel Partners, Inc. as being complete and in full force and effect as of the date of this opinion;

  the Certificate of Incorporation of the Borrower certified by the Delaware Secretary of State as of December 12, 2003, and certified to us by an officer of Borrower as being complete and in full force and effect as of the date of this opinion;

  the Certificate of Incorporation of Nextel Partners of Upstate New York, Inc. certified by the Delaware Secretary of State as of December 12, 2003, and certified to us by an officer of Nextel Partners of Upstate New York, Inc. as being complete and in full force and effect as of the date of this opinion;

  the Certificate of Incorporation of Nextel WIP Lease Corp. certified by the Delaware Secretary of State as of December 12, 2003, and certified to us by an officer of Nextel WIP Lease Corp. as being complete and in full force and effect as of the date of this opinion;

  the Certificate of Incorporation of Nextel WIP License Corp. certified by the Delaware Secretary of State as of December 12, 2003, and certified to us by an officer of Nextel WIP License Corp. as being complete and in full force and effect as of the date of this opinion;

  the Certificate of Incorporation of Nextel WIP Expansion Corp. certified by the Delaware Secretary of State as of December 12, 2003, and certified to us by an officer of Nextel WIP Expansion Corp. as being complete and in full force and effect as of the date of this opinion;

  the Certificate of Incorporation of Nextel WIP Expansion Two Corp. certified by the Delaware Secretary of State as of December 12, 2003, and certified to us by an officer of Nextel WIP Expansion Two Corp. as being complete and in full force and effect as of the date of this opinion;

  the Articles of Incorporation of Nextel Partners Equipment Corp. certified by the Nevada Secretary of State as of December 15, 2003, and certified to us by an officer of Nextel Partners Equipment Corp. as being complete and in full force and effect as of the date of this opinion;

  the Certificate of Incorporation of NPRC, Inc. certified by the Delaware Secretary of State as of December 12, 2003, and certified to us by an officer of NPRC, Inc. as being complete and in full force and effect as of the date of this opinion;

  the Articles of Incorporation of NPFC, Inc. certified by the Nevada Secretary of State as of December 15, 2003, and certified to us by an officer of NPFC, Inc. as being complete and in full force and effect as of the date of this opinion;

  the Articles of Incorporation of Nextel WIP License MR, Inc. certified by the Texas Secretary of State as of December 12, 2003, and certified to us by an officer of Nextel WIP License MR, Inc. as being complete and in full force and effect as of the date of this opinion;

  the Bylaws of each of the Obligors certified to us by an officer of each of the Obligors as being complete and in full force and effect as of the date of this opinion;

  records certified to us by an officer of each of the Obligors as constituting all records of proceedings and actions of the board of directors of each of the Obligors relating to the transactions contemplated by the Credit Agreement;

  a Certificate of Good Standing relating to Nextel Partners, Inc., the Borrower, Nextel Partners of Upstate New York, Inc., Nextel WIP Lease Corp., Nextel WIP License Corp., Nextel WIP Expansion Corp., Nextel WIP Expansion Two Corp., and NPRC, Inc. each as issued by the Delaware Secretary of State, dated December 12, 2003;

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  a Certificate of Good Standing relating to Nextel Partners Equipment Corp. and NPFC, Inc., each as issued by the Nevada Secretary of State, dated December 15, 2003;

  a Certificate of Good Standing relating to Nextel WIP License MR, Inc., as issued by the Texas Secretary of State, dated December 12, 2003; and

  one or more Certificates of an officer of the Borrower, the Subsidiary Guarantors, or the Parent Guarantors as to certain factual matters.

        Items (a) through (j) above are referred to together as the "Credit Documents;" the Obligors party thereto are herein collectively referred to as the "Opinion Parties."

        Our opinions expressed in paragraphs 1, 2 and 3 of Part IV as to the formation, existence and good standing of the Opinion Parties under the laws of Delaware, Nevada and Texas are based solely upon the Certificates of Good Standing enumerated above. We have made no additional investigation after the respective dates of those Certificates.

        In connection with our opinions relating to the Credit Documents, we have not reviewed, and express no opinion on (i) financial covenants or similar provisions requiring financial calculations or determinations to ascertain compliance, (ii) provisions relating to the occurrence of a "material adverse event" or words of similar import or (iii) parol evidence bearing on interpretation or construction. Moreover, to the extent that any of the agreements or instruments identified in Schedule II or Schedule III is governed by the laws of any jurisdiction other than the State of New York, our opinion relating to those agreements and instruments is based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those agreements and instruments.

        Where our opinions relate to our "knowledge," that knowledge is based upon our examination of the records, documents, instruments and certificates enumerated or described above and the actual contemporaneous knowledge of attorneys in this firm who are currently involved in legal representation of the Borrower in connection with the Credit Agreement. We have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion.

        Notwithstanding any provisions of the Credit Documents or any other agreements or instruments examined for purposes of these opinions to the effect that such agreement or instrument reflects the entire understanding of the parties with respect to the matters described therein, the courts of the States of New York may consider extrinsic evidence of the circumstances surrounding the entering into of such agreement to ascertain the intent of the parties in using the language employed in such agreement, regardless of whether or not the meaning of the language used in such agreement is plain and unambiguous on its face, and may determine that additional or supplementary terms can be incorporated into such agreement. We have not considered parol evidence in connection with any of the opinions set forth below.

II.

        We have also assumed the following without making any inquiry into the reasonableness or validity thereof:

  A.
  Each of the parties to the Credit Documents other than the Opinion Parties (the "Other Parties") have had and has all necessary power and authority to execute and deliver, and perform its obligations under each of the Credit Documents to which it is a party.

  B.
  Each of the Credit Documents has been duly executed and delivered by Other Parties and is a valid and binding obligation on the Other Parties, enforceable against the Other Parties in accordance with its terms.

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  C.
  There are no facts or circumstances specifically relating to any of the Other Parties that might prevent any of the Other Parties from enforcing any of the rights to which our opinion relates.

III.

        We express no opinion as to:

  A.
  Any securities (except as set forth in paragraph 10 of Part IV of this opinion), tax, anti-trust, land use, safety, environmental, hazardous materials, telecommunication, electric power or public utility laws, insurance company or banking laws, rules or regulations or laws, rules or regulations applicable to the any of the Other Parties by virtue of their status as regulated entities. With respect to the effect of the Communications Act of 1934 and the published rules, regulations and policies of the Federal Communications Commission, we draw your attention to the opinion of even date herewith to you from the law firm of Catalano and Plache.

  B.
  The Obligors' rights in or title to any collateral described in the Credit Documents, the existence of liens, security interests or other encumbrances on any such collateral, or the attachment, perfection or priority of any lien, security interest or other encumbrances created, or purported to be created, by any of the Credit Documents, except to the extent provided in paragraphs 11 and 12 of Part IV.

  C.
  The enforceability of any waivers of immunity in any of the Credit Documents.

  D.
  The enforceability of any liquidated damages provisions contained in any of the Credit Documents.

  E.
  The enforceability of any attorneys' fees provisions contained in any of the Credit Documents.

  F.
  The applicable choice-of-law rules that may affect (i) the interpretation or enforcement of the Credit Documents or (ii) the attachment, perfection, priority or enforcement of any lien or security interest created, or purported to be created, by the Credit Documents

  G.
  The effect on the Opinion Parties obligations, and the Other Parties' rights, under the Credit Documents of laws relating to fraudulent transfers and fraudulent obligations set forth in Section 544 and 548 of the Federal Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law).

  H.
  Any provisions of any of the Credit Documents insofar as they relate to the subject matter jurisdiction of the federal courts to adjudicate any controversy relating to the Credit Documents.

        This opinion is limited to the federal laws of the United States of America, the laws of the State of New York, including the Uniform Commercial Code as adopted and in effect in the State of New York (the "NY UCC"), and the corporations laws of certain other states as described herein. The opinions set forth in paragraph 1 of Part IV are limited solely to our review of the General Corporation Law of the State of Delaware ("Delaware Corporate Law"). The opinions set forth in paragraph 2 of Part IV are limited solely to our review of Section 78 of the General Corporation Law of the State of Nevada ("Nevada Corporate Law"). The opinions set forth in paragraph 3 of Part IV are limited solely to our review of Texas Business Corporation Act ("Texas Corporate Law"). The opinions set forth in paragraphs 4 and 5 of Part IV are limited solely to our review of Delaware Corporate Law, Nevada Corporate Law and Texas Corporate Law. We have not obtained any formal advice or opinion from any attorney licensed in Delaware, Nevada or Texas in connection with the opinions set forth in paragraphs 1 through 5 of Part IV. The opinions set forth in paragraphs 10 and 13 of Part IV are based solely on our review of certain Certificates referred to in clause (cc) of Part I. We disclaim any opinion as to the laws of any jurisdiction state other than New York, Delaware (as to

4

Delaware Corporate Law only), Nevada (as to Nevada Corporate Law only), and Texas (as to Texas Corporate Law only). We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

IV.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for our opinion, and subject to the limitations and qualifications expressed below, it is our opinion that:

  1.
  Nextel Partners, Inc., the Borrower, Nextel Partners of Upstate New York, Inc., Nextel WIP Lease Corp., Nextel WIP License Corp., Nextel WIP Expansion Corp., Nextel WIP Expansion Two Corp. and NPCR, Inc. have each been duly formed and are validly existing and in good standing under the laws of the State of Delaware.

  2.
  Nextel Partners Equipment Corp. and NPFC, Inc. have been duly incorporated and are validly existing and in good standing under the laws of the State of Nevada.

  3.
  Nextel WIP License MR, Inc. has been duly incorporated and is validly existing and in good standing under the laws of the State of Texas.

  4.
  The Opinion Parties each have all requisite corporate power and corporate authority to enter into and perform the Credit Documents to which it is a party, to own its properties and to carry on its business as described in the most recent annual report filed with the U.S. Securities and Exchange Commission by Nextel Partners, Inc..

  5.
  Each of the Credit Documents has been duly authorized by all necessary corporate action on the part of each of the Opinion Parties and has been duly executed and delivered on behalf of each of the Opinion Parties.

  6.
  Each of the Credit Documents to which any Opinion Party is a party is a valid and binding obligation of each such Opinion Party, enforceable against such Opinion Party in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

  7.
  No governmental consents, approvals, authorizations, registrations, declarations or filings are required for the execution and delivery of the Credit Documents on behalf of the Opinion Parties, the payment of the Opinion Parties' obligations under the Credit Documents, or the creation by the Opinion Parties of the liens and security interests purported to be created by the Credit Documents.

  8.
  Neither the execution and delivery of the Credit Documents on behalf of the Opinion Parties, the payment of the Opinion Parties' obligations under the Credit Documents, nor the creation of the liens and security interests purported to be created by the Credit Documents (i) conflicts with any provision of the Certificate of Incorporations or Bylaws of the Opinion Parties, (ii) violates any law or regulation applicable to the Opinion Parties or, to the extent known to us, any order of any Governmental Authority; (iii) results in a breach or violation of, or constitutes a default under any of the Nextel Operating Agreements and the Debt Documents; and (iv) will result in the creation or imposition of any Lien under any of the Nextel Operating Agreements or Debt Documents on any asset of the Borrower, the Parent Guarantors or the Subsidiary Guarantors.

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  9.
  Except as set forth on Schedules IV to the Credit Agreement, we do not have knowledge of any action, suit or proceeding against any of the Opinion Parties that is either pending or has been threatened in writing nor do we have knowledge of any judgment or order that specifically names any of the Opinion Parties.

  10.
  None of the Opinion Parties is subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utilities Holding Company Act of 1935, as amended.

  11.
  A security interest in favor of the Administrative Agent has attached under the NY UCC to the collateral described in the Security Agreement and the Parent Guaranty and Pledge Agreement consisting of personal property to which a security interest may attach under such law, other than the Pledged Equity (as defined in the Security Agreement) and the Pledged Stock (as defined in the Parent Guaranty and Pledge Agreement), as to which our opinion is set forth in paragraph 12 of this Part IV.

  12.
  A security interest in favor of the Administrative Agent has attached under the NY UCC to the Pledged Equity and the Pledged Stock. The security interest in the Pledged Equity is a perfected security interest as to which the Administrative Agent has taken possession of the "Equity Collateral"(as defined in the Security Agreement). The security interest in the Pledged Shares is a perfected security interest as to which that the Administrative Agent has taken possession of the "Stock Collateral" (as defined in the Parent Guaranty and Pledge Agreement). The Administrative Agent has acquired its security interest in the Pledged Equity free of any adverse claims to the Pledged Equity, assuming (i) that all certificates evidencing any part of the Pledged Equity have been endorsed to the Administrative Agent or endorsed in blank, (ii) that the Administrative Agent has taken and retained possession of such certificates in good faith and (iii) that the Administrative Agent has not received notice of an adverse claim within the meaning of the NY UCC with respect to the Pledged Equity before taking possession of such certificates; provided however, that we express no opinion as to the priority of the security interest in the Pledged Equity over adverse claims to the Pledged Equity that are not consensual security interest governed by Article 8 and Article 9 of the NY UCC. The Administrative Agent has acquired its security interest in the Pledged Stock free of any adverse claims to the Pledged Stock, assuming (i) that all certificates evidencing any part of the Pledged Stock have been endorsed to the Administrative Agent or endorsed in blank, (ii) that the Administrative Agent has taken and retained possession of such certificated in good faith and (iii) that the Administrative Agent has not received notice of an adverse claim within the meaning of the NY UCC with respect to the Pledged Stock before taking possession of such certificates; provided however, that we express no opinion as to the priority of the security interest in the Pledged Stock over adverse claims to the Pledged Stock that are not consensual security interests governed by Section 8 and Section 9 of the NY UCC.

  13.
  The issued and outstanding shares of Capital Stock of the Borrower, and of each Issuer (as defined in the Security Agreement), consists of the type and number shares described in Annex 1 of the Parent Guaranty and Pledge Agreement (in the case of the Borrower), and of the Security Agreement (in the case of each Issuer).

V.

        We further advise you that:

  A.
  As noted, the enforceability of the Credit Documents is subject to the effect of general principles of equity. These principles include, without limitation, concepts of commercial reasonableness, materiality and good faith and fair dealing. As applied to the Credit Documents, these principles will require the Other Parties to act reasonably, in good faith and in a manner that is not arbitrary or capricious in the administration and enforcement of the

6

    Credit Documents and will preclude the Other Parties from invoking penalties for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture.

  B.
  The enforceability of the Credit Documents is subject to the effects of (i) Section 1-102 of the NY UCC, which provides that obligations of good faith, diligence, reasonableness and care prescribed by the NY UCC may not be disclaimed by agreement, although the parties may by agreement determine the standards by which the performance of such obligations is to be measured if those standards are not manifestly unreasonable, (ii) Section 1-203 of the NY UCC, which imposes an obligation of good faith in the performance or enforcement of a contract and (iii) legal principles under which a court may refuse to enforce or may limit the enforcement of, a contract or any clause of a contract that a court finds as a matter of law to have been unconscionable at the time it was made.

  C.
  The effectiveness of indemnities, rights of contribution, exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds.

  D.
  Provisions of any Credit Documents requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

  E.
  The enforceability of the Credit Documents may be subject to statutory and other legal requirements generally applicable to a lender exercising remedies relating to its collateral; however, we do not believe that these legal requirements render the remedies contained in the Credit Documents inadequate to afford substantial realization by the Lender on its collateral under the Credit Documents.

  F.
  The enforceability of the Parent Guaranty and Pledge Agreement may be subject to statutory provision and case law to the effect that a guarantor may be exonerated if the beneficiary of the guaranty alters the original obligation of the principal, fails to inform the guarantor of material information pertinent to the principal or any collateral, elects remedies that may impair the subrogation rights of the guarantor against the principal or that may impair the value of any collateral, fails to accord the guarantor the protections afforded a debtor or otherwise takes any action that materially prejudices the guarantor unless, in any such case, the guarantor validly waives such rights or the consequences of any such action. While express and specific waivers of guarantor's right to be exonerated, such as those contained in the guaranty, are generally enforceable under New York law, we express no opinion as to whether the Parent Guaranty and Pledge Agreement contains an express and specific waiver of each exoneration defense a guarantor might assert or as to whether each of the waivers contained in the Parent Guaranty and Pledge Agreement is fully enforceable.

  G.
  Perfection of a security interest in proceeds of any collateral may be limited as provided in Section 9 of the NY UCC.

  H.
  The continued perfection of the security interests created by the Security Agreement and the Parent Guaranty and Pledge Agreement and perfected by the filing of financing statements will depend upon the filing of periodic continuation statements relating to financing statements in accordance with the NY UCC and may depend upon (i) the continued location of the collateral in the states set forth in Annex 1 to the Security Agreement; (ii) the continuation of the Opinion Parties' present corporate names, identity and corporate structure; and (iii) the continued location of the Opinion Parties in the jurisdictions in which such Opinion Parties do business, as set forth in Annex 1 to the Security Agreement, within the meaning of Section 9 of the NY UCC. The continued perfection of the security interest in

7

    the Pledged Equity and Pledged Stock will depend upon the continued possession of the Pledge Equity and Pledged Stock by the Other Parties.

  I.
  We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than New York) that limits the interest, fees or other charges it may impose for the loan or use of money or other credit, (ii) the last sentence of Section 2.16(d) of the Credit Agreement; (iii) Section 3.06 or 10.08 of the Credit Agreement (or any similar provisions in any of the other Credit Documents), (iv) the first sentence of Section 10.09(b) of the Credit Agreement (of any similar provision in any of the other Credit Agreements) insofar as such sentence relates to the subject-matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy or (v) the waiver of inconvenient forum set forth in Section 10.09(c) of the Credit Agreement (or any similar provisions in any of the other Credit Documents) with respect to proceedings in the United States District Court for the Southern District of New York.

  J.
  We express no opinion as to the applicability to the obligations of any Subsidiary Guarantor of (or the enforceability of such obligations under) Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor and Creditor Law or any other provisions of the law of the jurisdiction of incorporation of any Subsidiary Guarantor restricting dividends, loans or other distributions by a corporation for the benefit of its stockholders.

  K.
  We wish to point out that the obligations of the Obligors under the Security Agreement, and of the Parent Guarantors under the Parent Guaranty and Pledge Agreement, and the rights and remedies of the Administrative Agent and the Lenders under the Security Agreement and the Parent Guaranty and Pledge Agreement, may be subject to possible limitations upon the exercise of remedial or procedural provisions contained therein, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedial and procedures that will be afforded to the Administrative Agent and the Lenders inadequate for the practical realization of the substantive benefits provided to the Administrative Agent and the Lender by the Security Agreement and the Parent Guaranty and Pledge Agreement, as the case may be.

  L.
  Except as provided in paragraphs 11 and 12 of Part IV, we express no opinion as to the creation, perfection or priority of any security interest in any Collateral. In addition, (i) we express no opinion as to the creation, perfection or priority of any security interest in any Collateral as to which, pursuant to Section 9-109 of the NY UCC, Article 9 of the NY UCC does not apply, (ii) with respect to paragraph 11 above, we express no opinion as to the creation of any security interest in timber to be cut, or commercial tort claim (as defined in Section 9-102(a)(13) of the NY UCC) and (iii) with respect to paragraphs 11 and 12 of Part IV, we express no opinion as to the perfection of any security interest in Collateral subject to a statute, regulation or treaty described in Section 9-311(a) of the NY UCC.

  M.
  We wish to point out that the acquisition by an Opinion Party after the initial extension of credit under the Credit Agreement of an interest in property that becomes subject to the Lien of the Security Agreement or the Parent Guaranty and Pledge Agreement, as the case may be, may constitute a voidable preference under Section 547 of the Bankruptcy Code.

VI.

        This opinion is rendered to you in connection with the Credit Agreement and is solely for your benefit. This opinion may not be relied upon by any other person, firm, corporation or other entity

8

without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

Very truly yours,
Prepared by:
Signed by:
Approved by:
Date of Approval:

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SCHEDULE I

Subsidiary Guarantors

Name of Subsidiary	Type of Entity	Registered Address	State of Incorporation
Nextel Partners of Upstate NY	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware
Nextel WIP Lease Corp.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware
Nextel WIP License Corp.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware
Nextel WIP Expansion Corp.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware
Nextel WIP Expansion Two Corp.	Delaware Corporation	4500 Carillon Pt. Kirkland, WA 98033	Delaware
Nextel Partners Equipment Corp.	Nevada Corporation	4500 Carillon Pt. Kirkland, WA 98033	Nevada
NPFC, Inc.	Nevada Corporation	4500 Carillon Pt. Kirkland, WA 98033	Nevada
NPCR, Inc.	Delaware Corporation	4500 Carillon Pt. Kirkland WA 98033	Delaware

SCHEDULE II

Nextel Operating Agreements

1.
Joint Venture Agreement dated as of January 29, 1999, among NWIP, Nextel Partners, Inc. and the Borrower;

2.
Trademark License Agreement dated as of January 29, 1999, between the Borrower and NWIP;

3.
Switch Sharing Agreement dated as of January 29, 1999, between the Borrower and NWIP;

4.
Roaming Agreement dated as of January 29, 1999, between the Borrower and NWIP;

5.
Management Agreement dated as of December 9, 2003, between the Borrower and Nextel WIP Lease Corp.;

6.
Infrastructure Equipment Purchase Agreement dated January 29, 1999, between Motorola and the Borrower;

7.
Agreement in Support of Charter Obligations dated as of January 29, 1999, between NWIP and Nextel Partners, Inc.; and

8.
Agreement Specifying Obligations of, and Limiting Liability and Recourse to, Nextel dated as of January 29, 1999, among Nextel Communications, Inc., the Parent and the Borrower.

SCHEDULE III

Debt Documents

(q)
the Purchase Agreement for 12 1/2% Senior Securities due 2009, dated as of December 4, 2001 between Nextel Partners, Inc. and The Bank of New York as Trustee;

(r)
the Indenture for 12 1/2% Senior Securities due 2009, dated as of December 4, 2001, between Nextel Partners, Inc. and The Bank of New York as Trustee;

(s)
the Purchase Agreement for 8 1/8% Senior Notes due 2011, dated as of June 16, 2003, between Nextel Partners, Inc. and The Bank of New York as Trustee;

(t)
the Indenture for 8 1/8% Senior Notes due 2011, dated as of June 23, 2003, between Nextel Partners, Inc. and The Bank of New York as Trustee;

(u)
the Purchase Agreement for 1 1/2% Convertible Senior Notes due 2008, dated as of May 7, 2003, between Nextel Partners, Inc. and The Bank of New York as Trustee;

(v)
the Indenture for 1 1/2% Convertible Senior Notes due 2008, dated as of May 13, 2003, between Nextel Partners, Inc. and The Bank of New York as Trustee;

(w)
the Purchase Agreement for 1 1/2% Convertible Senior Notes due 2008, dated as of August 6, 2003, between Nextel Partners, Inc. and The Bank of New York as Trustee;

(x)
the Indenture for 1 1/2 Convertible Senior Notes due 2008, dated as of August 6, 2003, between Nextel Partners, Inc. and The Bank of New York as Trustee;

(y)
the Purchase Agreement for 14% Senior Discount Notes due 2009, dated as of January 22, 1999, between Nextel Partners, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, Barclays Capital Inc., First Union Capital Markets, BNY Capital Markets, Inc., Nesbitt Burns Securities Inc. and The Bank of New York as Trustee;

(z)
the Indenture for 14% Senior Discount Notes due 2009, dated as of January 29, 1999, between Nextel Partners, Inc. and The Bank of New York as Trustee;

(aa)
the Purchase Agreement for 11% Senior Notes due 2010, dated as of February 29, 2000, between Nextel Partners, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation and The Bank of New York as Trustee;

(bb)
the Indenture for 11% Senior Notes due 2010, dated as of March 10, 2000, between Nextel Partners, Inc. and The Bank of New York as Trustee;

(cc)
the Purchase Agreement for 11% Senior Notes due 2010, dated as of July18, 2000, between Nextel Partners, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Bank Securities, Inc., CIBS World Markets Corp;

(dd)
the Indenture for 11% Senior Notes due 2010, dated as of July 2718, 2000, between Nextel Partners, Inc. and The Bank of New York;

(ee)
the Participation Agreement dated as of July 31, 2002 among the Borrower, NPCR, Inc., General Electric Capital Corporation and State Street Bank and Trust Company of Connecticut, National Association;

(ff)
the Lease Agreement dated as of July 31, 2002, between NPCR, Inc. and State Street Bank and Trust Company of Connecticut, National Association

(gg)
the Lease Agreement for Central Office Switching Equipment and Related Software, dated as of October 30, 2002 between NPCR, Inc., the Borrower, General Electric Capital Corporation and State Street Bank and Trust Company of Connecticut, National Association.

EXHIBIT J

[Form of Opinion of FCC Counsel]

December 19, 2003

To the Lenders party to the Credit Agreement
referred to below and JPMorgan Chase Bank, as the
Administrative Agent

Ladies and Gentlemen:

        We have acted as Federal Communications Commission ("FCC") counsel for Nextel Partners, Inc., a Delaware corporation (the "Parent"), and Nextel Partners Operating Corp., a Delaware corporation (the "Borrower" and, together with the Parent, the "Companies"), in connection with the negotiation, preparation and execution of the Credit Agreement, dated as of December 18, 2003 (the "Credit Agreement"), between the Borrower, the Subsidiary Guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, as the Administrative Agent. This opinion is being furnished to you pursuant to Section 5.01(c) of the Credit Agreement. Except as otherwise specified, capitalized terms used in this opinion which are defined in the Credit Agreement are used herein with the same meaning.

        This opinion is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991) (the "Accord") and the Report of the Subcommittee on Legal Opinions of the Transactional Practice Committee of the Federal Communications Bar Association (1996). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion should be read in conjunction therewith.

        This opinion is limited strictly to matters arising under the Communications Act of 1934, as amended (the "Act"), and the published rules, regulations and policies of the FCC (collectively "Communications Law"), all as applicable to the Companies. We express no opinion with respect to any other law, statute, rule, regulation, ordinance, decision, judgment, decree, legal requirement, or legal authority.

        In connection with this opinion we have reviewed the Credit Agreement and Schedule VII of the Credit Agreement ("Schedule VII"). Our opinion with respect to the Licenses listed on Schedule VII is based solely upon a review of license information available as of the dates indicated in Schedule VII listed therein from the FCC's Universal Licensing System ("ULS") public database. In connection with the foregoing, we have also made such investigations of law and fact as we deem necessary to render this opinion, including due investigation and inquiry of the Companies, provided that our review of the FCC public files has been limited with your permission, as described above. Collectively our investigation described above undertaken to render this opinion is "Our Inquiry".

        In making Our Inquiry, we have assumed: (i) the genuineness of all signatures (other than those of representatives of the Companies) appearing on all documents; (ii) the legal capacity of all persons executing documents to do so; (iii) the authenticity and completeness of documents submitted to us for our examination, whether or not they have been submitted to us as originals; (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile, or photostatic copies; (v) the accuracy and completeness of all records made available to us by the Companies and the FCC, and the FCC's ULS database; and (vi) the validity and binding effect of the Joint Venture Agreement dated January 29, 1999, by and among the Companies and Nextel WIP Corp., a Delaware corporation, upon the parties thereto.

        As to various matters of fact in connection with this opinion, we have relied solely upon Our Inquiry as described herein. No inference as to our knowledge of the existence or nonexistence of facts, other than facts of which we have obtained actual knowledge as a result of Our Inquiry, should be drawn from the fact of our representation of the Company as FCC counsel.

        When used in this opinion, the term "our knowledge", or some similar phrase, refers to the actual current knowledge of the attorneys currently in this firm who have been actively involved in the Companies' representation. Whenever our opinion with respect to the existence or nonexistence of facts is qualified by the phrase "to our knowledge," or some similar phrase, it is intended to indicate that no information has come to the attention of those attorneys in the course of our representation that would give them actual knowledge that our opinion with respect to the existence or nonexistence of any facts is inaccurate.

        Based on the foregoing, it is our opinion that:

          1.     The Borrower, or its wholly-owned license subsidiaries, Nextel WIP License Corp., Nextel WIP Expansion Corp., or Nextel WIP Expansion Two Corp., or Nextel WIP License MR, Inc., a wholly-owned license subsidiary of the Parent (such license holding subsidiaries of Borrower and Parent are hereafter referred to collectively as the "License Subsidiaries") is the legal holder of the specialized mobile radio and other licenses (the "Licenses") listed on Schedule VII to the Credit Agreement. Except as set forth in Schedule III of the Credit Agreement, each of the Licenses is valid and is in full force and effect, or is subject to a timely filed renewal application before the FCC. With regard to the Licenses, to our knowledge, the Companies or each of the respective License Subsidiaries has submitted to the FCC all required material documents, applications and reports required pursuant to the Act or Communications Law and is in compliance with respect to the operation of the Licenses in all material respects.

          2.     Except as set forth in Schedule III of the Credit Agreement, there is not pending, nor to the best of our knowledge, threatened against the Companies, the License Subsidiaries or against any of the Licenses, any action, or proceeding pending at the FCC, that could cause the Companies or the License Subsidiaries to be ineligible to hold the Licenses.

          3.     Except as set forth in Schedule III of the Credit Agreement, there is not pending, nor to the best of our knowledge, threatened against the Companies, the License Subsidiaries or the Licenses, any application, action, petition, objection or other pleading, or any proceeding pending at the FCC, which questions or contests the validity of, or seeks the revocation, non-renewal or suspension of, or the imposition of any fine or forfeiture on, any of the Licenses or which seeks modification of any of the Licenses in any case which would have a material adverse effect on the ability of the Companies or the License Subsidiaries to consummate the transactions contemplated by the Credit Agreement.

          4.     The execution and delivery of the Credit Agreement and the other Loan Documents, and the performance of the obligations thereunder by the Companies and the License Subsidiaries will not violate the Act or Communications Law.

        This opinion is being provided to you solely in connection with the Credit Agreement. It may not be quoted, copied, delivered to, or relied upon by anyone other than you without the prior written consent of this firm. This opinion is effective only as of the date hereof and is based on statutory laws and judicial decisions that are effective on the date hereof; we do not opine with respect to any law, regulation, rule, or governmental policy which may be enacted, adopted, or become effective after the date hereof; nor do we undertake any professional responsibility to advise you as to any subsequent event either in the nature of a change of fact or law, as to which we may become aware.

        This opinion should not be assumed to state general principles of law applicable to transactions of this kind. Where opinions are expressed concerning the financial effect or possible effect of any event upon the Company, the License Subsidiary or any aspect of their respective operations, you should be advised that we have no particular expertise in any such matter and you rely on such opinion at your own risk.

Very truly yours,
Catalano & Plache, PLLC

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EXHIBIT K

[Form of Opinion of Special New York Counsel to JPMCB]

        December [    ], 2003

To the Lenders party to the Credit Agreement
referred to below and JPMorgan Chase Bank, as the
Administrative Agent

Ladies and Gentlemen:

        We have acted as special New York counsel to JPMorgan Chase Bank ("JPMCB") in connection with (i) the Credit Agreement (the "Credit Agreement") dated as of December 19, 2003, between Nextel Partners Operating Corp. (the "Borrower"), the Subsidiary Guarantors party thereto, the lenders party thereto and JPMCB, as the Administrative Agent, providing for extensions of credit to be made by said lenders to the Borrower in an aggregate principal or face amount not exceeding $475,000,000 and (ii) the various other agreements, instruments and other documents referred to in the next following paragraph. Except as otherwise provided herein, terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 5.01(e) of the Credit Agreement.

        In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

  (a)
  the Credit Agreement;

  (b)
  the Security Agreement; and

  (c)
  the Parent Guaranty and Pledge Agreement.

        The agreements, instruments and other documents referred to in the foregoing lettered clauses are collectively referred to as the "Credit Documents"; the Parent, the Borrower and its Subsidiaries party thereto are herein collectively referred to as the "Opinion Parties".

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon certificates of governmental officials and appropriate representatives of the Opinion Parties and upon representations made in or pursuant to the Credit Documents.

        In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

  (i)
  such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions expressed below as to the Opinion Parties) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

  (ii)
  all signatories to such documents have been duly authorized; and

  (iii)
  all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

        Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

          1.     Each of the Credit Documents constitutes the legal, valid and binding obligation of each Opinion Party party thereto, enforceable against such Opinion Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

          2.     The Security Agreement and the Parent Guaranty and Pledge Agreement are each effective to create, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the "UCC") in all of the right, title and interest of each Opinion Party in, to and under the Collateral (as respectively defined in the Security Agreement and the Parent Guaranty and Pledge Agreement) of such Opinion Party as collateral security for the payment of the Secured Obligations (as respectively defined in the Security Agreement and the Parent Guaranty and Pledge Agreement) of such Opinion Party, except that (a) such security interest will continue in Collateral after its sale, lease, license, exchange or other disposition and in any proceeds thereof only to the extent provided in Section 9-315 of the UCC and (b) such security interest in any portion of such Collateral in which an Opinion Party acquires rights after the commencement of a case under the Bankruptcy Code in respect of such Opinion Party may be limited by Section 552 of the Bankruptcy Code.

          3.     The security interest referred to in paragraph 2 above in that portion of the Collateral consisting of Pledged Equity (as defined in the Security Agreement), or Pledged Stock (as defined in the Parent Guaranty and Pledge Agreement), represented by a certificate in bearer form or in registered form indorsed (as provided in Section 8-102(a)(11) of the UCC) to the Administrative Agent or in blank by an effective indorsement (as so provided) or registered in the name of the Administrative Agent, will, upon the creation of such security interest, be perfected by the Administrative Agent taking possession thereof in the State of New York, and such perfected security interest will remain perfected thereafter so long as such certificates are retained by the Administrative Agent in its possession in the State of New York.

          4.     With respect to any portion of the Collateral consisting of Pledged Equity or Pledged Stock represented by certificates, if the security interest therein is perfected by the Administrative Agent in the manner specified in paragraph 10 above for value without notice (within the meaning of Section 8-105 of the UCC) of any adverse claim (within the meaning of Section 8-102(a)(1) of the UCC) to Pledged Equity or Pledged Stock so represented by certificates, then the Administrative Agent will acquire such security interest free of any adverse claim (as so defined).

                The foregoing opinions are subject to the following comments and qualifications:

          (A)  The enforceability of provisions in the Credit Agreement (and any similar provisions in any of the other Credit Documents) to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (B)  The enforceability of Section 10.03 of the Credit Agreement (and any similar provisions in any of the other Credit Documents), may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, wilful misconduct or unlawful conduct.

          (C)  The second sentence of Section 3.02 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) may not be enforceable to the extent that the Guaranteed Obligations (as defined in the Credit Agreement) are materially modified.

          (D)  We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than New York) that limits the interest, fees or other charges it may impose for the loan or use of money or other credit, (ii) the last sentence of Section 2.16(d) of the

2

  Credit Agreement, (iii) Section 3.06, 3.09 or 10.08 of the Credit Agreement (or any similar provisions in any of the other Credit Documents), (iv) the first sentence of Section 10.09(b) of the Credit Agreement (or any similar provisions in any of the other Credit Documents) insofar as such sentence relates to the subject-matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy or (v) the waiver of inconvenient forum set forth in Section 10.09(c) of the Credit Agreement (or any similar provisions in any of the other Credit Documents) with respect to proceedings in the United States District Court for the Southern District of New York.

          (E)  We express no opinion as to the applicability to the obligations of any Subsidiary Guarantor of (or the enforceability of such obligations under) Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor and Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations or of the provisions of the law of the jurisdiction of incorporation of any Subsidiary Guarantor restricting dividends, loans or other distributions by a corporation for the benefit of its stockholders.

          (F)  We wish to point out that the obligations of the Obligors under the Security Agreement, and of the Parent under the Parent Guaranty and Pledge Agreement, and the rights and remedies of the Administrative Agent and the Lenders under the Security Agreement and the Parent Guaranty and Pledge Agreement, may be subject to possible limitations upon the exercise of remedial or procedural provisions contained therein, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Administrative Agent and the Lenders inadequate for the practical realization of the substantive benefits purported to be provided to the Administrative Agent and the Lenders by the Security Agreement and the Parent Guaranty and Pledge Agreement, as the case may be.

          (G)  Except as provided in paragraphs 2, 3 and 4 above, we express no opinion as to the creation, perfection or priority of any security interest in any Collateral. In addition, (i) we express no opinion as to the creation, perfection or priority of any security interest in any Collateral as to which, pursuant to Section 9-109 of the UCC, Article 9 of the UCC does not apply, (ii) with respect to paragraph 2 above, we express no opinion as to the creation of any security interest in timber to be cut, or commercial tort claims (as defined in Section 9-102(a)(13) of the UCC) and (iii) with respect to paragraphs 3 and 4 above, we express no opinion as to the perfection of any security interest in Collateral subject to a statute, regulation or treaty described in Section 9-311(a) of the UCC.

          (H)  We express no opinion as to the existence of, or the right, title or interest of any Opinion Party in, to or under, any of the Collateral.

          (I)   We wish to point out that the acquisition by an Opinion Party after the initial extension of credit under the Credit Agreement of an interest in property that becomes subject to the Lien of the Security Agreement or the Parent Guaranty and Pledge Agreement, as the case may be, may constitute a voidable preference under Section 547 of the Bankruptcy Code.

        The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction (nor do we express any opinion as to the applicability to, or the effect upon, the transactions contemplated by the Credit Documents of the Federal Communications Act of 1934, as amended, the rules and regulations promulgated thereunder or the policies of the FCC).

        At the request of our client, this opinion letter is, pursuant to Section 5.01(e) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to JPMCB and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

Very truly yours,
[Opining and Consultant Partner's initials]

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EXHIBIT L

[Form of Compliance Certificate]

[See Form Attached]

EXHIBIT M

[Form of Waiver]

WAIVER

        WAIVER, dated as of                        , 200            , by                        , a                        , ("Landlord"), in favor of JPMORGAN CHASE BANK, as administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent"), in favor of any lenders or agent for any group of lenders that may in the future extend credit to the Borrower (as defined below) or its affiliates, and in favor of the Borrower and Nextel WIP Lease Corp., a Delaware corporation ("Tenant").

W I T N E S S E T H:

WHEREAS, Nextel Partners Operating Corp., a Delaware corporation (the "Borrower"), the Subsidiary Guarantors party thereto (including Tenant), the lenders party thereto (the "Lenders") and the Administrative Agent are parties to a Credit Agreement dated as of December 19, 2003 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to the Borrower;

        WHEREAS, Landlord and Tenant, an affiliate of the Borrower, are parties to the lease described on Exhibit A attached hereto (together with all amendments, modifications, and supplements thereto, the "Lease") for the premises leased pursuant thereto (the "Premises"); and

        WHEREAS, pursuant to the Security Agreement between the Borrower, the Subsidiary Guarantors party thereto (including Tenant), and the Administrative Agent, dated December 19, 2003 (as modified and supplemented and in effect from time to time (the "Security Agreement"), and executed in connection with the Credit Agreement to secure payment and performance of all of Tenant's obligations and liabilities to the Administrative Agent and said lenders under the Credit Agreement (collectively, the "Tenant's Liabilities"), Tenant granted to the Administrative Agent a security interest in and to all of Tenant's existing, owned and after-acquired: accounts, deposit accounts, instruments, documents, inventory, equipment, fixtures, goods, letter-of-credit rights, payment intangibles, software and other general intangibles together with all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the foregoing and, to the extent related thereto, all books, correspondence, credit files, records, invoices and other papers (exclusive, however, of any equipment, fixtures, or other tenant improvements, of any nature whatsoever, installed in, at, on or around Tenant's Premises at Landlord's expense), together with, in each case, all products and proceeds of the foregoing, including, without limitation, proceeds of insurance policies insuring any or all of the foregoing (being more fully defined in the Security Agreement and referred to therein and herein on a collective basis as the "Collateral"); and

        WHEREAS, some or all of the Collateral is now and/or from time to time hereafter may be located at the Premises; and

        WHEREAS, it is a condition precedent to such financing arrangements that Tenant grant a security interest in the Collateral to the Administrative Agent.

AGREEMENT

        NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord agrees for the benefit of the Administrative Agent and each Lender, for the benefit of any lenders or agent for any group of lenders that may in the future extend credit to the Borrower or its affiliates, and for the benefit of the Borrower and Tenant, as follows:

          1.     Landlord consents to the granting of a security interest in the Collateral by Tenant in favor of the Administrative Agent. Landlord waives (a) any contractual landlord's lien contained in the Lease or otherwise and any other landlord's lien to which it may be entitled at law or in equity against any Collateral located at the Premises, (b) any and all other rights granted by or under any present or future laws to levy or distrain for rent or any other charges that may be due to Landlord against any Collateral, and (c) any and all claims, liens and demands of every kind which it now has or may hereafter have against the Collateral. Landlord acknowledges that the Collateral may be removed from the Premises at any time without Landlord's consent.

          2.     Landlord agrees that the Collateral (i) is and shall remain personal property notwithstanding the manner or mode of the attachment of any item of Collateral to the Premises, and (ii) is not and shall not become or be deemed to be fixtures. So long as the Administrative Agent's security interest in the Collateral, as created pursuant to the Security Agreement, is validly created and perfected, Landlord recognizes and acknowledges that such security interest is superior to any lien, right, claim or title of any nature which Landlord now has or hereafter may have or assert in or to the Collateral pursuant to statute, the Lease, other agreement or otherwise; provided, however, that in no event shall the Administrative Agent's rights with respect to the Collateral be construed as being, or be deemed to be, superior to Landlord's rights (whether under the Lease or otherwise) in and with respect to the Premises.

          3.     In the event of default, after applicable notice and cure periods, by Tenant in the payment or performance of any of Tenant's Liabilities, the Administrative Agent may remove the Collateral or any part thereof from the Premises in accordance with the terms and conditions of the Lease, the Credit Agreement, the Security Agreement and statutory law pertaining thereto without objection, delay, hindrance or interference by Landlord, and in such case Landlord will make no claim or demand whatsoever against the Collateral; provided, however, that in such event, the Administrative Agent shall first provide Landlord with reasonable advance and written notice of Tenant's default and the Administrative Agent's intention to exercise its remedies with respect to the Collateral; and the Administrative Agent shall also be and is solely responsible for the immediate repair and replacement, at the Administrative Agent's sole cost and expense, of all or any portion of Landlord's property that is damaged as a direct or indirect result of the Administrative Agent's exercise of the foregoing right. Furthermore, the Administrative Agent shall act reasonably, in good faith and with due diligence to coordinate with Landlord the removal of Tenant's Collateral from the Premises during normal and customary business hours.

          4.     In the event of any such default by Tenant, Landlord agrees that, at the Administrative Agent's option (exercised by written notice to such effect by the Administrative Agent to Landlord), the Collateral may remain upon the Premises for a period not to exceed ninety (90) days after the receipt by the Administrative Agent of written notice from Landlord directing its removal.

          5.     The Administrative Agent and the Lenders may, without affecting the validity of this Agreement, extend, amend or modify, in any way, the terms of payment or performance of any of Tenant's Liabilities, without the consent of Landlord and without giving notice thereof to Landlord.

          6.     This Waiver shall remain in full force and effect until all obligations of Tenant to the Administrative Agent have been paid and satisfied in full and the Administrative Agent has terminated its financing agreements with Tenant.

          7.     If Landlord shall become entitled to terminate the Lease, Landlord shall, before such termination, give the Administrative Agent a written notice specifying the nature of the default by

2

  Tenant or the other basis for termination and referring to this Paragraph 7. In the case of a default by Tenant in the payment of a sum of money that has continued beyond the applicable cure period in the Lease (a "Monetary Default"), the Administrative Agent shall have the right, but not the obligation, to remedy such default within 30 days after the service of such notice.

          8.     Landlord hereby agrees to recognize and accept performance by the Administrative Agent on behalf of Tenant of any of the covenants or obligations of Tenant under the Lease. Performance by the Administrative Agent shall be effective to cure any default by Tenant under the Lease. Nothing herein contained shall be deemed to require the Administrative Agent to cure any defaults by Tenant under the Lease.

          9.     Any notices, demand, request consent or other communication hereunder or under the Lease (a "notice") shall, in addition to being given in the manner and to the parties specified in the Lease, be given in the manner established for the giving of such notice in the Lease and shall be addressed to the Administrative Agent as follows: JPMorgan Chase Bank at JPMChase Bank Loans and Agency Services, 1111 Fannin Street, 10th Floor, Houston, TX 77002, Attention of Kunal Sharma (Telecopy No. (713) 750-7931; Telephone No. (713) 750-2358), with a copy to William Rindfuss, 560 Mission Street, 18th Floor, San Francisco, CA 94105 (Telecopy No. (415) 315-8586; Telephone No. (415) 315-8232) and to Linda Wisnieski, 270 Park Avenue, 15th Floor, New York, NY 10017 (Telecopy No. (212) 270-4164); Telephone No. (212) 270-1254)

          10.   This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

          11.   This Waiver shall be binding upon and shall inure to the benefit of Landlord, the Administrative Agent, any lenders or agent for any group of lenders that may in the future extend credit to the Borrower or its affiliates, the Borrower, Tenant, and their respective successors and assigns.

[signature page follows]

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        IN WITNESS WHEREOF, Landlord has caused this Waiver to be duly executed and delivered as of the date first above written.

LANDLORD:
By:
Name:
Title:
ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, as Administrative Agent
By:
Name:
Title:

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EXHIBIT N

[Form of Management Agreement]

MANAGEMENT AGREEMENT

        AGREEMENT (this "Agreement"), dated as of December 19, 2003, by and between Nextel WIP Lease Corp., a Delaware corporation ("Manager"), and Nextel Partners Operating Corp., a Delaware corporation ("OpCo").

RECITALS

        WHEREAS, Manager currently leases certain real property and from time to time may own and lease certain other real property (collectively, the "Property"); and

        WHEREAS, OpCo desires to use the Property in connection with the construction and operation of a digital wireless communications network and the operation of office, retail and other business facilities, and to engage Manager exclusively to manage and maintain the Property, and Manager desires to accept such arrangement, all upon the terms and subject to the conditions contained herein.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        SECTION 1.    PROPERTIES.

        1.1    List of Properties.    The Property shall consist of all of the real property now or hereafter owned or leased by Manager, together with all fixtures and improvements thereon belonging to Manager. All personal property and fixtures on the Property which belong to OpCo shall remain the property of OpCo.

        SECTION 2.    USE OF THE PROPERTY; APPOINTMENT OF MANAGER; DUTIES AND STANDARDS.

        2.1    Use of the Property.    Manager hereby agrees to make available to OpCo the Property for OpCo's use, subject to the terms and conditions contained herein.

        2.2    Appointment.    OpCo hereby appoints Manager as its manager for the Property with the sole and exclusive authority to perform the services and obligations herein provided with regard to the management and maintenance of the Property. Manager, by its execution hereof, does hereby accept such appointment upon and in accordance with the terms hereof.

        2.3    Duties.    Manager shall perform its duties hereunder in a commercially reasonable manner so as to manage and maintain the Property. The services and authority of Manager hereunder shall be of a scope and quality reasonably satisfactory to OpCo. Manager shall provide to OpCo the full benefit of the judgment, experience and advice of the members of Manager's organization and staff and will perform services as may be reasonably requested by OpCo in managing, operating and maintaining the Property, subject to the terms hereof.

        2.4    Status of Parties.    In the performance of its services and obligations hereunder, Manager shall be and act as an independent contractor. However, where Manager is expressly permitted herein to contract on behalf of OpCo with a third party, Manager shall do so as an agent of OpCo and shall represent the same to any such third party. Nothing in this Agreement, or in the relationship between OpCo and Manager, shall be deemed to constitute a partnership, joint venture or any other relationship whatsoever other than that of an independent contractor which has been hired to perform services for a third party.

        SECTION 3.    TERM.

        3.1   This Agreement shall become effective as of the date hereof, and shall remain in effect for a term of twenty (20) years. This Agreement shall be extended for additional terms of one (1) year each, unless both parties agree in writing.

        3.3   If one party to this Agreement breaches, or defaults in the performance of, any material term, condition or provision of this Agreement, the other party to this Agreement shall have the right to terminate this Agreement upon (i) thirty (30) days' written notice to the party which has breached or defaulted and (ii) so long as the Credit Agreement described below is in effect, upon receiving the written consent of the Administrative Agent (as defined in the Credit Agreement dated December 19, 2003 among OpCo, the Subsidiary Guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, as the administrative agent for such lenders).

        3.3   In the event that further lawful performance of this Agreement, or any part hereof, by either party shall be rendered impossible by, or as a consequence of, any law, order or act of any government or political subdivision thereof having jurisdiction over such party, or by acts of public enemies, war, strikes or other labor disturbances, fires, floods or acts of God, the parties hereto shall be excused from any such failure to perform to the extent such failure is attributable to such cause or causes.

        SECTION 4.    EXPENSES; TAXES

        4.1    Expenses of OpCo.    OpCo shall be responsible for and shall pay all operating expenses and capital expenses of the Property including all lease payments and license fees, if any, due pursuant to the terms of the agreements governing the Property. Manager's performance of its duties pursuant to this Agreement shall be for the benefit of OpCo and the Property, and all expenses incurred by Manager in accordance with the terms hereof, unless otherwise expressly provided to the contrary herein, shall be incurred on behalf of and at the expense of OpCo.

        4.2    Expenses of Manager.    Except as expressly provided herein, Manager shall be responsible for, and Manager shall pay, at its sole cost and expense, all expenses for its personnel and employees, general overhead and corporate and administrative costs and expenses.

        4.3    Reimbursement for Expenses.    If Manager shall incur any expense or advance its own funds voluntarily for OpCo's account for the performance of any obligation or payment of any expense authorized hereunder, OpCo shall promptly reimburse Manager therefor, and in no event later than thirty (30) days after Manager has properly requested reimbursement. Any amounts not reimbursed to Manager within the 30-day period following such request shall bear interest at a rate of 8.0% per annum until such amounts are paid in full. Manager may set off any amounts due from OpCo to Manager for the reimbursement of its expenses from cash collected by Manager in connection with the operation of the Property.

        4.4    Taxes and Assessments.    Manager shall annually review all real estate and personal property taxes, if any, and all assessments affecting the Property and shall notify OpCo of the results of such review. OpCo shall pay such real estate and personal property taxes and assessments or appeal therefrom. Unless otherwise instructed by OpCo, Manager shall file or cause to be filed all personal and real property tax renditions, requests and returns. If OpCo so requests, Manager will make protests or challenges and take other appropriate action to have such taxes and impositions rendered.

        4.5    Satisfaction of Obligations.    OpCo shall pay, when due, unless there is a bona fide dispute as to any such payments or obligations, all amounts due under any and all contracts and agreements relating to the operation or maintenance of the Property, including, without limitation, all amounts payable in respect the obligations under all real property leases.

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        SECTION 5.    Insurance.

        5.1    Insurance.    OpCo shall obtain and maintain in effect such insurance regarding the Property upon such terms as is customary and commercially reasonable for, or required pursuant to the terms of the agreements governing, the Property.

        SECTION 6.    Indemnification.

        6.1    Indemnification.

        (i)    OpCo shall indemnify and fully defend, save and hold Manager and its affiliates harmless if Manager or any of its affiliates shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including all reasonable attorneys' fees), claim or cause of action (collectively, "Damages") arising out of or resulting from, the performance of its obligations under this Agreement; provided, however, that OpCo shall not be obligated to indemnify Manager and its affiliates from any Damages arising out of their gross negligence, bad faith or willful misconduct.

        (ii)   Survival.    The provisions of this Section 6 shall survive any cancellation, termination or expiration of this Agreement, whether by lapse of time or otherwise, and shall be binding upon Manager and OpCo and their respective successors and assigns.

        SECTION 7.    Miscellaneous.

        7.1    Notices.    All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the U.S. Postal Service or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to Manager:
Nextel WIP Lease Corp. 4500 Carillon Point Kirkland, WA 98033 Attn: General Counsel Telecopy: (425) 576-3666
If to OpCo:
Nextel Partners Operating Corp. 4500 Carillon Point Kirkland, WA 98033 Attn: General Counsel Telecopy: (425) 576-3666

      Any party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

        7.2    Entire Agreement.    This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions.

        7.3    Assigns and Assignment.    Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of

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the other party hereto and the prior written consent of the Administrative Agent (as defined in the Credit Agreement referred to above) and any such attempted assignment without such prior written consent shall be void and of no force and effect; provided, however, that either party may assign any or all of its rights under this Agreement to the Administrative Agent (as defined in the Credit Agreement referred to above) or its designees.

        7.4    Parties in Interest.    Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third persons to the parties to this Agreement. No provision of this Agreement shall give any third persons any right of subrogation or action over or against the parties to this Agreement.

        7.5    Amendments; Waivers.    This Agreement may be amended or modified, and any of the terms, covenants or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or the breach of any provision, term or covenant contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition, or the breach of any other provision, term or covenant of this Agreement.

        7.6    Severability.    In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared and all of the other provisions of this Agreement shall remain in full force and effect.

        7.7    Governing Law; Jurisdiction.    This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. The parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of the State of New York located in New York, New York.

        7.8    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

NEXTEL PARTNERS OPERATING CORP.
By:
Name:
Title:
NEXTEL WIP LEASE CORP.
By:
Name:
Title:

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QuickLinks

TABLE OF CONTENTS
ARTICLE I DEFINITIONS
ARTICLE II THE CREDITS
ARTICLE III GUARANTEE
ARTICLE IV REPRESENTATIONS AND WARRANTIES
ARTICLE V CONDITIONS
ARTICLE VI AFFIRMATIVE COVENANTS
ARTICLE VII NEGATIVE COVENANTS
ARTICLE VIII EVENTS OF DEFAULT
ARTICLE IX THE ADMINISTRATIVE AGENT
ARTICLE X MISCELLANEOUS
SUBSIDIARY GUARANTORS
Commitments
Material Agreements and Liens
FCC Compliance
Litigation
Environmental Matters
Subsidiaries and Investments
Licenses/Network Area
Landlord Consents
Employee Benefit Plans
[Form of Assignment and Acceptance] ASSIGNMENT AND ACCEPTANCE
Credit Agreement dated as of December 19, 2003 between Nextel Partners Operating Corp., the Subsidiary Guarantors party thereto, the Lenders parties thereto and JPMorgan Chase Bank, as the Administrative Agent
STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION
SECURITY AGREEMENT
SUBSIDIARY GUARANTORS
FILING DETAILS
NEW DEBTOR EVENTS
PLEDGED EQUITY AND PROMISSORY NOTES
LIST OF TRADE NAMES, SERVICE MARKS, TRADEMARK AND SERVICE MARK REGISTRATIONS AND APPLICATIONS FOR TRADEMARK AND SERVICE MARK REGISTRATIONS
LIST OF CONTRACTS, LICENSES AND OTHER AGREEMENTS
LIST OF COMMERCIAL TORT CLAIMS
LIST OF DEPOSIT AND SECURITIES ACCOUNTS
ASSIGNED AGREEMENTS
GUARANTY AND PLEDGE AGREEMENT
FILING DETAILS
NEW DEBTOR EVENTS
PLEDGED EQUITY
ASSIGNED AGREEMENTS
FCC COMPLIANCE
LICENSES
UNDERTAKING AGREEMENT
ARTICLE I COVENANTS
ARTICLE II DISPOSITION OF LICENSES AND CAPITAL STOCK
ARTICLE III MISCELLANEOUS PROVISIONS
PERFECTION CERTIFICATE
PERFECTION CERTIFICATE
NAMES AND IDENTIFYING INFORMATION
PLACES OF BUSINESS
LOCATION OF COLLATERAL
THIRD-PARTY COLLATERAL SITES
REAL PROPERTY INTERESTS
TRADEMARKS
STOCK OWNERSHIP
PROMISSORY NOTES
[Form of Guarantee Assumption Agreement] GUARANTEE ASSUMPTION AGREEMENT
CONSENT AND AGREEMENT
Assigned Agreements
REALCO AGREEMENT
ARTICLE I CONDITIONS
ARTICLE II REPRESENTATIONS AND WARRANTIES
ARTICLE III COVENANTS
ARTICLE IV MISCELLANEOUS PROVISIONS
[Form of Opinion of Counsel to the Obligors]
I.
II.
III.
IV.
V.
VI.
Subsidiary Guarantors
Nextel Operating Agreements
Debt Documents
[Form of Opinion of FCC Counsel]
[Form of Opinion of Special New York Counsel to JPMCB]
[Form of Compliance Certificate]
[Form of Waiver] WAIVER
AGREEMENT
MANAGEMENT AGREEMENT